Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

(SECOND LIEN)

dated as of May 25, 2010

among

XERIUM TECHNOLOGIES, INC.,

XTI LLC,

XERIUM ITALIA S.P.A.,

XERIUM CANADA INC.,

HUYCK.WANGNER AUSTRIA GMBH and XERIUM GERMANY HOLDING GMBH

as Borrowers,

CERTAIN SUBSIDIARIES OF THE BORROWERS,

as Guarantors,

VARIOUS BANKS,

CITIGROUP GLOBAL MARKETS INC.

as Lead Arranger and Bookrunner,

CITICORP NORTH AMERICA, INC.,

as Collateral Agent,

and

CITICORP NORTH AMERICA, INC.,

as Administrative Agent

U.S. Dollars 230,553,072.95

EUR 104,921,062.03

Canadian Dollars 50,348,785.37

“NOTE: THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, IN PARTICULAR KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.”

i

2.26	[Intentionally Omitted]	58

2.27	Term Loans to Non-US Borrowers	58

2.28	Intercreditor Agreement	58

2.29	No Requirement of Bank Signatures	59

SECTION 3.	CONDITIONS PRECEDENT	59

3.1	Conditions to Closing Date and Effectiveness	59

SECTION 4.	REPRESENTATIONS AND WARRANTIES	65

4.1	Organization; Requisite Power and Authority; Qualification	65

4.2	Capital Stock and Ownership	65

4.3	Due Authorization	65

4.4	No Conflict	65

4.5	Governmental Consents	66

4.6	Binding Obligation	66

4.7	Historical Financial Statements	66

4.8	Business Plan	66

4.9	No Material Adverse Change	67

4.10	[Intentionally Omitted]	67

4.11	Adverse Proceedings, etc	67

4.12	Payment of Taxes	67

4.13	Properties	67

4.14	Environmental Matters	68

4.15	No Defaults	68

4.16	Material Contracts	68

4.17	Governmental Regulation	69

4.18	Margin Stock	69

4.19	Employee Matters	69

4.20	Employee Benefit Plans	69

4.21	Certain Fees	70

4.22	Solvency	70

4.23	[Reserved]	70

4.24	Compliance with Statutes, etc	70

4.25	Disclosure	71

4.26	Insurance	71

4.27	Deposit and Securities Accounts	71

4.28	UK Establishment	71

SECTION 5.	AFFIRMATIVE COVENANTS	71

5.1	Financial Statements and Other Reports	72

5.2	Existence	77

5.3	Payment of Taxes and Claims	77

5.4	Maintenance of Properties	77

5.5	Insurance	78

5.6	Books and Records; Inspections	78

5.7	[Intentionally Omitted]	79

5.8	Compliance with Laws; SEC Filings	79

5.9	Environmental	79

5.10	Subsidiaries	80

5.11	Additional Material Real Estate Assets	80

5.12	[Intentionally Omitted]	81

5.13	Further Assurances	81

5.14	Intellectual Property	81

5.15	Know-Your-Customer Rules	81

5.16	Pari Passu Ranking	82

5.17	2009 Audit Opinion	83

SECTION 6.	NEGATIVE COVENANTS	83

6.1	Indebtedness	83

6.2	Liens	85

6.3	Equitable Lien	88

6.4	No Further Negative Pledges	88

6.5	Restricted Junior Payments	88

6.6	Restrictions on Subsidiary Distributions	89

6.7	Investments	89

6.8	Financial Covenants	91

6.9	Fundamental Changes; Disposition of Assets; Acquisitions	93

6.10	Disposal of Subsidiary Interests	94

6.11	Sales and Lease Backs	95

6.12	Transactions with Shareholders and Affiliates	95

6.13	Conduct of Business	95

6.14	[Intentionally Omitted]	95

6.15	Amendments or Waivers of Organizational Documents	95

6.16	Amendments or Waivers of with respect to Subordinated Debt and the First Lien Credit Agreement	95

6.17	Fiscal Year	96

6.18	Account Control Agreements; Cash Management	96

SECTION 7.	GUARANTY	96

7.1	Guaranty of the Obligations	96

7.2	Contribution by Guarantors	97

7.3	Payment by Guarantors	98

7.4	Liability of Guarantors Absolute	99

7.5	Waivers by Guarantors	102

7.6	Guarantors’ Rights of Subrogation, Contribution, etc	103

7.7	Subordination of Other Obligations	104

7.8	Continuing Guaranty	104

7.9	Authority of Guarantors or Borrowers	105

7.10	Financial Condition of Each Borrower	105

7.11	Bankruptcy, etc.	105

7.12	Discharge of Guaranty Upon Sale of Guarantor	106

7.13	Validity of Pledge of Shares held by Xerium Technologies Limited, Xerium (France) SAS and the German Guarantors; Parallel Obligations	106

7.14	Limitation of Non-US Guaranteed Obligations	107

7.15	Validity and Effectiveness	112

7.16	Existing Guarantees	113

SECTION 8.	EVENTS OF DEFAULT	113

8.1	Events of Default	113

8.2	CAM Exchange	116

SECTION 9.	AGENTS	117

9.1	Appointment of Agents	117

9.2	Powers and Duties	117

9.3	General Immunity	117

9.4	Agents Entitled to Act as Bank	118

9.5	Banks’ Representations, Warranties and Acknowledgment	119

9.6	Right to Indemnity	119

9.7	Successor Administrative Agent and Collateral Agent	119

9.8	Collateral Documents and Guaranty	120

9.9	Reliance and Engagement Letters	122

SECTION 10.	MISCELLANEOUS	122

10.1	Notices	122

10.2	Expenses	122

10.3	VAT	123

10.4	Indemnity	123

10.5	Set Off	124

10.6	Amendments and Waivers	125

10.7	Successors and Assigns; Participations	126

10.8	Independence of Covenants	129

10.9	Survival of Representations, Warranties and Agreements	129

10.10	No Waiver; Remedies Cumulative	130

10.11	Marshalling; Payments Set Aside	130

10.12	Severability	130

10.13	Obligations Several	130

10.14	Headings	130

10.15	APPLICABLE LAW	130

10.16	CONSENT TO JURISDICTION AND SERVICE OF PROCESS	131

10.17	WAIVER OF JURY TRIAL	132

10.18	Confidentiality	133

10.19	Usury Savings Clause	134

10.20	Counterparts	134

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10.21	Effective Date	134

10.22	Importation of Credit Documents into Austria	134

10.23	Place of Performance	135

10.24	USA Patriot Act Notice	135

10.25	Amendment and Restatement	135

10.26	Releases by the Borrowers and the Guarantors	136

10.27	No Setoffs and Defenses	136

10.28	Effect on this Agreement and the Other Credit Documents	136

10.29	Entire Agreement	137

10.30	Guarantor Confirmation	137

10.31	Pledge of Intercompany Debt	137

APPENDICES:
A-1	Xerium Term Loan Amounts
A-2	XTI Term Loan Amounts
A-3	Italia Term Loan Amounts
A-4	Xerium Canada Term Loan Amounts
A-5	Austria Term Loan Amounts
A-6	Germany Term Loan Amounts
B	Notice Addresses
C	Mandatory Cost Formula

SCHEDULES:	1.1(a)	Factoring Agreements
	1.1(b)	Guarantors
	2.29	List of Banks
	3.1(j)	Closing Date Mortgaged Property
	4.1	Jurisdictions of Organization
	4.2	Capital Stock and Ownership
	4.13 (b)	Real Estate Assets
	4.14	Environmental Matters
	4.16	Material Contracts
	4.27	Primary Accounts
	6.1(i)	Certain Indebtedness
	6.2(l)	Certain Liens
	6.7(i)	Certain Investments
	6.12	Certain Affiliate Transactions
	6.12	A Intercompany Arrangements

EXHIBITS:	A	Continuation Notice
	B	Compliance Certificate
	C	Assignment Agreement
	D	Certificate Re Non-Bank Status
	E	Closing Date Certificate
	F	Counterpart Agreement
	G	Amended and Restated Pledge and Security Agreement
	H	Amended and Restated Mortgage
	I	Landlord Waiver and Consent Agreement
	J	Amended and Restated Affiliate Subordination Agreement
	K	Formalities Certificate
	L	Intercreditor Agreement
	M	Initial Business Plan
	N	Solvency Certificate

SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (SECOND LIEN)

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (SECOND LIEN), dated as of May 25, 2010, is entered into by and among XERIUM TECHNOLOGIES, INC. (“Xerium”), a Delaware corporation, as reorganized pursuant to and under the Plan of Reorganization (as defined herein), XTI LLC (“XTI”), a Delaware limited liability company, as reorganized pursuant to and under the Plan of Reorganization, XERIUM ITALIA S.P.A. (“Italia SpA”), an Italian società per azioni, as reorganized pursuant to and under the Plan of Reorganization, XERIUM CANADA INC. (“Xerium Canada”), a New Brunswick (Canada) corporation, as reorganized pursuant to and under the Plan of Reorganization, HUYCK.WANGNER AUSTRIA GMBH (“Huyck Austria”), an Austrian limited liability company (formerly known as Huyck Austria GmbH) , as reorganized pursuant to and under the Plan of Reorganization, and XERIUM GERMANY HOLDING GMBH (“Germany Holdings”), a German limited liability company, as reorganized pursuant to and under the Plan of Reorganization, (each of Xerium, XTI, Italia SpA, Xerium Canada, Huyck Austria and Germany Holdings, individually, a “Borrower” and, collectively, the “Borrowers”), CERTAIN SUBSIDIARIES OF THE BORROWERS, as Guarantors, the Banks party hereto from time to time, CITIGROUP GLOBAL MARKETS INC., as Lead Arranger and Bookrunner (in such capacity, “Lead Arranger”), CITICORP NORTH AMERICA, INC., as Administrative Agent (together with its permitted successors, in such capacity, “Administrative Agent”) and CITICORP NORTH AMERICA, INC., as Collateral Agent (together with its permitted successors, in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals and not otherwise defined herein shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Borrowers, the Guarantors, the Banks party hereto and the Agents are party to that certain Amended and Restated Credit and Guaranty Agreement dated as of May 30, 2008, as amended by Waiver and Amendment No. 1 dated as of September 29, 2009, Waiver and Amendment No. 2 dated as of December 14, 2009, Waiver and Amendment No. 3 dated as of January 29, 2010 and Waiver and Amendment No. 4 dated as of February 26, 2010 (the “Prepetition Credit Agreement”);

WHEREAS, on March 30, 2010 (the “Petition Date”) the Borrowers, together with certain direct and indirect wholly-owned Subsidiaries of Xerium (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court and the cases in the Bankruptcy Court have been consolidated for purposes of joint administration of the Debtors (the “Bankruptcy Cases”);

WHEREAS, the Debtors’ respective chapter 11 cases (collectively, the “Bankruptcy Cases”) have been consolidated for procedural purposes only pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure;

WHEREAS, on May 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code and authorizing the Borrowers and the other Debtors to implement the Plan of Reorganization, including entering into this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby;

WHEREAS, in connection with the Recapitalization and confirmation and implementation of the Plan of Reorganization and as contemplated by the Plan of Reorganization, the Prepetition Credit Agreement is being restated in its entirety as set forth herein; and in connection therewith, (i) holders of the Shared Collateral Claims and Unsecured Swap Termination Claims (each as defined in the Plan of Reorganization) shall, as of the Closing Date, automatically become parties to this Agreement and be issued Term Loans hereunder in the aggregate principal amount of $410,000,000, and (ii) the Banks, as of the Closing Date, shall be deemed to have advanced Term Loans to the Borrowers in the aggregate principal amount of $410,000,000 and the Prepetition Credit Agreement shall be amended and restated in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted EBITDA” means, with respect to any Person for any period, the total of (A) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (B), without duplication, to the extent that any of the following were deducted in computing such Consolidated Net Income for such period: (i) provision for taxes based on income or profits, (ii) Consolidated Interest Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) reserves for inventory in connection with plant closures, (v) Consolidated Operational Restructuring Costs, (vi) Consolidated Financial Restructuring Costs, (vii) non-cash charges or gains resulting from the application of purchase accounting, including push-down accounting, (viii) non-cash expenses resulting from the granting of Common Stock, stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to Common Stock, and cash expenses for compensation mandatorily applied to purchase Common Stock, (ix) non-cash items related to a change in or adoption of accounting policies, (x) expenses incurred as a result of the repurchase, redemption or retention by Xerium of Common Stock earned under equity compensation programs solely in order to make withholding tax payments, and (xi) amortization or write-offs of deferred financing costs, minus (C) without duplication, to the extent any of the following were included in computing Consolidated Net Income for such period, (i) non-cash gains with respect to the items described in clauses (vii), (viii) and (ix) of clause (B) above and (ii) provisions for tax benefits based on income or profits. Notwithstanding the foregoing, taxes paid and provision for taxes based on the income or profits of, and the Consolidated Depreciation and Amortization Expense of, a Subsidiary of such Person shall be added to Consolidated Net Income of such Person to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Consolidated Net Income of such Subsidiary was included in calculating Consolidated Net Income of such Person. Notwithstanding the foregoing, Adjusted EBITDA for the Fiscal Quarter ended December 31, 2009 shall be $24,600,000.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Xerium or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Xerium or any of its Subsidiaries, threatened against or affecting Xerium or any of its Subsidiaries or any property of Xerium or any of its Subsidiaries.

“Affected Bank” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliate Subordination Agreement” means the Amended and Restated Affiliate Subordination Agreement, dated the date hereof, among the Credit Parties and the Administrative Agent, substantially in the form of Exhibit J, as amended, supplemented or otherwise modified from time to time.

“Agent” means each of the Administrative Agent, the Collateral Agent and the Lead Arranger.

“Agent Parties” as defined in Section 5.1(o)(iii).

“Agent’s Spot Rate of Exchange” means the Administrative Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the foreign exchange market at or about 11:00 a.m. (New York City time) on a particular day.

“Aggregate Amounts Due” as defined in Section 2.17.

“Agreement” means this Second Amended and Restated Credit and Guaranty Agreement (Second Lien), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin” means, from time to time, the following percentages per annum determined by reference to the Xerium’s Leverage Ratio as set forth on the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(d); provided that if the Administrative Agent does not receive the Compliance Certificate in accordance with Section 5.1(d), then the Applicable Margin shall be based on Pricing Level II. On the Closing Date, Pricing Level II shall apply.

Pricing Level	Leverage Ratio	Applicable Margin
I	Less than 2.75:1.00	5.75%

II	Equal to or exceeds 2.75:1:00	6.25%

“Asset Sale” means a sale, lease or sublease (as lessor or sub-lessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Xerium or any of its Subsidiaries), in one transaction or a series of transactions, of all or any part of Xerium’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Xerium’s Subsidiaries, other than (i) inventory (or other assets) sold or leased in the Ordinary Course (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) substantially worn, damaged or obsolete property disposed of in the Ordinary Course, (iii) returns of inventory in the Ordinary Course, (iv) the use of cash and Cash Equivalents in a manner not inconsistent with the provisions of this Agreement and the other Credit Documents, (v) leases of real property in the Ordinary Course, (vi) licenses or sublicenses of patents, trademarks, copyrights and other intellectual property in the Ordinary Course and (vii) sales of other assets for gross consideration of less than $100,000 with respect to any transaction or series of related transactions.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by the Administrative Agent.

“Australia Asset Sales” means Asset Sales relating to the business, assets or properties of Huyck.Wangner Australia Pty Limited.

“Australian Obligor” means Huyck.Wangner Australia Pty Limited.

“Austria Term Loan” means an Austria Term Loan deemed made by a Bank to Huyck Austria pursuant to Section 2.1(a)(v).

“Austria Term Loan Amount” means the principal amount of the Austria Term Loan a Bank is deemed to have made on the Closing Date. The “Austria Term Loan Amount” of each Bank, if any, is set forth on Appendix A-5 or in the applicable Assignment Agreement. The aggregate amount of the Austria Term Loan Amounts as of the Closing Date is set forth on Appendix A-5.

“Austria Term Loan Exposure” means, with respect to any Bank, as of any date of determination, the outstanding principal amount in Base Currency of the Austria Term Loans of such Bank.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“BA Loan” means a Term Loan or any portion thereof bearing interest by reference to the BA Rate.

“BA Rate” means, in relation to any Term Loan denominated in Canadian Dollars, CDOR as of approximately 11:00 a.m. (New York City time) on the Interest Rate Determination Date; provided, that in no event shall the BA Rate be less than 2.00% per annum.

“Bank” means each financial institution listed on Appendix A-1, A-2, A-3, A-4, A-5 or A-6, and any other Person that becomes a Bank party hereto pursuant to an Assignment Agreement.

“Bank Counterparty” means each Bank, or any Affiliate of a Bank, counterparty to the applicable documentation creating Hedging Obligations (including any Person who is a Bank (and any Affiliate thereof) as of the Closing Date and party to such documentation as of the Closing Date but subsequently, after entering into the applicable documentation creating Hedging Obligations, ceases to be a Bank) including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent.

“Bankruptcy Cases” as defined in the recitals hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, and applicable to the Bankruptcy Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Base Currency” means Dollars.

“Beneficiary” means each Agent, Bank and Bank Counterparty.

“Borrower” as defined in the preamble hereto.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Guarantor” means each Guarantor incorporated in Brazil.

“Business Day” means (i) with respect to all matters except those addressed in clause (ii), any day, excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state or jurisdiction are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, Euribor Loans or BA Loans, means any such day that is a Business Day described in clause (i) and (A) in connection with LIBOR Loans, that is also a day on which banks in the City of London are generally open for interbank or foreign exchange, (B) in connection with Euribor Loans, that is also a TARGET Day and (C) in connection with BA Loans, that is also not a day on which banks in the City of Toronto are authorized or required by applicable law to remain closed.

“Business Plan” as defined in Section 5.1(q).

“CAM Exchange” means the exchange of the Banks’ interests provided for in Section 8.2.

“CAM Exchange Date” means the date on which any Event of Default referred to in Section 8.01(f) or (g) shall occur.

“CAM Percentage” means, as to each Bank, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate outstanding principal amount in Base Currency of the Designated Obligations owed to such Bank (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate amount in Base Currency of the Designated Obligations owed to all the Banks (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.

“Canada Title Policy” as defined in Section 3.1(j).

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Guarantor” as defined in 7.14(e).

“Canadian Pension Plan Event” means (i) the failure by Xerium Canada, or any Affiliate of Xerium Canada to make any required contribution or premium payment to a Canadian Registered Pension Plan in a timely manner in accordance with the terms of the applicable Canadian Registered Pension Plan and all applicable laws; (ii) the withdrawal by Xerium Canada or any Affiliate of Xerium Canada as a participating employer under any multi-employer pension plan, as defined under applicable laws; (iii) the termination, in whole or in part, of any Canadian Registered Pension Plan; (iv) the institution of proceedings by a pension regulator which has jurisdiction over a Canadian Registered Pension Plan to terminate the Canadian Registered Pension Plan in whole or in part; or (v) the occurrence of any event or condition which could reasonably be expected to result in the institution of proceedings by the applicable pension regulator to terminate a Canadian Registered Pension Plan, in whole or in part.

“Canadian Registered Pension Plan” means a “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada) which is or, within the preceding six years, was sponsored, maintained or contributed to by, or required to be contributed to by, Xerium Canada or any Affiliate of Xerium Canada.

“Capital Expenditures” means, with respect to any Person, all expenditures that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the cash flows of such Person.

“Capitalized Lease Obligation” means, as applied to any Person, any obligation incurred or arising out of in connection with a Capital Lease.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests, membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any Deposit Account.

“Cash Collateral Account” means a deposit account maintained by the Borrowers with the Administrative Agent, for the Secured Parties, for the purpose of holding deposits of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds that are allowed to be reinvested by the Borrowers in accordance with Sections 2.14(a) and 2.14(b), respectively; provided that the Administrative Agent shall require any such deposits remaining in such deposit account for three hundred sixty-one (361) days to be applied by the Borrowers to repay Term Loans, in each case, to the extent required by and in a manner consistent with Section 2.15(b).

“Cash Equivalents” means (i) Dollars or any foreign currency freely exchangeable into Dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the Ordinary Course, (ii) securities issued or directly and fully guaranteed or insured by the US government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $1 billion and whose long-term debt is rated at least “A” or the equivalent thereof by Moody’s or S&P, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in the immediately preceding clause, (v) commercial paper issued by a corporation (other than an Affiliate of Xerium) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing substantially all of their assets in securities of the types described in clauses (i) through (v) above, (vii) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P, (viii) instruments equivalent to those referred to above denominated in Euros or any other foreign currency that are comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States and (ix) money market funds as defined in Rule 2a-7 of the General Rules and Regulations as promulgated under the Investment Company Act of 1940.

“CDOR” means, on any date and with respect to any Term Loan, the annual rate of interest which is the rate based on the average rate applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 11:00 a.m. (New York City time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR on such date shall be calculated as the arithmetic mean of the rates for the Interest Period referred to above applicable to Canadian Dollar bankers’ acceptances quoted by the banks listed in Schedule 1 of the Bank Act (Canada) that are Banks as of 11:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit D.

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Section 13(d) and 14(d) under the Exchange Act) shall have acquired beneficial ownership (as defined in Rule13d-3 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Xerium; (ii) Xerium shall cease to directly or indirectly beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock its Subsidiaries (other than Xerium Technologies Brasil Indústria e Comércio S.A., Stowe Woodward Aktiengesellschaft and PMP Xibe Roll Covering Co Ltd and except as a result of transactions permitted under this Agreement) including, but not limited to, if a Person shall attain the right, even if not exercised, by contract, share ownership or otherwise, to appoint the majority of the board of directors of any such Subsidiary or to direct the manner in which the board of directors of such Subsidiary conducts its affairs; (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Xerium cease to be occupied by Persons who either (a) were members of the board of directors of Xerium on the Closing Date or (b) were nominated for election by the board of directors of Xerium, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iv) any “change of control” or similar event under the First Lien Credit Agreement or the documents governing Subordinated Debt, if any, shall occur. Notwithstanding the foregoing, the consummation of the transactions contemplated by the Plan of Reorganization shall not constitute a Change of Control.

“Class” means (i) with respect to Banks, each of the following classes of Banks: (a) Banks having Xerium Term Loan Exposure, (b) Banks having XTI Term Loan Exposure, (c) Banks having Italia Term Loan Exposure, (d) Banks having Xerium Canada Term Loan Exposure, (e) Banks having Austria Term Loan Exposure and (f) Banks having German Term Loan Exposure, and (ii) with respect to Term Loans, each of the following classes of Term Loans: (a) Xerium Term Loans, (b) XTI Term Loans, (c) Italia Term Loans, (d) Xerium Canada Term Loans, (e) Austria Term Loans and (f) German Term Loans.

“Closing Date” means the date on which all conditions precedent set forth in Section 3.1 are satisfied or waived in accordance with the terms of this Agreement.

“Closing Date Bank Affiliate” means American Securities LLC, on behalf of its affiliated funds, Carl Marks Strategic Investments, L.P., and Cerberus Capital Management, L.P., on behalf of its affiliated funds and accounts.

“Closing Date Certificate” means the Closing Date Certificate substantially in the form of Exhibit E.

“Closing Date Mortgaged Property” means, each Real Estate Asset listed in Schedule 3.1(j) and which has been encumbered by fully executed and notarized Mortgages, and recorded in all appropriate places in all applicable jurisdictions.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and interests therein and proceeds and products thereof, whether now or hereafter acquired, in or upon which Liens are purported to be granted and/ or confirmed pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreements, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant and/ or confirm to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal, real and mixed property of each Credit Party.

“Common Stock” means the common stock of Xerium, par value $0.001 per share.

“Communications” as defined in Section 5.1(p)(i).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Confirmation Order” as defined in the recitals.

“Consolidated Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures of such Person and its Subsidiaries during such period determined on a consolidated basis.

“Consolidated Current Assets” means, at any date of the determination, the total assets (other than cash and Cash Equivalents) of Xerium and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP), excluding the current portion of current and deferred income taxes, deferred debt expense and property held for sale so long as any future changes in the balance sheet values of such property held for sale are non-cash events, and the proceeds from the sale of such property is intended to be applied to prepay the Loans in accordance with Section 2.14(a).

“Consolidated Current Liabilities” means, at any date of determination, the total liabilities of Xerium and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any Indebtedness, accruals of interest expense, and the current portion of current and deferred income taxes.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and any amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141.

“Consolidated Financial Restructuring Costs” means cash, fees and expenses (including professional and accounting fees and expenses) incurred in connection with the Recapitalization; provided, that the amount of such costs for Fiscal Year 2010 shall not exceed $30 million in the aggregate.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that for the purpose of calculating the Interest Coverage Ratio only, amortization of deferred financing fees and any non-cash gains and losses resulting from marking to market Hedging Obligations shall be excluded from the calculation of Consolidated Interest Expense. For purposes of clarifying the intention of the parties, the calculation of Consolidated Interest Expense shall be net of interest income and the effect of all interest rate Hedging Obligations.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that the following, without duplication, shall be excluded in determining Consolidated Net Income: (i) any net after-tax extraordinary or non-recurring gains, losses or expenses (less all fees and expenses relating thereto), (ii) the cumulative effect of changes in accounting principles, (iii) any fees and expenses incurred during such period in connection with the issuance or repayment of Indebtedness, any refinancing transaction or amendment or modification of any debt instrument, in each case, as permitted under this Agreement and (iv) any gains resulting from the returned surplus assets of any Pension Plan or Canadian Registered Pension Plan; and provided, further that, without duplication, (x) the net income for such period of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to such Person or a wholly-owned Subsidiary thereof in respect of such period (and if such net income is a loss it will be included only to the extent such loss has been funded with cash by such Person or a wholly-owned Subsidiary thereof in respect of such period), and (y) the net income (loss) for such period of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained and which is not expected by Xerium to be obtained in the Ordinary Course) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders (other than any loan agreement or similar agreement which restricts the payment of dividends or similar distributions upon the occurrence of or during the existence or continuance of a default or event of default), unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived and except that this clause (y) shall not apply to any Subsidiary that is also a Guarantor in the calculation of Xerium’s Leverage Ratio.

“Consolidated Operational Restructuring Costs” means, with respect to any Person for any period, any restructuring or related impairment costs for such Person and its Subsidiaries resulting from the restructuring activities of such Person and its Subsidiaries; provided, that the amount of such costs for the applicable Fiscal Year shall not exceed the Maximum Consolidated Operational Restructuring Costs.

“Consolidated Working Capital” means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Constitutional Documents” means the constitutional documents of the Credit Parties as amended from time to time in accordance with the terms of this Agreement.

“Continuation Date” means the effective date of a continuation as set forth in the applicable Continuation Notice.

“Continuation Notice” means a Continuation Notice substantially in the form of Exhibit A.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Credit Party pursuant to Section 5.10.

“Credit Document” means any of this Agreement, the Collateral Documents, the Affiliate Subordination Agreement, the Intercreditor Agreement, the Fee Letters and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Bank in connection herewith.

“Credit Party” means each US Credit Party and Non-US Credit Party.

“Debt” means, with respect to Xerium, on a consolidated basis on any date, the actual outstanding amount of funded indebtedness of Xerium and its Subsidiaries, plus, without duplication, the principal component of all Capitalized Lease Obligations and, without duplication, other Indebtedness of Xerium and its Subsidiaries on such date. For purposes of computing Debt, Indebtedness which is payable in any currency other than Dollars shall be converted into Dollars using the average New York CitiFx Benchmark rate for the most recently ended four Fiscal Quarters for which Xerium’s financial statements are available.

“Debtors” as defined in the recitals hereto.

“Default” means a condition or event that, after notice or expiry of an applicable grace period, or the making of any determination under the Credit Documents, or any combination of any of the foregoing, would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Obligations” means all obligations of the Borrowers with respect to principal of and interest on the Term Loans.

“DIP Credit Agreement” means the Superpriority Priming Senior Secured Credit and Guaranty Agreement, dated as of April 1, 2010, among Xerium, the guarantors named therein, the several lenders and agent banks from time to time parties thereto, as amended, supplemented, restated or otherwise modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Disclosure Statement” means that certain disclosure statement related to the Plan of Reorganization and filed by the Debtors with the Bankruptcy Court on March 30, 2010, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” means the date that is determined to be the “Effective Date” of and as defined in the Plan of Reorganization.

“Eligible Assignee” means (i) any Bank, any Affiliate of any Bank and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, financial institution, trust fund, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses or in the ordinary course or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; neither Xerium nor any Affiliate of Xerium (other than a Closing Date Bank Affiliate) shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or, within the preceding six years, was sponsored, maintained or contributed to by, or required to be contributed by, Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, provincial or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Xerium or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of

Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Xerium or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Xerium or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Xerium or such Subsidiary and with respect to liabilities arising after such period for which Xerium or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation under subsections .21, .22, .23, .27, .28, .29, .31 and .32); (ii) the failure to meet the minimum funding standard of or other requirements of Section 412, 430 or 436 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived), the failure to meet the funding standards or other requirements of Section 431 or 432 of the Internal Revenue Code with respect to any Multiemployer Plan or the failure to make by its due date any required installment, contribution or premium payment to or in respect of any Pension Plan or Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Xerium, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that is in endangered, seriously endangered or critical status pursuant to Section 432 of the Internal Revenue Code or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (viii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; provided that, notwithstanding the forgoing, the filing and continuation of the Bankruptcy Cases shall not constitute an ERISA Event.

“Euribor” means, in relation to any Term Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Term Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of approximately 11:00 a.m. (Brussels time) on the Interest Rate Determination Date for the offering of deposits in EUROS for a period comparable to the Interest Period of the relevant Term Loan.

“Euribor Loan” means a Term Loan or any portion thereof bearing interest by reference to the Euribor Rate.

“Euribor Rate” means the rate of interest for each Interest Period that is equal to the interest rate per annum which is the aggregate of the applicable Euribor determined interest rate and Mandatory Cost, if any; provided, that in no event shall the Euribor Rate be less than 2.00% per annum.

“EUROS” “Euro”, “euro”, “EUR”, “€” or “euros” means the single currency of Participating Member States.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excess Cash” means commencing with Fiscal Year 2011, with respect to any period, the total of (A) the sum, without duplication, of (i) Adjusted EBITDA for such period and (ii) the Consolidated Working Capital Adjustment minus (B) the sum, without duplication, for such period of: (i) Consolidated Interest Expense paid in cash, (ii) cash income tax expense, net of cash income tax refunds and cash income tax rebates received by Xerium and its Subsidiaries, (iii) Consolidated Capital Expenditures (except to the extent (I) financed or refinanced with an incurrence of Indebtedness, until such Indebtedness is repaid (other than through the refinancing thereof), (II) financed with insurance or condemnation proceeds or (III) financed with the cash proceeds from any Asset Sale) permitted under Section 6.8(d), (iv) Consolidated Operational Restructuring Costs paid in cash, (v) cash payments of withholding taxes from proceeds of the repurchase, redemption or retention of Common Stock permitted under Section 6.5(c) and (vi) scheduled amortization payments of Debt permitted under this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” as defined in Section 2.19(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Xerium or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Facility Office” means the office or offices notified by a Bank to the Administrative Agent in writing on or before the date it becomes a Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Factoring Agreements” means those certain agreements set forth on Schedule 1.1(a) and provided to the Administrative Agent and its counsel, and all amendments, modifications, replacements, renewals and extensions thereof, providing for Xerium or any of its Subsidiaries to sell or otherwise dispose of any receivable:

(A) on arm’s length terms for cash payable at the time of disposal in accordance with the terms of the Japanese promissory note discounting facilities as in effect on the date hereof, provided that the maximum aggregate amount of receivables which have been so sold or disposed of and which remain outstanding (other than as a result of a default by the relevant debtor) does not exceed ¥1,500,000,000 at any time; or

(B) on non-recourse (as regards default by the relevant debtor(s)) and arm’s length terms for cash payable at the time of disposal by Huyck.Wangner Australia Pty Limited in respect of customer-provided letters of credit, provided that the maximum aggregate amount of receivables which have been so sold or disposed of and which remain outstanding (other than as a result of a default by the relevant debtor) does not exceed AUD 7,500,000 at any time.

“Fee Letters” means collectively, any fee letter between any Borrower or any Credit Party on the one hand and any of the Agents or the Lead Arranger on the other hand.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Xerium that such financial statements fairly present, in all material respects, the financial condition of Xerium and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.

“First Currency” as defined in Section 10.4(b).

“First Lien Agent” means Citicorp North America, Inc., as the administrative agent and the collateral agent for the lenders under the First Lien Credit Agreement, together with any of its successors and assigns.

“First Lien Credit Agreement” means the Credit and Guaranty Agreement (First Lien), dated as of May 25, 2010, among the Borrowers, the Guarantors, the several lenders and agent banks from time to time parties thereto and the First Lien Agent, as amended, supplemented, restated or otherwise modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“First Lien Credit Documents” means the “Credit Documents” as defined in the First Lien Credit Agreement.

“First Lien Obligations” means the “First Lien Obligations” as defined in the Intercreditor Agreement.

“First Lien Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Xerium and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Banks, and located in an area designated by the Federal Emergency Management Agency or other Governmental Authority as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Formalities Certificate” means a Formalities Certificate substantially in the form of Exhibit K.

“Fraudulent Transfer Laws” as defined in Section 2.25(a).

“French Guarantor” as defined in Section 7.14(d).

“Funding Borrower” as defined in Section 2.25(b).

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, for Xerium and its Subsidiaries, United States generally accepted accounting principles in effect as of the date of determination thereof.

“German Term Loan” means a German Term Loan deemed made by a Bank to Germany Holdings pursuant to Section 2.1(a)(vi).

“German Term Loan Amount” means the principal amount of the German Term Loan a Bank is deemed to have made on the Closing Date. The “German Term Loan Amount” of each Bank, if any, is set forth on Appendix A-6 or in the applicable Assignment Agreement. The aggregate amount of the German Term Loan Amounts as of the Closing Date is set forth on Appendix A-6.

“German Term Loan Exposure” means, with respect to any Bank, as of any date of determination, the outstanding principal amount in Base Currency of the German Term Loans of such Bank.

“German Guarantors” means Robec Walzen GmbH, formerly known as Stowe Woodward Forschungs- und Entwicklungs GmbH (also as universal successor of Robec GmbH), Stowe Woodward Aktiengesellschaft, Huyck. Wangner Germany GmbH, formerly known as Wangner Beteiligungsgesellschaft mbH (also as universal successor of Wangner Service GmbH, Wangner Verwaltungsgesellschaft mbH and Wangner Finckh GmbH & Co. KG).

“Germany Holdings” as defined in the preamble hereto.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, provincial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or any foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1(b).

“Guarantor” means each Non-US Guarantor and each US Guarantor.

“Guarantor Subsidiary” means each Guarantor other than Xerium.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7 or any other guaranty which purports to guaranty all or a portion of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements entered into with a Bank Counterparty in Xerium’s or any of its Subsidiaries’ Ordinary Course and not for speculative purposes and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices entered into with a Bank Counterparty in Xerium’s or any of its Subsidiaries’ Ordinary Course and not for speculative purposes.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Xerium and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Xerium and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three, six or nine month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Xerium that they fairly present, in all material respects, the financial condition of Xerium and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year end adjustments.

“Huyck Austria” as defined in the preamble hereto.

“Increased Cost Banks” as defined in Section 2.24.

“Indebtedness” means, with respect to any Person, the principal and premium (if any) of any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, other than trade payables incurred in the Ordinary Course, (iv) in respect of Capitalized Lease Obligations, (v) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (vi) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof or (vii) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. To the extent not otherwise included, Indebtedness shall include (a) any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the Ordinary Course), and (b) Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person. Notwithstanding the foregoing, any obligation of such Person or any of its Subsidiaries in respect of (x) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the Ordinary Course, and (y) account credits to participants under any compensation plan, shall be deemed not to constitute Indebtedness.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, provincial, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws and including any fees or expenses resulting from changes in laws in effect on the date of this Agreement), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Banks’ agreement to maintain and continue the Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Xerium or any of its Subsidiaries.

“Indemnified Taxes” as defined in Section 2.20(a).

“Indemnitee” as defined in Section 10.4.

“Information” as defined in Section 10.18.

“Initial Business Plan” means the business plan of Xerium and its Subsidiaries delivered in connection with the closing of the DIP Credit Agreement and attached hereto as Exhibit M.

“Intercreditor Agreement” means the Intercreditor Agreement to be executed and delivered by the Administrative Agent and the Collateral Agent, the First Lien Agent and the Credit Parties, substantially in the form of Exhibit L, as amended, restated, modified and supplemented from time to time.

“Interest Coverage Ratio” means, with respect to Xerium for any period, the ratio of (A) the Adjusted EBITDA for the four-Fiscal Quarters period then ending to (B) the Consolidated Interest Expense for the four-Fiscal Quarters then ending; provided, that in computing Consolidated Interest Expense for any period commencing on or prior to the Closing Date and ending as of the close of any Fiscal Quarter on or prior to the first anniversary of the Closing Date, Consolidated Interest Expense for such period shall equal the product of (x) Consolidated Interest Expense for the period commencing on the first day of the first full calendar month following the Closing Date and ending on the last day of such Fiscal Quarter multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period commencing on the first day of the first full calendar month following the Closing Date and ending on the last day of such Fiscal Quarter.

“Interest Payment Date” means with respect to any LIBOR Loan, Euribor Loan or BA Loan, the last day of each Interest Period applicable to such Term Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period. If any Term Loan bears interest at the Replacement Rate, then the Interest Payment Date shall be the 15th day of each month and the date on which such Term Loan is converted to a Term Loan bearing interest at the LIBOR Rate, BA Rate or Euribor Rate, as applicable.

“Interest Period” means, in connection with a Euribor Loan, a LIBOR Loan or a BA Loan, an interest period of one, two, three or six months, as selected by each Borrower in the applicable Continuation Notice, (i) initially, commencing on the Closing Date or Continuation Date, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; (b) no Interest Period with respect to any portion of any Term Loans shall extend beyond such the Term Loan Maturity Date; and (c) all interest periods of the same currency having the same commencing date and expiration date shall be considered one Interest Period.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Xerium’s and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Xerium or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Xerium, any other Borrower or a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Xerium from any Person (other than Xerium, any other Borrower or a Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the Ordinary Course) or capital contribution by Xerium or any of its Subsidiaries to any other Person (other than Xerium, any other Borrower or a Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Italia SpA” as defined in the preamble hereto.

“Italia Term Loan” means an Italia Term Loan deemed made by a Bank to Italia SpA pursuant to Section 2.1(a)(iii).

“Italia Term Loan Amount” means the principal amount of the Italia Term Loan a Bank is deemed to have made on the Closing Date. The “Italia Term Loan Amount” of each Bank, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement. The aggregate amount of the Italia Term Loan Amounts as of the Closing Date is set forth on Appendix A-3.

“Italia Term Loan Exposure” means, with respect to any Bank, as of any date of determination, the outstanding principal in Base Currency of the Italia Term Loans of such Bank.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit I with such amendments or modifications as may be approved by Collateral Agent.

“Lead Arranger” as defined in the preamble hereto.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

“Leverage Ratio” means, with respect to Xerium on any date, the ratio of (A) the Debt of Xerium and its Subsidiaries as of such date to (B) the Adjusted EBITDA of Xerium and its Subsidiaries for the period of four consecutive Fiscal Quarters ending on such date (or if such date is not the last day of a Fiscal Quarter of Xerium, for the period of four consecutive Fiscal Quarters most recently ended).

“LIBOR” means, in relation to any Term Loan (other than a Term Loan denominated in EUROS or Canadian Dollars), the greater of:

(i)

(a) the applicable Screen Rate; or (b) (if no Screen Rate is available for the currency or Interest Period of that Term Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the

London interbank market as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for the offering of deposits in the currency of that Term Loan and for a period comparable to the Interest Period for that Term Loan,

(ii)	2.00%.

“LIBOR Loan” means a Term Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Rate” means the rate of interest for each Interest Period that is equal to the interest rate per annum which is the aggregate of the applicable LIBOR determined interest rate and Mandatory Cost.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Appendix C (Mandatory Cost Formula).

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means any effect, event, matter or circumstance: (a) which is materially adverse to the: (i) business, assets or financial condition or prospects of Xerium and its Subsidiaries taken as a whole; or (ii) ability of any Credit Party to perform any of its Obligations in accordance with their terms under any of the Credit Documents; or (b) which in the reasonable opinion of the Requisite Banks results in any (i) Credit Document not being legal, valid and binding on and, subject to reservations contained in the legal opinions provided as conditions precedent thereto, enforceable against any party thereto from and after the Effective Date and/or (ii) Collateral Document not being a valid and effective security interest from and after the Effective Date, provided that the Bankruptcy Cases shall not be deemed to constitute an impediment to enforcement, and in the case of (b), in each case in a manner or to an extent materially prejudicial to the interest of any Bank under the Credit Documents.

“Material Contract” means any contract or other arrangement to which Xerium or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the terms of the lease are less than $500,000 per annum, in each case located in the United States, Canada and the United Kingdom or (ii) any Real Estate Asset that the Requisite Banks have reasonably determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Xerium or any Subsidiary thereof, including each Borrower.

“Maximum Consolidated Capital Expenditures” as defined in Section 6.8(d).

“Maximum Consolidated Operational Restructuring Costs” means the following amounts set forth below opposite the applicable Fiscal Year:

Fiscal Year	Maximum Consolidated Operational Restructuring Costs
2010	$15,000,000
2011	$6,000,000
2012 and each Fiscal Year thereafter	$5,000,000

provided, that the Maximum Consolidated Operational Restructuring Costs for any Fiscal Year shall be increased by an amount equal to 50% of the portion of Maximum Consolidated Operational Restructuring Costs not incurred in the immediately preceding Fiscal Year (the “Carry-Forward Amount”); provided, further, that any Carry-Forward Amount not incurred in the applicable Fiscal Year shall not be added to the amount of Maximum Consolidated Operational Restructuring Costs for the immediately succeeding Fiscal Year.

“Mexican Guarantor” means each Guarantor incorporated in Mexico.

“Mexico” means the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means an Amended and Restated Mortgage substantially in the form of Exhibit H, and each functionally similar agreement executed by a Non-U.S. Credit Party, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by

Xerium or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs (including, without limitation, reasonable transaction costs) incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Xerium or any of its Subsidiaries in connection with such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Xerium or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder (excluding proceeds of business interruption insurance) or (b) as a result of the taking of any assets of Xerium or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Xerium or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Xerium or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Non-Consenting Bank” as defined in Section 2.24.

“Non-US Aggregate Payments” as defined in 7.2(a).

“Non-US Bank” as defined in Section 2.20(c).

“Non-US Borrower” means each Borrower other than Xerium and XTI.

“Non-US Credit Party” means each Non-US Borrower and each Non-US Guarantor.

“Non-US Contributing Guarantor” as defined in Section 7.2(a).

“Non-US Fair Share” as defined in Section 7.2(a).

“Non-US Fair Share Contribution Amount” as defined in Section 7.2(a).

“Non-US Funding Guarantor” as defined in Section 7.2(a).

“Non-US Guaranteed Obligations” as defined in Section 7.1(a).

“Non-US Guarantor” means each Guarantor listed as a Non-US guarantor in Schedule 1.1(b) and any other Foreign Subsidiary that becomes a party to the Guaranty.

“Non-US Obligations” mean the Obligations of the Non-US Borrowers and the Non-US Guarantors.

“Obligation Aggregate Payments” as defined in Section 2.25(b).

“Obligation Fair Share” as defined in Section 2.25(b).

“Obligation Fair Share Contribution Amount” as defined in Section 2.25(b).

“Obligation Fair Share Shortfall” as defined in Section 2.25(b).

“Obligations” means all obligations of every nature of a US Credit Party or a Non-US Credit Party, as the case may be, from time to time owed to the Agents (including former Agents), the Banks, or any of them and Bank Counterparties, including Hedging Obligations, under any Credit Document or the applicable documents creating the Hedging Obligations (including, without limitation, with respect to Hedging Obligations, obligations owed to any person who was a Bank or an Affiliate of a Bank at the time such Hedging Obligation was incurred), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedging Obligations, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Officers’ Certificate” means a certificate signed on behalf of Xerium by two officers of Xerium, one of whom must the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Xerium.

“Ordinary Course” means ordinary course of business or ordinary trade activities that are customary, typical and carried out in a manner consistent with past practice.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, and with respect to a German stock corporation (Aktiengesellschaft) an excerpt from the commercial register (Handels-registerauszug) (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, and with respect to a German limited partnership (Kommanditgesellschaft) an excerpt from the commercial register (Handels-registerauszug), (iii) with respect to any general partnership, its partnership agreement, as amended, and with respect to a German limited partnership (Kommanditgesellschaft) an excerpt from the commercial register (Handels-registerauszug), (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and with respect to a German limited liability company (GmbH) its list of shareholders (Gesellschafterliste) an excerpt from the commercial register (Handels-registerauszug), and (v) with respect to any other Foreign Subsidiary or entity, its memorandum or articles of association or other constitutional documents. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Parallel Obligations” as defined in Section 7.13(a)(i).

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Patriot Act” as defined in Section 10.21.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA which is or, within the preceding six years, was sponsored, maintained or contributed to by, or required to be contributed by, Xerium, any of its Subsidiaries or any of its ERISA Affiliates.

“Permitted Acquisition” means any acquisition by a Borrower or any of its wholly owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or substantially all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

(i)	immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)	all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii)	in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of a Borrower in connection with such acquisition shall be owned (directly or indirectly) 100% by a Borrower or a Guarantor Subsidiary thereof; provided such Guarantor Subsidiary shall not have any limitations in respect of its guaranty of the Obligation similar to those set forth in Section 7.14, and each Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of each Borrower, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

(iv)	Xerium and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.8(e));

(v)	there are no material contingent liabilities (including, without limitation, Environmental Claims, but excluding for this purpose Ordinary Course Tax liabilities) relating to the company or business acquired;

(vi)	Xerium shall have delivered to Administrative Agent at least fifteen (15) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; and

(vii)	any Person or assets or division as acquired in accordance herewith (x) shall be in the same business or lines of business in which Xerium and/or any of its Subsidiaries are engaged as of the Closing Date and (y) shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition adjusted on a pro forma basis as certified by the Chief Financial Officer of Xerium.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing Indebtedness” as defined in Section 6.1(p).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Petition Date” as defined in the recitals.

“Plan of Reorganization” means the prepackaged plan of reorganization filed by the Debtors with the Bankruptcy Court on March 30, 2010, as amended, restated, supplemented or otherwise modified prior to the Closing Date.

“Plan Supplement” means the Plan Supplement filed with the Bankruptcy Court in connection with the Plan of Reorganization.

“Platform” as defined in Section 5.1(p)(ii).

“Pledge and Security Agreements” mean the Amended and Restated Pledge and Security Agreement to be executed by each U.S. Credit Party substantially in the form of Exhibit G and each functionally similar agreement executed by any Non-U.S. Credit Party, as each may be amended, supplemented or otherwise modified from time to time.

“Prepetition Credit Agreement” as defined in the Recitals.

“Primary Accounts” as defined in Section 4.27.

“Principal Office” means, for Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to each Borrower, the Administrative Agent and each Bank.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Xerium Term Loan of any Bank, the percentage obtained by dividing (a) the Xerium Term Loan Exposure of that Bank by (b) the aggregate Xerium Term Loan Exposure of all Banks; (ii) with respect to all payments, computations and other matters relating to the XTI Term Loan of any Bank, the percentage obtained by dividing (a) the XTI Term Loan Exposure of that Bank by (b) the aggregate XTI Term Loan Exposure of all Banks; (iii) with respect to all payments, computations and other matters relating to the Italia Term Loan of any Bank, the percentage obtained by dividing (a) the Italia Term Loan Exposure of that Bank by (b) the aggregate Italia Term Loan Exposure of all Banks; (iv) with respect to all payments, computations and other matters relating to the Xerium Canada Term Loan of any Bank, the percentage obtained by dividing (a) the Xerium Canada Term Loan Exposure of that Bank by (b) the aggregate Xerium Canada Term Loan Exposure of all Banks; (v) with respect to all payments, computations and other matters relating to the Austria Term Loan of any Bank, the percentage obtained by dividing (a) the Austria Term Loan Exposure of that Bank by (b) the aggregate Austria Term Loan Exposure of all Banks and (vi) with respect to all payments, computations and other matters relating to the German Term Loan of any Bank, the percentage obtained by dividing (a) the German Term Loan Exposure of that Bank by (b) the aggregate German Term Loan Exposure of all Banks. For all other purposes with respect to each Bank, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Xerium Term Loan Exposure, the XTI Term Loan Exposure, the Italia Term Loan Exposure, the Xerium Canada Term Loan Exposure, the Austria Term Loan Exposure and the German Term Loan, by (B) an amount equal to the sum of the aggregate Xerium Term Loan Exposure, the aggregate XTI Term Loan Exposure, the aggregate Italia Term Loan Exposure, the aggregate Xerium Canada Term Loan Exposure, the aggregate Austria Term Loan Exposure and the aggregate German Term Loan Exposure of all Banks.

“Qualifying Lender” means:

(a)	a Bank which is a bank as defined in Section 991 Income Tax Act 2007 of the United Kingdom, beneficially entitled to all amounts payable to it by a Credit Party under the Credit Documents and within the charge to United Kingdom corporation tax as respects such amounts; or

(b)	a bank in respect of which an order under Section 991(2)(e) Income Tax Act 2007 designating it as a bank for the purposes of Section 879 Income Tax Act 2007 of the United Kingdom provides that Section 879 Income Tax Act 2007 shall apply to it as if the words from “if” to the end in that section were omitted; or

(c)	a Treaty Lender.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)(if the currency is euro) two TARGET Days before the first day of that period; or

(b)(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by Reference Banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Recapitalization” means the restructuring and recapitalization of the capital stock of Xerium and the Indebtedness of the Debtors and their Subsidiaries pursuant to the Plan of Reorganization.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third party purchasers and encumbrancers of the affected real property.

“Reference Banks” means, in relation to LIBOR, Euribor and Mandatory Cost, the principal London offices of Citibank, N.A. and such two other banks as may be appointed by the Administrative Agent in consultation with Xerium.

“Register” as defined in Section 2.7(b).

“Related Fund” means, with respect to any Bank that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Interbank Market” means in relation to EUROS, the European interbank market and, in relation to any other currency, the London interbank market.

“Replacement Bank” as defined in Section 2.24.

“Replacement Rate” means the rate notified to the Administrative Agent by a Bank, as soon as practicable and in any event no later than 11:00 a.m. (New York City time) on the date that interest is due to be paid in respect of the applicable Interest Period, to be that interest rate which expresses as a percentage rate per annum the cost to that Bank of funding its participation in the applicable Term Loan from whatever source such Bank may reasonably select.

“Required Prepayment Date” as defined in Section 2.15(c).

“Requisite Banks” means one or more Banks having or holding Xerium Term Loan Exposure, XTI Term Loan Exposure, Italia Term Loan Exposure, Xerium Canada Term Loan Exposure, Austria Term Loan Exposure and/or any German Term Loan Exposure and representing more than 50.0% of the sum of the (i) aggregate Xerium Term Loan Exposure of all Banks, (ii) aggregate XTI Term Loan Exposure of all Banks, (iii) aggregate Italia Term Loan Exposure of all Banks, (iv) aggregate Xerium Canada Term Loan Exposure of all Banks, (v) aggregate Austria Term Loan Exposure of all Banks and (vi) aggregate German Term Loan Exposure of all Banks.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Xerium now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Xerium now or hereafter outstanding, except any payment made solely in shares of that class of stock to the holders of that class; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Xerium now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Debt, excluding, in respect of this clause (iv), payments in kind.

“Roll-Over Amount” as defined in Section 6.8(d).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies.

“Screen Rate” means:

(a)	in relation to LIBOR, the offered rate for deposits in the currency in which a Term Loan is denominated for the applicable Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the Quotation Day for such Interest Period; and

(b)	in relation to Euribor, the offered rate for deposits in Euros for the applicable Interest Period appearing on Reuters Screen EURIBOR01 Page as of 11:00 a.m., Brussels time, on the Quotation Day.

If such page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Banks.

“Second Currency” as defined in Section 10.4(b).

“Secured Parties” has the meaning assigned to that term in the Collateral Documents.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Xerium and an officer or the director of each other Borrower substantially in the form of Exhibit N.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Initial Business Plan or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances and by the laws of the jurisdiction where such Credit Party is incorporated, formed or organized. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subject Transaction” as defined in Section 6.8(e).

“Subordinated Debt” means any unsecured subordinated Debt of any Credit Party which meets the requirements of Section 6.1(c), other than Debt incurred by a Credit Party, or for which a Credit Party could remain liable, in accordance with Section 6.1(b).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Sum” as defined in Section 10.4(b).

“Swedish Guarantor” means each Guarantor incorporated in Sweden.

“TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shares platform and which was launched on November 19, 2007.

“TARGET Day” means a day in which TARGET2 is open for the settlement of payments in Euro.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, whether disputed or not, including any interest, penalties or additions thereto and any installments in respect thereof; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a Tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Bank, its lending office) is located or in which that Person (and/or, in the case of a Bank, its lending office) is deemed to be doing business on all or part of the net income, profits, or gains (whether worldwide, or only insofar as such income, profits, or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Bank, its applicable lending office).

“Tax Confirmation” means a confirmation by a Bank that it is a 991 Bank.

“Tax Credit” means a credit against, relief or remission for or repayment of any Tax.

“Term Loan” means a Xerium Term Loan, an XTI Term Loan, an Italia Term Loan, a Xerium Canada Term Loan, an Austria Term Loan or a German Term Loan.

“Term Loan Amount” means, as applicable, a Xerium Term Loan Amount, an XTI Term Loan Amount, an Italia Term Loan Amount, a Xerium Canada Term Loan Amount, an Austria Term Loan Amount or a German Term Loan Amount, and “Term Loan Amounts” means such amounts held by all Banks.

“Term Loan Maturity Date” means the earlier of (i) the date that is five years after the Closing Date, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Terminated Bank” as defined in Section 2.24.

“Title Policy” as defined in Section 3.1(j).

“Treaty Lender” means a Bank which at the time the payment is made is beneficially entitled to all amounts payable to it under the Credit Documents and is entitled pursuant to the interpretation of the taxation authorities of the jurisdiction from which the payment is made or deemed to be made under a double taxation agreement in force at that date (subject only to the completion of any necessary formalities or administrative procedures, (including, without limitation, the matters referred to in Section 2.20(e)) to receive any payments of principal, interest, fees or other amounts under the Credit Documents without deduction or withholding for or on account of Tax.

“Type of Term Loan” means a LIBOR Loan, Euribor Loan or BA Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unpaid Sum” means any sum due and payable but unpaid by a Credit Party under the Credit Documents.

“US Aggregate Payments” as defined in 7.2(b).

“US Credit Party” means Xerium, XTI, and each US Guarantor.

“US Contributing Guarantors” as defined in 7.2(b).

“US Funding Guarantor” as defined in Section 7.2(b).

“US Fair Share” as defined in 7.2(b).

“US Fair Share Contribution Amount” as defined in 7.2(b).

“US Guarantor” means (i) each Guarantor listed in Schedule 1.1(b) as a US Guarantor and (ii) each other Domestic Subsidiary that becomes a party to the Guaranty.

“VAT” means value added tax, goods and services tax and any similar sales or turnover tax.

“Vietnam Asset Sales” means, Asset Sales relating to the business, assets or properties of Huyck Wangner Vietnam Co. Ltd.

“Waivable Mandatory Prepayment” as defined in Section 2.15(c).

“Xerium” as defined in the preamble hereto.

“Xerium Canada” as defined in the preamble hereto.

“Xerium Canada Term Loan” means a Xerium Canada Term Loan deemed made by a Bank to Xerium Canada Inc. pursuant to Section 2.1(a)(iv).

“Xerium Canada Term Loan Amount” means the principal amount of the Xerium Canada Term Loan a Bank is deemed to have made on the Closing Date. The “Xerium Canada Term Loan Amount” of each Bank, if any, is set forth on Appendix A-4 or in the applicable Assignment Agreement. The aggregate amount of the Xerium Canada Term Loan Amounts as of the Closing Date is set forth on Appendix A-4.

“Xerium Canada Term Loan Exposure” means, with respect to any Bank, as of any date of determination, the outstanding principal amount in Base Currency of the Xerium Canada Term Loans of such Bank.

“Xerium Term Loan” means a Xerium Term Loan deemed made by a Bank to Xerium pursuant to Section 2.1(a)(i).

“Xerium Term Loan Amount” means the principal amount of the Xerium Term Loan a Bank is deemed to have made on the Closing Date. The “Xerium Term Loan Amount” of each Bank, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement. The aggregate amount of the Xerium Term Loan Amounts as of the Closing Date is set forth on Appendix A-1.

“Xerium Term Loan Exposure” means, with respect to any Bank, as of any date of determination, the outstanding principal amount of the Xerium Term Loans of such Bank.

“XTI” as defined in the preamble hereto.

“XTI Term Loan” means an XTI Term Loan deemed made by a Bank to XTI pursuant to Section 2.1(a)(ii).

“XTI Term Loan Amount” means the principal amount of the XTI Term Loan a Bank is deemed to have made on the Closing Date. The “XTI Term Loan Amount” of each Bank, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement. The aggregate amount of the XTI Term Loan Amounts as of the Closing Date is set forth on Appendix A-2.

“XTI Term Loan Exposure” means, with respect to any Bank, as of any date of determination, the outstanding principal amount of the XTI Term Loans of such Bank.

“991 Bank” means a Bank falling within paragraph (a) or (b) of the definition of Qualifying Lender.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Xerium to the Banks pursuant to Section 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements for the Fiscal Year ended December 31, 2009 only.

1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. TERM LOANS

2.1 Term Loans. Subject to the terms and conditions hereof and to give effect to the Plan of Reorganization, each applicable Bank shall be deemed to have made, on the Closing Date, Term Loans as follows:

(i) a Xerium Term Loan to Xerium in Dollars in a principal amount equal to such Bank’s Xerium Term Loan Amount;

(ii) an XTI Term Loan to XTI in Euros in a principal amount equal to such Bank’s XTI Term Loan Amount;

(iii) an Italia Term Loan to Italia SpA in Euros in a principal amount equal to such Bank’s Italia Term Loan Amount;

(iv) a Xerium Canada Term Loan to Xerium Canada in Canadian Dollars in a principal amount equal to such Bank’s Xerium Canada Term Loan Amount;

(v) an Austria Term Loan to Huyck Austria in Euros in a principal amount equal to such Bank’s Austria Term Loan Amount; and

(vi) a German Term Loan to Germany Holdings in Euros in an amount equal to such Bank’s German Term Loan Amount.

Any Term Loan repaid or prepaid may not be reborrowed. Subject to Sections 2.13 and 2.14, all amounts owed hereunder with respect to all Term Loans shall be paid in full no later than the Term Loan Maturity Date. The Xerium Term Loans deemed made hereunder on the Closing Date shall be LIBOR Rate Loans, the Xerium Canada Term Loans deemed made hereunder on the Closing Date shall be BA Rate Loans and the XTI Term Loans, the Italia Term Loans, the Austria Term Loans and the German Term Loans deemed made hereunder on the Closing Date shall be Euribor Rate Loans. Each Term Loan shall have an initial Interest Period of one month.

2.2 [Intentionally Omitted]

2.3 [Intentionally Omitted]

2.4 [Intentionally Omitted]

2.5 [Intentionally Omitted]

2.6 Use of Proceeds. No portion of the proceeds of the Term Loans shall be used in any manner that causes or might cause the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.7 Evidence of Debt; Register; Banks’ Books and Records; Promissory Notes.

(a) Banks’ Evidence of Debt. Each Bank may maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Bank, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on such Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect such Borrower’s Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Bank’s records, the recordations in the Register shall govern.

(b) Register. The Administrative Agent may maintain at its Principal Office a register for the recordation of the names and addresses of Banks and Term Loans of each Bank from time to time (the “Register”). The Administrative Agent may record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on such Borrower and each Bank, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect such Borrower’s Obligations in respect of any Term Loan. Each Borrower hereby designates the Administrative Agent to serve as each Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and each Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Bank by written notice to Xerium (with a copy to the Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, each Borrower shall execute and deliver to such Bank (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Bank pursuant to Section 10.7) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Xerium’s receipt of such notice) a promissory note or promissory notes, in a form reasonably acceptable to the Administrative Agent and Xerium, to evidence such Bank’s Term Loans.

2.8 Interest on Term Loans.

(a) Except as otherwise set forth herein, each Class of Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Xerium Canada Term Loans at the BA Rate plus Applicable Margin;

(ii) in the case of Xerium Term Loans at the LIBOR Rate plus the Applicable Margin; or

(iii) in the case of XTI Term Loans, Italia Term Loans, Austria Term Loans and German Term Loans, at the Euribor Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any LIBOR Loan, Euribor Loan or BA Loan, shall be selected by each Borrower and notified to the Administrative Agent and Banks pursuant to the applicable Continuation Notice. Any Continuation Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Continuation Notice, each Borrower may give Administrative Agent telephonic notice by the required time of any continuation; provided each such notice shall be promptly confirmed in writing by delivery of the Continuation Notice to Administrative Agent on or before the applicable date of continuation. Neither Administrative Agent nor any Bank shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly Authorized Officer or other person authorized on behalf of a Borrower or for otherwise acting in good faith.

(c) In connection with LIBOR Loans, Euribor Loans and BA Loans there shall be no more than six (6) Interest Periods in the aggregate outstanding at any time. In the event a Borrower fails to specify an Interest Period for any LIBOR Loan, Euribor Loan or BA Loan in the applicable Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans, the Euribor Loans or the BA Loans, as the case may be, for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to each Borrower and each Bank.

(d) Interest payable pursuant to Section 2.8(a) and any other interest, commission or fee accruing under a Credit Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid under a Credit Document or in connection therewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by (i) 360 days or (ii) 365 or 366 days, as applicable to such interest or fee pursuant to such Credit Document. The rates of interest hereunder are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation hereunder.

(e) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity, and on the Term Loan Maturity Date.

(f) [Intentionally Omitted]

(g) [Intentionally Omitted]

(h) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Credit Documents (and stated herein or therein, as applicable, to be computed on the basis of a three hundred sixty (360) day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by three hundred sixty (360) or such other period of time, respectively.

(i) If any provision of this Agreement or any other Credit Document would obligate Xerium Canada to make any payment of interest or other amount payable to (including for the account of) any Bank in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by such Bank of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Bank of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (A) first, by reducing the amount or rate of interest required to be paid to such Bank; and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Bank that would constitute interest for purposes of

Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Bank shall have received an amount in excess of the maximum amount permitted by that section of the Criminal Code (Canada), then Xerium Canada shall be entitled, by notice in writing to such Bank, to obtain reimbursement from such Bank in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Bank to Xerium Canada. Any amount or rate of interest referred to in this section with respect to the Non-US Obligations shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Non-US Obligations remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Term Loan Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

(j) Notwithstanding any provision to the contrary contained in this Agreement, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985, c. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Xerium Canada and the Banks and the amount of such payment or collection shall be refunded to Xerium Canada. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Xerium Canada Term Loan on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be conclusive for the purposes of such determination.

(k) Notwithstanding any other provisions contained herein, if the remuneration stated to be applicable under this Agreement would cause a breach of Law n. 108/1996 and Law n. 24/2001 (“Italian Usury Law”), then the remuneration payable by any Borrower organized under the laws of the Republic of Italy under this Agreement (including fees and expenses which would be considered as interest for the purpose of Italian Usury Law) shall be capped to the maximum rate permitted to be payable under Italian Usury Law.

2.9 Continuation. Subject to Section 2.18, each Borrower shall have the option upon the expiration of any Interest Period applicable to any LIBOR Loan, Euribor Loan or BA Loan, to continue all or any portion of such Term Loan equal to U.S. $5,000,000 (or its currency equivalent) (calculated as of the date which is the end of such

Interest Period) and integral multiples of $250,000 (or its currency equivalent) (calculated as of the date which is the end of such Interest Period) in excess of that amount as a LIBOR Loan, Euribor Loan or BA Loan.

2.10 Default Interest. Upon the occurrence and during the continuation of an Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Term Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Term Loans that are LIBOR Loans). Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Bank. For the avoidance of doubt, the default interest provisions of this Section 2.10 shall not apply to the Xerium Canada Term Loans, so long as such tranche is secured by any real property located in the country of Canada.

2.11 Fees. Each Borrower agrees to pay to the Agents such fees in the amounts and at the times separately agreed upon.

2.12 Scheduled Payments. Each Borrower shall make principal payments on its respective Term Loans in installments in amounts as set forth below and on the dates set forth below:

Borrower:	Xerium	XTI LLC	Germany Holdings	HW Austria	Xerium Italy	Xerium Canada
Currency:	USD	Euro	Euro	Euro	Euro	CAD
Quarter Ended:
09/15/2010	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
12/15/2010	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
03/15/2011	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
06/15/2011	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
09/15/2011	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
12/15/2011	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
03/15/2012	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
06/15/2012	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
09/15/2012	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
12/15/2012	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
03/15/2013	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93

06/15/2013	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
09/15/2013	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
12/15/2013	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
03/15/2014	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
06/15/2014	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
09/15/2014	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
12/15/2014	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93
03/15/2015	1,152,765.36	165,653.75	202,599.15	92,038.32	64,314.09	251,743.93

All scheduled payments required to be made pursuant to this Section 2.12 shall be applied in accordance with Section 2.15(d).

2.13 Voluntary Prepayments.

(a) Any time and from time to time with respect to LIBOR Loans, Euribor Loans and BA Loans, each Borrower may prepay any such Term Loans on any Business Day in whole or in part in an aggregate minimum principal amount of $1,000,000 (or its currency equivalent) and integral multiples of $250,000 (or its currency equivalent) in excess of that amount.

(b) All such prepayments shall be made upon not less than three (3) Business Days’ prior written or telephonic notice in the case of LIBOR Loans, Euribor Loans and BA Loans, in each case given to the Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Bank). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

2.14 Mandatory Prepayments.

(a) Asset Sales. Subject to the sharing provisions set forth in Section 4.1(b) of the Intercreditor Agreement, no later than the fifth Business Day following the date of receipt by Xerium or any of its Subsidiaries of aggregate Net Asset Sale Proceeds in excess of $250,000, each Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an amount of such Net Asset Sale Proceeds; provided that, subject to the sharing provisions set forth in Section 4.1(b) of the Intercreditor Agreement, with respect to the Australia Asset Sales and the Vietnam Asset Sales, each Borrower shall prepay the Term Loans in an aggregate amount equal to only 50% of such Net Asset Sale Proceeds; provided further, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option, directly or through one or more of its Subsidiaries, to invest up to $3,000,000 in the aggregate of Net Asset Sale Proceeds of Asset Sales (excluding Australia Asset Sales and Vietnam Asset Sales) consummated after the Closing Date, in one transaction or a series of transactions, within three hundred and sixty (360) days of receipt thereof in long term productive assets of the general type used in the business of Xerium and its Subsidiaries, which assets need not be of the same type as the assets sold or otherwise disposed of to generate such Net Asset Sale Proceeds; provided, further, pending any such investment all such Net Asset Sale Proceeds shall be deposited in the Cash Collateral Account.

(b) Insurance/Condemnation Proceeds. Subject to the sharing provisions set forth in Section 4.1(b) of the Intercreditor Agreement, no later than the second Business Day following the date of receipt by Xerium or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds (but not including the first $2,000,000 of Net Insurance/Condemnation Proceeds in the aggregate received after the Closing Date), each Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, each Borrower shall have the option, directly or through one or more of its Subsidiaries to commit to invest within one hundred eighty (180) days and invest such Net Insurance/Condemnation Proceeds within three hundred sixty (360) days of receipt thereof in the acquisition of long term productive assets of the general type used in the business of Xerium and its Subsidiaries, which assets need not be the same as the assets lost or damaged and which Net Insurance/Condemnation Proceeds may, but need not, be invested in the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be deposited in the Cash Collateral Account.

(c) [Reserved]

(d) Issuance of Debt. No later than the second Business Day following the date of receipt by Xerium or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Xerium or any of its Subsidiaries permitted pursuant to Section 6.1, each Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(e) Excess Cash. Subject to the sharing provisions of Section 4.1(b) of the Intercreditor Agreement in the event that there shall be Excess Cash for any Fiscal Year (commencing with Fiscal Year 2011), each Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to the remainder of (i) 50% of such Excess Cash for such Fiscal Year minus (ii) the amount of voluntary prepayments of the Term Loan during such Fiscal Year.

(f) Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to Sections 2.14(a) through 2.14(e), each Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Excess Cash, as the case may be; provided, if such officer’s certificate is subsequently determined to be inaccurate, such Authorized Officer (or such Authorized Officer’s successor) must deliver a new certificate setting forth in detail the adjustments necessary to make the prior certificate accurate in all respects. In the event that a Borrower shall subsequently determine that the actual amount exceeded the amount set forth in such certificate, each Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and such Borrower shall concurrently therewith deliver to Administrative Agent the certificate as set forth above in this Section 2.14(f).

(g) Notification of Mandatory Prepayment. Xerium shall notify the Administrative Agent of the amount and date of any mandatory prepayment not less than five (5) Business Days prior to the date of such mandatory prepayment, in accordance with Section 2.15(c).

2.15 Application of Prepayments/Reductions/Scheduled Payments.

(a) Application of Voluntary Prepayments. Any prepayment of any Term Loan pursuant to Section 2.13 shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(b) Application of Mandatory Prepayments. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event a Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than five (5) Business Days prior to the date (the “Required Prepayment Date”) on which such Borrower is required to make such Waivable Mandatory Prepayment, such Borrower shall notify Administrative Agent of the amount and date of such prepayment, and Administrative Agent will promptly thereafter notify each Bank of the amount of such Bank’s Pro Rata Share of such Waivable Mandatory Prepayment and such Bank’s option to refuse such amount. Each such Bank may exercise such option by giving written notice to such Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Bank which does not notify such Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, such Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in accordance with Section 2.15(b) (except prepayments of the Term Loans shall only be applied to the Term Loans of such Banks that have elected not to exercise such option).

(d) Application of Scheduled Payments. Any amount required to be paid pursuant to Section 2.12 shall be applied to pay the applicable Term Loans, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof.

2.16 General Provisions Regarding Payments.

(a) Except as otherwise provided in Section 2.20, all payments by each Borrower of principal, interest, fees and other Obligations shall be made in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent’s Principal Office for the account of the Banks; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by such Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) The Administrative Agent shall promptly distribute to each Bank at such address as such Bank shall indicate in writing, such Bank’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(e) Each Borrower hereby authorizes the Administrative Agent to charge such Borrower’s accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(f) The Administrative Agent shall deem any payment by or on behalf of each Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to such Borrower and each applicable Bank (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(g) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agents hereunder in respect of any of the Obligations (except as expressly provided elsewhere in a Credit Document), shall be forwarded to the Administrative Agent and applied in full or in part by the Administrative Agent against, the Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent and Collateral Agent and their agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent or Collateral Agent in connection therewith, and all amounts for which the Administrative Agent or Collateral Agent is entitled to indemnification hereunder (each in its capacity as the Administrative Agent or Collateral Agent, and not as a Bank) and all advances made by the Administrative Agent or Collateral Agent hereunder for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by the Administrative Agent or Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Credit Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Banks and the Bank Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Credit Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(h) Currency of account:

(i) Subject to paragraphs (ii) through (v) below, the Base Currency is the currency of account and payment for any sum due from any Credit Party under any Credit Document.

(ii) A repayment of any Obligation or a part of any Obligation shall be made in the currency in which such Obligation is denominated on its due date.

(iii) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(iv) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(v) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

(i) Change of currency:

(i) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(A)	any reference in the Credit Documents to, and any Obligations arising under the Credit Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent (after consultation with Xerium); and

(B)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably).

(ii) If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with Xerium) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

2.17 Ratable Sharing. The Banks hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Bank hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Bank) which is greater than the proportion received by any other Bank in respect of the Aggregate Amounts Due to such other Bank, then the Bank receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Bank of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Banks so that all such recoveries of Aggregate Amounts Due shall be shared by all Banks in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Bank is thereafter recovered from such Bank upon the bankruptcy or reorganization of such Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Bank ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by each Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.18 Making or Maintaining LIBOR Loans, Euribor Loans or BA Loans

(a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans or Euribor Loans, as the case may be, that by reasons of circumstances affecting the Relevant Interbank Market adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loans on the basis provided for in the definition of LIBOR Rate or Euribor Rate, as applicable, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to such Borrower and each Bank of such determination, whereupon (i) no Term Loans may be converted to such affected LIBOR Loans or Euribor Loans until such time as the Administrative Agent notifies such Borrower and Banks that the circumstances giving rise to such notice no longer exist, (ii) any Continuation Notice given by a Borrower with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower and (iii) the interest rate applicable to such Term Loans shall be determined by substituting the Replacement Rate for the LIBOR Rate or Euribor Rate, as applicable, until such time as the Administrative Agent notifies such Borrower and Banks that the circumstances giving rise to such notice no longer exist.

(b) Illegality or Impracticability of LIBOR Loans or Euribor Loans. In the event that on any date any Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with such Borrower and the Administrative Agent) that the maintaining or continuation of all or any of its Term Loans, (i) has become unlawful as a result of compliance by such Bank in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the Relevant Interbank Market or the position of such Bank in that market, then, and in any such event, such Bank shall be an “Affected Bank” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to each Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Bank). Thereafter (1) the obligation of the Affected Bank to convert Term Loans to, or continue Term Loans as, LIBOR Loans or Euribor Loans, as the case may be, shall be suspended until such notice shall be withdrawn by the Affected Bank, (2) the Affected Bank’s obligation to maintain its outstanding LIBOR Loans or Euribor Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (3) the interest rate applicable to such Affected Loans shall be determined by substituting the Replacement Rate for the LIBOR Rate or Euribor Rate, as

applicable, provided the Affected Bank shall make commercially reasonable efforts to assign the Affected Loans according to Section 10.6. Notwithstanding the foregoing, a Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Continuation Notice as to all Banks by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Bank gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Bank). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Bank other than an Affected Bank to maintain Term Loans as, or to convert Term Loans to, LIBOR Loans or Euribor Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Each Borrower shall compensate each Bank, upon written request by such Bank to the Administrative Agent within five (5) Business Days after the applicable event (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Bank to banks of funds borrowed by it to make or carry its LIBOR Loans, Euribor Loans or BA Loans and any loss, expense or liability sustained by such Bank in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a continuation of any LIBOR Loans, Euribor Loans or BA Loans does not occur on a date specified therefor in a Continuation Notice or a telephonic request for continuation; (ii) if any prepayment or other principal payment of any of its LIBOR Loans, Euribor Loans or BA Loans occurs on a date prior to the last day of an Interest Period applicable to that Term Loan (including, without limitation, pursuant to Section 2.18(b) hereof); or (iii) if any prepayment of any of its LIBOR Loans, Euribor Loans or BA Loans is not made on any date specified in a notice of prepayment given by such Borrower.

(d) Booking of LIBOR Loans, Euribor Loans or BA Loans. Any Bank may make, carry or transfer LIBOR Loans, Euribor Loans or BA Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Bank.

(e) Assumptions Concerning Funding of LIBOR Loans or Euribor Loans. Calculation of all amounts payable to a Bank under this Section 2.18 and under Section 2.19 shall be made as though such Bank had actually funded each of its relevant LIBOR Loans or Euribor Loans through the purchase of a LIBOR or Euribor deposit bearing interest at the rate in an amount equal to the amount of such LIBOR Loan or Euribor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR or Euribor deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America; provided, however, each Bank may fund each of its LIBOR Loans or Euribor Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Bank with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi governmental authority (whether or not having the force of law): (i) subjects such Bank (or its applicable lending office) to any additional Tax (other than (A) any Tax on the overall net income of such Bank or its applicable lending office or (B) any Tax imposed as a result of the Administrative Agent’s or any Bank’s (including the Issuing Bank’s) failure to satisfy the applicable requirements as set forth in any statute enacted (or regulation or administrative guidance promulgated thereunder) after the date hereof that is based on, or similar to, Subtitle A - Foreign Account Tax Compliance of H.R. 2847, as passed by the United States House of Representatives on March 4, 2010 ((A) and (B), collectively, “Excluded Taxes”)) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Bank (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank (other than any such reserve or other requirements with respect to LIBOR Loans, Euribor Loans or BA Loans); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Bank (or its applicable lending office) or its obligations hereunder or the Relevant Interbank Market; and the result of any of the foregoing is to increase the cost to such Bank of maintaining Term Loans hereunder or to reduce any amount received or receivable by such Bank (or its applicable lending office) with respect thereto; then, in any such case, such Borrower shall promptly pay to such Bank, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as may be necessary to compensate such Bank for any such increased cost or reduction in amounts received or receivable hereunder. Such Bank shall deliver to such Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Bank under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Bank shall have determined that the adoption, effectiveness, phase in or applicability after the Closing

Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of, or with reference to, such Bank’s Term Loans, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Bank or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Bank or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by such Borrower from such Bank of the statement referred to in the next sentence, such Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling corporation on an after tax basis for such reduction. Such Bank shall deliver to such Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Bank under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.20 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than any Excluded Taxes) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (such Taxes, “Indemnified Taxes”).

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to the Administrative Agent or any Bank under any of the Credit Documents: (i) each Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as each Borrower becomes aware of it; (ii) each Borrower shall pay to the appropriate taxing or other authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on the Administrative Agent or such Bank, as the case may be) on behalf of and in the name of the Administrative Agent or such Bank; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, (including deductions, withholdings or payments applicable to additional sums payable under this Section 2.20(b)) the Administrative Agent or such Bank, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made in respect of Indemnified Taxes; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, each Credit Party shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority. Each Credit Party shall indemnify the Administrative Agent and each Bank within 10 days after written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Indemnified Taxes (and provide such other evidence thereof as has been received by the Administrative Agent or such Bank, as the case may be), for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Credit Party hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Credit Party by a Bank, or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Bank that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Bank”) shall deliver to the Administrative Agent for transmission to Xerium, on or prior to the Closing Date (in the case of each Bank listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Bank (in the case of each other Bank), and at such other times as may be necessary in the determination of Xerium or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Bank, and such other documentation required under the Internal Revenue Code and reasonably requested by Xerium to establish that such Bank is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Bank of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Bank is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Bank, and such other documentation required under the Internal Revenue Code and reasonably requested by each Borrower to establish that such Bank is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Bank of principal, interest, fees or other amounts payable under any of the Credit Documents. Each Bank that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “US Bank”) shall deliver to the Administrative Agent for transmission to Xerium, on or prior to the Closing Date (in the case of each Bank listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Bank (in the case of each other Bank), and at such times as may be necessary in the determination of Xerium or the Administrative Agent (each in the reasonable exercise of its discretion), such other form or forms, certificates or documentation, including two original copies of Internal Revenue Service Form W-9, as reasonably requested by any Borrower to confirm or establish that such Bank is not subject to deduction, withholding, or backup withholding of United States federal income tax with respect to any payments to such Bank of principal, interest, fees or other amounts payable under any of the Credit Documents. Each Bank required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Bank of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Bank shall promptly deliver to the Administrative Agent for transmission to each Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), or two new original copies of Internal Revenue Service Form W-9, as the case may be, properly completed and duly executed by such Bank, and such other documentation required under the Internal Revenue Code and reasonably requested by any Borrower to confirm or establish that such Bank is not subject to deduction or withholding of United States federal income tax with respect to payments to such Bank under the Credit Documents, or notify the Administrative Agent and each Borrower of its inability to deliver any such forms, certificates or other evidence. Each Borrower shall not be required to pay any additional amount to any Non-US Bank under Section 2.20(b) if such Bank shall have failed (1) to deliver the forms, certificates or other evidence referred to in the first three sentences of this Section 2.20(c), or (2) to notify the Administrative Agent and each Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Bank shall have satisfied the requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Bank, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve each Borrower of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank is not subject to withholding as described herein.

(d) Withholding or Deduction for or on Account of Non-US Tax. A Credit Party shall not be required to pay any additional amount under Section 2.20(b) if, on the date on which the payment falls due (i) the payment could have been made to the relevant Bank without deduction or withholding for or on account of any Tax imposed by any jurisdiction other than the United States (“Non-US Tax”) if that Bank was a Qualifying Lender but on that date that Bank is not or has ceased to be a Qualifying Lender (other than where such Bank was a Qualifying Lender on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Bank, as applicable, and has ceased to be a Qualifying Lender as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof); (ii) the relevant Bank is a Treaty Lender and the payment could have been made to the Bank without deduction or withholding for or on account of Non-US Tax had that Bank complied with its obligations under Section 2.20(e) below; or (iii) the relevant Bank is a 991 Bank and has not given a Tax Confirmation to the Administrative Agent (other than by reason of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof after the Closing Date or the date of the Assignment Agreement pursuant to which the relevant Bank became a Bank, as applicable). The provisions of this Section 2.20(d) are subject always to the proviso contained in Section 2.20(c) above.

(e) Completion of Procedural Formalities. A Treaty Lender and each Credit Party which makes a payment to which that Treaty Lender is entitled shall co-operate in completing as soon as reasonably practicable after the Closing Date (or the date of the Assignment Agreement pursuant to which the relevant Bank becomes a Bank, as applicable) any procedural formalities necessary for that Credit Party to obtain authorization to make that payment without deduction or withholding for or on account of Non-US Tax (including for the avoidance of doubt the completion and submission to the Tax authority in the relevant Treaty Lender’s country of incorporation (or, if different, its country of residence for the purposes of the relevant double taxation agreement) of appropriate forms and documents that are provided to it by the relevant Credit Party).

(f) Change in Circumstance. A Bank that is a 991 Bank shall promptly notify the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(g) Certain Documents. If any Tax was not correctly or legally asserted, the relevant Bank(s) shall, upon Xerium’s reasonable request and at the expense of Xerium, provide such documents to Xerium to enable Xerium to contest such Tax pursuant to appropriate proceedings then available to the relevant Bank(s) (so long as providing such documents shall not, in the good faith determination of the relevant Bank(s) result in any liability to the relevant Bank(s) and doing so is otherwise permitted under applicable law as determined by the relevant Bank(s)).

(h) Withholdings for Certain German Taxes. The provisions of Section 2.20(a) through (g) shall, in addition to all other deductions and withholdings on account of any German Taxes, also apply to deductions and withholdings that are to be made by a Credit Party with respect to any sums payable under the Credit Documents that constitute deemed distributions by a Credit Party. As among the Credit Parties on the one hand and the Administrative Agent and the Banks on the other hand, the Credit

Parties shall be responsible for, and effect, the payment of these deductions and withholdings and indemnify the Administrative Agent and the Banks against any sums paid or damages incurred as a result of being required to make the respective payments; Section 2.20(b) shall in such event apply, mutatis mutandis.

2.21 Obligation to Mitigate. Each Bank agrees that, as promptly as practicable after the officer of such Bank responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Bank to become an Affected Bank or that would entitle such Bank to receive payments under Sections 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Bank and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Term Loans, including any Affected Loans, through another office of such Bank, or (b) take such other measures as such Bank may deem reasonable, if as a result thereof the circumstances which would cause such Bank to be an Affected Bank would cease to exist or the additional amounts which would otherwise be required to be paid to such Bank pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Bank in its sole discretion, the maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Bank; provided, such Bank will not be obligated to utilize such other office pursuant to this Section 2.21 unless each Borrower agrees to pay all incremental expenses incurred by such Bank as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by each Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Bank to such Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.22 Tax Credit. If a Credit Party pays any additional amount under Section 2.20(b) and the relevant Bank (or the Administrative Agent, as the case may be) determines in its sole discretion that (a) a Tax Credit is attributable either to an increased payment of which that additional amount forms part, or to that additional amount and (b) that Bank (or the Administrative Agent, as the case may be) has obtained, utilized and retained that Tax Credit, the Bank (or the Administrative Agent, as the case may be) shall, to the extent that it can do so without prejudice to the retention of the Tax Credit, pay an amount to the Credit Party which that Credit Party determines in its absolute discretion but in good faith will leave it (after that payment) in the same after-Tax position as it would have been in had the additional amount not been required to be paid by the Credit Party. Nothing herein contained shall interfere with the right of any Bank (or the Administrative Agent, as the case may be) to arrange its affairs in whatever manner it thinks fit and, in particular, no Bank (or the Administrative Agent, as the case may be) shall be under any obligation to claim a Tax Credit on its corporate profits or otherwise, or to claim such relief in priority to any other claims, reliefs, credits or deductions available to it or to disclose details of its affairs. Any amount to be paid by a bank pursuant to this Section 2.22 shall be made promptly on the date of receipt of the relevant Tax Credit by such Bank(or the Administrative Agent, as the case may be) or, if later, on the last date on which the applicable taxation authority would be able in accordance with applicable law to reclaim or reduce such Tax Credit.

2.23 [Intentionally Omitted]

2.24 Removal or Replacement of a Bank. Anything contained herein to the contrary notwithstanding, in the event that: (a)(i) any Bank (an “Increased Cost Bank”) shall give notice to each Borrower that such Bank is an Affected Bank or that such Bank is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Bank to be an Affected Bank or which entitle such Bank to receive such payments shall remain in effect, and (iii) such Bank shall fail to withdraw such notice within five Business Days after a Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.6(b), the consent of Requisite Banks shall have been obtained but the consent of one or more of such other Banks (each a “Non-Consenting Bank”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Bank or Non-Consenting Bank (the “Terminated Bank”), a Borrower may, by giving written notice to Administrative Agent and any Terminated Bank of its election to do so, elect to cause such Terminated Bank (and such Terminated Bank hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a “Replacement Bank”) in accordance with the provisions of Section 10.6 and Xerium shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Bank shall pay to the Terminated Bank an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Bank; (2) on the date of such assignment, each Borrower shall pay any amounts payable to such Terminated Bank pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment; and (3) in the event such Terminated Bank is a Non-Consenting Bank, each Replacement Bank shall consent, at the time of such assignment, to each matter in respect of which such Terminated Bank was a Non-Consenting Bank. Upon the prepayment of all amounts owing to any Terminated Bank, such Terminated Bank shall no longer constitute a “Bank” for purposes hereof; provided, any rights of such Terminated Bank to indemnification hereunder shall survive as to such Terminated Bank.

2.25 Joint and Several Liability.

(a) Joint and Several Liability. All Obligations of the Borrowers under this Agreement and the other Credit Documents shall be joint and several Obligations of each Borrower to the extent (i) legally permissible and (ii) local restrictions apply and provided that, without prejudice to the limitations set forth in Section 7.14, none of Italia SpA, Huyck Austria, Xerium Canada, Germany Holdings or any Non-US Guarantor shall be liable for any Obligations of any Borrower organized in the United States. Anything contained in this Agreement and the other Credit Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its

Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. § 548, or any applicable provisions of comparable law of a Governmental Authority (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Credit Party or Affiliates of any other Credit Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Credit Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Credit Party of Obligations arising under Guaranties by such parties.

(b) Subrogation. Until the Obligations shall have been paid in full in Cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against any other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights Collateral Agent may have against any such other Borrower, any such collateral or security, and any such other guarantor. The Borrowers under this Agreement and the other Credit Documents together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Credit Documents. Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Agreement and the other Credit Documents (a “Funding Borrower”) that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from each of the other Borrowers in the amount of such other Borrowers’ Obligation Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Borrowers’ Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date. “Obligation Fair Share” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (X) the Obligation Fair Share Contribution Amount (as defined below) with respect to such Borrower to (Y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all the Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Credit Documents in respect of the Obligations guarantied. “Obligation Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower. “Obligation Fair Share Contribution Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Credit Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the “Obligation Fair Share Contribution Amount” with respect to any Borrower for purposes of this Section 2.25, any assets or liabilities of such Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. “Obligation Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Credit Documents (including in respect of this Section 2.25) minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrowers as contributions under this Section 2.25. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among the Borrowers of their Obligations as set forth in this Section 2.25 shall not be construed in any way to limit the liability of any Borrower hereunder or under any other Credit Document. Nothing contained in this Section 2.25(b) shall be of prejudice to any more favorable provisions applicable to Italia SpA, Huyck Austria, Xerium Canada, Germany Holdings or any non-US Guarantor pursuant to Section 7.6.

(c) Parallel Debt and Collateral Agent. Notwithstanding anything to the contrary in any Credit Document, each of the Borrowers and Guarantors and each of the Secured Parties agree that the Collateral Agent shall be the joint and several creditor (together with the relevant Secured Party) of each and every obligation of any Borrower or Guarantor towards each of the Secured Parties (other than the Collateral Agent) under the Credit Documents, and that accordingly the Collateral Agent will have its own independent right to demand performance by the relevant Borrower or Guarantor of such obligations. However, any discharge of any such obligation to one of the Collateral Agent or any Secured Party (other than the Collateral Agent) shall, to that extent, discharge the corresponding obligation owing to the other. Nothing in this Agreement or in any other Credit Document shall in any way limit the Collateral Agent’s right to enforce, protect and preserve all of its rights under each Collateral Document as contemplated by this Agreement or the relevant Collateral Document (or to perform any act reasonably incidental to any of the foregoing).

2.26 [Intentionally Omitted]

2.27 Term Loans to Non-US Borrowers. Each Bank may, at its option, maintain any Term Loan owing by any Non-US Borrower by causing any foreign or domestic branch or Affiliate of such Bank to maintain such Term Loan; provided that any exercise of such option shall not affect the obligation of such Non-US Borrower to repay such Term Loan in accordance with the terms of this Agreement.

2.28 Intercreditor Agreement. Each Bank hereby authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement on its behalf and hereby approves and agrees to be bound by the terms of the Intercreditor

Agreement (including the subordination of the Collateral Agent’s Liens on the Collateral to the extent provided in the Intercreditor Agreement). Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern. The Banks acknowledge that the First Lien Obligations are secured by the Collateral, subject to the Intercreditor Agreement.

2.29 No Requirement of Bank Signatures. Each Bank listed on Schedule 2.29 shall be a party hereto in accordance with the Plan of Reorganization and, pursuant to the Plan of Reorganization, is bound hereby without the requirement of any Bank to execute a signature page hereto.

SECTION 3. CONDITIONS PRECEDENT

3.1 Conditions to Closing Date and Effectiveness. The agreement of each Bank to accept the Term Loans owing to it under the terms of this Agreement is subject to the satisfaction, prior to or concurrent with such agreement to accept the Term Loans, of the following conditions precedent:

(a) Credit Documents. The Administrative Agent shall have received sufficient copies of each Credit Document to be executed by the appropriate Credit Party on the Closing Date and delivered by each applicable Credit Party for each Bank (which may be delivered by facsimile or other electronic means for the purposes of satisfying this Section 3.1(a) on the Closing Date, with signed originals to be delivered promptly thereafter) and such Credit Documents shall be in form and substance satisfactory to the Borrowers and their counsel and the Administrative Agent and its counsel.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) a copy of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) resolution of the shareholder(s) of the Australian Obligor and Guarantors incorporated in the United Kingdom approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (v) to the extent applicable, a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date. For Credit Parties organized, incorporated or formed outside of the United States, delivery of a Formalities Certificate shall suffice to satisfy this Section 3.1(b).

(c) Closing Date Certificate. The Administrative Agent shall have received a Closing Date Certificate, dated the Closing Date and signed by an Authorized Officer of Xerium.

(d) No Liabilities. Neither Xerium nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the audited financial statements delivered pursuant to Section 3.1(l) for Fiscal Year 2009 or the notes thereto (other than as contemplated by the Plan of Reorganization) and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Xerium and any of its Subsidiaries taken as a whole.

(e) Organizational and Capital Structure. The organizational structure and capital structure of Xerium and its Subsidiaries, after giving effect to the Recapitalization, shall be as set forth in the Plan of Reorganization and Disclosure Statement, provided that any changes to such Plan of Reorganization and Disclosure Statement which are adverse to the Banks shall be acceptable to the Banks.

(f) Confirmation Order; Plan of Reorganization. (i) The Confirmation Order shall be in full force and effect and shall not have been reversed or modified, stayed or subject to a motion to stay, (ii) the Administrative Agent shall have received a copy of the Confirmation Order, certified as true, correct and complete by the clerk of the Bankruptcy Court, (iii) the Confirmation Order and the Plan of Reorganization shall each be in full force and effect and shall be in form and substance reasonably satisfactory to the Administrative Agent, (iv) all documents executed in connection with the implementation of the Plan of Reorganization shall be in accordance with the Plan of Reorganization and, if so required thereunder, shall be in form and substance reasonably satisfactory to the Administrative Agent, (v) all motions and proposed orders to be filed with the Bankruptcy Court in connection with this Agreement and the Plan of Reorganization shall be in form and substance reasonably satisfactory to the Administrative Agent and (vi) all conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or waived by the Administrative Agent, and the Effective Date and substantial consummation of the Plan of Reorganization shall have occurred.

(g) Roll-Up of DIP Facility. The loans, letters of credit and commitments under the DIP Facility shall have been continued and rolled into the First Lien Credit Agreement.

(h) First Lien Credit Agreement. (i) The terms of the First Lien Credit Agreement shall be reasonably satisfactory to the Administrative Agent, and (ii) the Administrative Agent shall have received reasonably satisfactory evidence that the conditions to the effectiveness of the First Lien Credit Agreement shall have been satisfied or waived in accordance with its terms.

(i) Governmental Authorizations and Consents. Each Credit Party shall have obtained all material necessary Governmental Authorizations and all consents of other Persons (including any necessary approvals of the Bankruptcy Court or otherwise in connection with the Recapitalization), in each case that are necessary in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(j) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected security interest in certain Real Estate Assets, the Collateral Agent shall have received from each applicable Borrower and each applicable Guarantor:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(j) (each, a “Closing Date Mortgaged Property”);

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii) (a) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to the Collateral Agent with respect to each Closing Date Mortgaged Property located in the United States (each, a “Title Policy”), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, or in the case of each Closing Date Mortgaged Property located in Canada, a title insurance policy issued by one or more title companies reasonably satisfactory to the Collateral Agent, together with the property and title report prepared by the Collateral Agent’s counsel in Canada (each, a “Canada Title Policy”); and for each Title Policy and each Canada Title Policy, copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent and (B) evidence satisfactory to the Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and each Canada Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records; and

(iv) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to the Collateral Agent.

(k) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected security interest in the personal property Collateral, the Collateral Agent shall have received:

(i) evidence reasonably satisfactory to the Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including their obligations to execute and deliver UCC financing statements, other securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii) the First Lien Agent, as bailee for the Secured Parties, shall have received (x) the originals of certificates representing the shares of capital stock pledged pursuant to the Pledge and Security Agreement and the other Collateral Documents, together with an original of an undated stock power for each such certificate executed in blank by a duly Authorized Officer of the pledgor thereof (if applicable and subject to the provisions of the relevant Collateral Document), and (y) originals of each promissory note (if any) pledged to the Collateral Agent pursuant to the Pledge and Security Agreement and the other Collateral Documents endorsed in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;

(iii) a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of Xerium, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal, real or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iv) opinions of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent; and

(v) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document, notice and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent.

(l) Financial Statements; Business Plan. The Banks shall have received from Xerium (i) the audited consolidated balance sheets of Xerium and its Subsidiaries as of December 31, 2009 for the Fiscal Year then ended and the related consolidated statements of income, stockholders’ equity and cash flows of Xerium and its Subsidiaries for such Fiscal Year, together with a report thereon of Ernst & Young LLP, which financial statements and report shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) an Officer’s Certificate executed by an Authorized Officer of Xerium certifying that there have been no changes to the Initial Business Plan.

(m) Insurance. Collateral Agent shall have received a certificate from Xerium’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and naming the First Lien Agent, on behalf of the First Lien Secured Parties, and the Secured Parties as loss payee thereunder to the extent required under Section 5.5.

(n) Opinions of Counsel to Credit Parties. The Administrative Agent and its counsel shall have received executed copies of the favorable written opinions of counsel to the Credit Parties as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(o) Cash Payment and Common Stock Issuance. The Banks (or the Administrative Agent on behalf of the Banks) shall have received the cash payment contemplated by the Plan of Reorganization and evidence satisfactory to the Administrative Agent that the Common Stock will be distributed to the Banks as contemplated by the Plan of Reorganization.

(p) Fees and Expenses. The Administrative Agent shall have received payment in full of all fees and expenses invoiced and due to the Agents (including the reasonable fees and expenses due of their advisors and legal counsel) in connection with this Agreement.

(q) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority (other than the Bankruptcy Cases) that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents or that could have a Material Adverse Effect.

(r) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Credit Documents and all documents incidental thereto not previously found acceptable by the Administrative Agent and its counsel shall be satisfactory in form and substance to the Administrative Agent and such counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.

(s) Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any representation or warranty that is by its terms qualified by materiality shall be true and correct in all respects.

(t) No Default. No event shall have occurred and be continuing or would result from the consummation of the transaction contemplated hereunder or under the Credit Documents that would constitute an Event of Default or a Default.

(u) No Material Adverse Effect. Since the Petition Date, nothing shall have occurred (and neither the Administrative Agent nor the Requisite Banks shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Requisite Banks shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

(v) Compliance with Law and Regulations. All Term Loans and all other financings to the Borrowers (and all guaranties thereof and security therefor), as well as the transactions contemplated by the Credit Documents and the consummation thereof, shall be in full compliance in all material respects with all applicable requirements of law, including Regulations T, U and X of the Federal Reserve Board.

(w) No Conflict with Material Contracts. After giving effect to the transactions contemplated by the Credit Documents, there shall be no conflict with, or default under, any Material Contract.

(x) Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a Solvency Certificate from each Borrower dated the Closing Date and addressed to the Administrative Agent and the Banks.

(y) Account Control Agreements. The applicable Credit Party shall have entered into account control agreements with respect to each Primary Account in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

For the purpose of determining compliance with the conditions specified in this Section 3.1, each Bank that has accepted the distributions under the Plan of Reorganization shall be deemed to have accepted, and to be satisfied with, each document required to be delivered in a form satisfactory to the Banks or Requisite Banks under this Section 3.1 and which was included in the Plan Supplement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Agreement, and to induce each Bank Counterparty to enter into any transaction in respect of Hedging Obligations, each Credit Party represents and warrants to each Bank and each Bank Counterparty that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification. Each of Xerium and its Subsidiaries (a) is duly organized, validly existing and in good standing (or, for Non-U.S. Credit Parties of equivalent status when reasonably ascertainable) under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2 Capital Stock and Ownership. The Capital Stock of each of Xerium and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Xerium or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Xerium or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Xerium or any of its Subsidiaries of any additional membership interests or other Capital Stock of Xerium or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Xerium or any of its Subsidiaries. Schedules 4.1 and 4.2 correctly set forth the ownership interest of Xerium and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Xerium or any of its Subsidiaries, any of the Organizational Documents of Xerium or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on

Xerium or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Xerium or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Xerium or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Xerium or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Banks and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

4.5 Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date and (ii) filings and recordings to be made in connection with the perfection of Collateral acquired after the Closing Date.

4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments. As of the Closing Date, neither Xerium nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Xerium and any of its Subsidiaries taken as a whole.

4.8 Business Plan. The Initial Business Plan and each Business Plan delivered pursuant to Section 5.1(q) is and will be based on good faith estimates and assumptions made by the management of Xerium; provided, that such Business Plan is not to be viewed as fact and that actual results during the period or periods covered by the

Business Plan may differ from such Business Plan and that the differences may be material; provided, further, as of the Closing Date, management of Xerium believed that the Business Plan was reasonable and attainable.

4.9 No Material Adverse Change. Since the Petition Date, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10 [Intentionally Omitted].

4.11 Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Xerium nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12 Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Xerium and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Xerium and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Xerium knows of no proposed tax assessment against Xerium or any of its Subsidiaries which is not being actively contested by Xerium or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13 Properties. (a) Title. Each of Xerium and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the Ordinary Course or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.13(b) contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Xerium does not have knowledge of any default that has occurred and is continuing thereunder except where the consequences, direct or indirect, of such default or defaults, if any, could not be reasonably expected to have a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14 Environmental Matters. Neither Xerium nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Xerium’s and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Xerium or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Xerium nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Xerium or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, and none of Xerium’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of Hazardous Materials, except as would not reasonably be expected to form the basis of an Environmental Claim against Xerium or any of its Subsidiaries, or as listed on Schedule 4.14. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Xerium or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15 No Defaults. Neither Xerium nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect and except as contemplated by the Plan of Reorganization.

4.16 Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder, except any such default or failure to be in force and effect which could not reasonably be expected to result in an exercise of remedies or acceleration of the indebtedness created thereunder.

4.17 Governmental Regulation. Neither Xerium nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, provincial or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Xerium nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18 Margin Stock. Neither Xerium nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made under the Prepetition Credit Agreement to such Credit Party were used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

4.19 Employee Matters. Neither Xerium nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Xerium or any of its Subsidiaries, or to the best knowledge of Xerium and each other Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Xerium or any of its Subsidiaries or to the best knowledge of Xerium and each other Credit Party, threatened against any of them, (b) no strike, work stoppage or lock-out in existence or threatened involving Xerium or any of its Subsidiaries, and (c) to the best knowledge of Xerium and each other Credit Party, no union representation question existing with respect to the employees of Xerium or any of its Subsidiaries and, to the best knowledge of Xerium and each other Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.20 Employee Benefit Plans

(a) Xerium, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, other than any non-compliance or non-performance that would not be reasonably expected to have a Material Adverse Effect.

Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a recent favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, except such defect that can be corrected pursuant to Rev. Proc. 2003-44 or any successor ruling or regulation without giving rise to a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA (other than Ordinary Course contribution obligations) has been or is expected to be incurred by Xerium, any of its Subsidiaries or any of their ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect.

(b) Each Canadian Registered Pension Plan has been established, registered, qualified, invested and administered in compliance with its terms and all applicable laws, other than any non-compliance that would not reasonably be expected to have a Material Adverse Effect. No liability (other than required contributions and premium payments) under the Canadian Registered Pension Plans has been or is expected to be incurred by Xerium Canada, or any Affiliate of Xerium Canada that could reasonably be expected to have a Material Adverse Effect. No Canadian Pension Plan Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a liability to Xerium Canada or any Affiliate of Xerium Canada in excess of $1,000,000. Each Canadian Registered Pension Plan has been funded on both a going concern and solvency basis in accordance with applicable laws and on the basis of the actuarial report which was most recently filed with the applicable pension regulator for the applicable Canadian Registered Pension Plan. None of Xerium Canada or any Affiliate of Xerium Canada contribute to, are obligated to contribute to (or have contributed within the last five years to) a multi-employer pension plan, as defined under applicable laws. Xerium Canada has provided the Administrative Agent with a copy of the actuarial valuation for each Canadian Registered Pension Plan most recently filed with the applicable pension regulator.

4.21 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated by the Credit Documents.

4.22 Solvency. After giving effect to the transactions contemplated hereby and pursuant to the Plan of Reorganization and the incurrence of the Indebtedness and obligations being incurred in connection herewith and under the First Lien Credit Agreement, each Credit Party is Solvent.

4.23 [Reserved].

4.24 Compliance with Statutes, etc. Each of Xerium and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Xerium or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.25 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements, including without limitation, information contained in the presentations made to the Banks, furnished to Banks by or on behalf of Xerium or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Xerium or any other Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Xerium or any other Borrower to be reasonable at the time made, it being recognized by Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Xerium or any other Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Banks for use in connection with the transactions contemplated hereby.

4.26 Insurance. All policies of insurance of Xerium or any of its Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity and workers’ compensation, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.

4.27 Deposit and Securities Accounts. Schedule 4.27 contains a true, correct and complete list of the Credit Parties’ primary Dollar denominated master deposit and investment accounts and primary Euro denominated master deposit and investment accounts (collectively, the “Primary Accounts”).

4.28 UK Establishment. No Credit Party has a “UK establishment” within the meaning of the Overseas Companies Regulations 2009.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1 Financial Statements and Other Reports. Xerium will deliver to Administrative Agent:

(a) [Intentionally Omitted]

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of Xerium and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Xerium and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form (x) the corresponding figures for the corresponding periods of the previous Fiscal Year, and (y) the corresponding figures contained in the Business Plan for the corresponding periods for the current Fiscal Year, together with a Financial Officer Certification with respect thereto and including a detailed explanation as to the material variances that may have occurred from the prior Fiscal Quarter and the figures contained in the Business Plan for the corresponding period for the current Fiscal Year;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the audited consolidated balance sheets of Xerium and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Xerium and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, together with a Financial Officer Certification and including a detailed explanation as to the material variances that may have occurred from the prior Fiscal Year and the figures contained in the Business Plan for the current Fiscal Year and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized international standing selected by Xerium (which report (other than with respect to the “on going concern” opinion in the report for Fiscal Year 2009) shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Xerium and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(d) Compliance Certificate. Together with each delivery of financial statements of Xerium and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate; provided, that in respect of the fourth Fiscal Quarter of each Fiscal Year, it shall also deliver a duly executed and completed Compliance Certificate as soon as available, and in any event within 90 days after the end of the fourth Fiscal Quarter;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the Compliance Certificate (including, without limitation, calculation of Excess Cash therein) of Xerium and its Subsidiaries delivered pursuant to Section 5.1(d) will differ in any material respect in the manner in which computations are derived from Xerium’s financial statements for the Compliance Certificate that would have been delivered pursuant to such subsection had no such change in accounting principles and policies been made, then, together with the first delivery of such Compliance Certificate after such change, Xerium will deliver one or more statements of explanation of such difference(s) in form and substance satisfactory to Administrative Agent and, if appropriate, Xerium’s proposal for amending any terms or requirements used or addressed in the Compliance Certificate to adjust for such change(s);

(f) Sufficiency of Public Quarterly and Annual Reports. Notwithstanding anything to the contrary contained herein, delivery to the Administrative Agent by Xerium of its quarterly report on Form 10-Q and its annual report on form 10-K shall satisfy the requirements of Sections 5.1(b) and (c), respectively, for so long as Xerium remains a reporting company under the Exchange Act.

(g) Notice of Default. Promptly upon any officer of Xerium or each other Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Xerium or each other Borrower with respect thereto; (ii) that any Person has given any notice to Xerium or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action each Borrower has taken, is taking and proposes to take with respect thereto;

(h) Notice of Litigation. Promptly upon any officer of Xerium or each other Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by each Borrower to Banks, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Xerium or each other Borrower to enable Banks and their counsel to evaluate such matters;

(i) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(j) Canadian Registered Pension Plans. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any Canadian Pension Plan Event, a written notice specifying the nature thereof, what action Xerium Canada or any Affiliate of Xerium Canada has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Canada Revenue Agency or any applicable pension regulator; and (ii) with reasonable promptness, (1) copies of each annual information return filed with the Canada Revenue Agency or any applicable pension regulator with respect to a Canadian Registered Pension Plan; (2) copies of all notices received by Xerium Canada or any Affiliate of Xerium Canada from the sponsor of a multi-employer pension plan, as defined under applicable laws, concerning a Canadian Pension Plan Event; (3) copies of each actuarial valuation for each Canadian Registered Pension Plan filed with any applicable pension regulator; (4) copies of any actuarial certifications in respect of each Canadian Registered Pension Plan filed with any applicable pension regulator, whether in connection with a request for approval to effect commuted value transfers from such plan or otherwise; and (5) copies of such other documents or governmental reports or filings relating to any Canadian Registered Pension Plan as Administrative Agent shall reasonably request;

(k) Insurance Report. As soon as practicable following any material change in the insurance coverage, notice to the Administrative Agent of such change and an explanation in form and substance reasonably satisfactory to the Administrative Agent of such change;

(l) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Xerium or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(m) Information Regarding Collateral. Each Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure or (iii) in any Credit Party’s

Federal Taxpayer Identification Number. Each Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Each Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), each Borrower shall deliver to the Collateral Agent an Officer’s Certificate either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(o) Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by Xerium to its security holders acting in such capacity or by any Subsidiary of Xerium to its security holders other than Xerium or another Subsidiary of Xerium, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Xerium or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and (C) all press releases and other statements made available generally by Xerium or any of its Subsidiaries to the public concerning material developments in the business of Xerium or any of its Subsidiaries, and (ii) such other information and data with respect to Xerium or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent;

(p) Electronic Delivery.

(i) Notwithstanding anything in any Credit Document to the contrary, each Credit Party hereby agrees that it will use its reasonable best efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) is a Continuation Notice (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under any Credit Document prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under any Credit Document or (D) is required to be delivered to satisfy any condition set forth in Sections 3.1 (all such non-excluded communications being referred to herein collectively as the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citi.com, with a copy to Global.loans.Support@citi.com. In addition, each Credit Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Credit Documents, but only to the extent requested by the Administrative Agent.

(ii) Each Credit Party further agrees that the Administrative Agent may make the Communications available to the Banks by posting the Communications on IntraLinks, Fixed Income Direct or a substantially similar electronic transmission system (each such system, a “Platform”). Each Credit Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

(iii) EACH PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF ANY PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR ANY PLATFORM. IN NO EVENT SHALL ANY AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWERS, ANY OTHER CREDIT PARTY, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ OR THE AGENTS’ TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(iv) The Administrative Agent agrees that the receipt of the Communications by it at its e-mail address set forth in Annex B shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Section 5.1(p). Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to a Platform shall constitute effective delivery of the Communications to such Bank for purposes of this Section 5.1(p). Each Bank agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(v) Nothing in this Section 5.1(p) shall prejudice the right of any Agent or any Bank to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(q) Business Plan. Promptly after approval thereof by the board of directors of Xerium, and in any event no later than April 1 of each Fiscal Year, Xerium shall deliver to the Administrative Agent (commencing with Fiscal Year 2010), a detailed consolidated budget and business plan of Xerium and its Subsidiaries through Fiscal Year 2015 (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of each Fiscal Year through Fiscal Year 2015) in form and substance reasonably satisfactory to the Administrative Agent (the “Business Plan”); provided that with respect to the Fiscal Year in which the Business Plan is being delivered such Business Plan shall be prepared by Fiscal Quarter for such Fiscal Year.

5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Banks.

5.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its profits, income, capital, capital gains, payroll businesses or franchises before any penalty or fine accrues thereon, and all Taxes or claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Xerium or any of its Subsidiaries).

5.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Xerium and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to maintain such properties would not reasonably be expected in any individual case or in the aggregate to have a Material Adverse Effect.

5.5 Insurance. Xerium will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Xerium and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Xerium will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance issued by an insurer organized or incorporated in the United States shall (i) name the Collateral Agent, on behalf of Banks as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names the First Lien Agent, on behalf of the First Lien Secured Parties and the Secured Parties, as the loss payee thereunder for losses of $1,000,000 or greater and provides for at least thirty days’ prior written notice to the First Lien Agent and the Administrative Agent of any modification or cancellation of such policy.

5.6 Books and Records; Inspections. Each Credit Party will, and will cause each of its respective Subsidiaries to, keep books and records which accurately reflect its business affairs in all material respects and material transactions and each Credit Party will, and will cause each of its respective Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Each Credit Party will cause its officers to participate in update calls, no more frequently than once each quarter, with the Agents and the Banks upon reasonable notice and request from the Administrative Agent.

5.7 [Intentionally Omitted].

5.8 Compliance with Laws; SEC Filings. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except where failure to do so would not reasonably be expected to have a Material Adverse Effect and Xerium shall timely file with the Securities and Exchange Commission all reports, notices and documents required to be filed under the Exchange Act.

5.9 Environmental.

(a) Environmental Disclosure. Xerium will deliver to Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Xerium or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims that could reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, provincial, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Xerium or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Xerium’s or each other Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Xerium or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Xerium or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Xerium or any of its Subsidiaries that could reasonably be expected to (A) expose Xerium or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) adversely affect the ability of Xerium or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Xerium or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Xerium or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10 Subsidiaries. In the event that any Person becomes a Subsidiary of a Borrower, such Borrower shall (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, taking into account not to create adverse tax consequences to any Credit Party in respect of Section 956 of the Internal Revenue Code, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates as are reasonably requested by the Collateral Agent. With respect to each such Subsidiary, each Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of such Borrower, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of such Borrower; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11 Additional Material Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, taking into account not to create adverse tax consequences to Xerium in respect of Section 956 of the Internal Revenue Code, then such Credit Party, as soon as practicable but in no event later than twenty (20) days after acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected security interest in such Material Real Estate Assets. The applicable Credit Party shall use its commercially reasonable efforts to cause a Landlord Personal Property Collateral Access Agreement and a Landlord Consent and Estoppel to be executed by the applicable landlord and delivered to the Collateral Agent (i) within 90 days after the Closing Date with respect to any Leasehold Property listed on Schedule 4.13(b) as a Leasehold Property and located in the United States and with respect to which aggregate payments under the terms of such lease are $500,000 or more per annum, and (ii) within 90 days after the acquisition of interest therein, any other Leasehold Property located in the United States which the Credit Party leases and with respect to which aggregate payments under the terms of such lease are $500,000 or more per annum. In addition to the foregoing, each Borrower shall, at the request of Requisite Banks, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12 [Intentionally Omitted].

5.13 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the Collateral.

5.14 Intellectual Property. Unless otherwise consented to by Agents or Requisite Banks, the Borrower and each of its Subsidiaries will continue to own or possess the right to use, free from any restrictions, all patents, trademarks, copyrights, and domain names that are used in the operation of their respective businesses as presently conducted and as proposed to be conducted, except to the extent the failure to so own or possess would not reasonably be expected to have a Material Adverse Effect.

5.15 Know-Your-Customer Rules.

If :

(i) (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Closing Date;

(B) any change in the status of a Credit Party after the Closing Date; or

(C) a proposed assignment or transfer by a Bank of any of its rights and obligations under this Agreement to a party that is not a Bank prior to such assignment or transfer,

obliges the Administrative Agent or any Bank (or, in the case of paragraph (C) above, any prospective new Bank) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Credit Party shall promptly upon the request of the Administrative Agent or any Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Bank) or any Bank (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Bank) in order for the Administrative Agent, such Bank or, in the case of the event described in paragraph (C) above, any prospective new Bank to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

(ii) Each Bank shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.

(iii) Xerium shall, by not less than 10 Business Days’ prior written notice to the Administrative Agent, notify the Administrative Agent (which shall promptly notify the Banks) that one of its Subsidiaries shall become a Guarantor pursuant to Section 5.10.

Following the giving of any notice pursuant to paragraph (iii) above, if the accession of such Subsidiary obliges the Administrative Agent or any Bank to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, Xerium shall promptly upon the request of the Administrative Agent or any Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Bank) or any Bank (for itself or on behalf of any prospective new Bank) in order for the Administrative Agent or such Bank or any prospective new Bank to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement.

5.16 Pari Passu Ranking. Each Credit Party will, and will cause each of its Subsidiaries to ensure that its payment obligations under each of the Credit Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future secured and unsubordinated indebtedness (actual or contingent) except the First Lien Obligations pursuant to the terms of the Intercreditor Agreement and indebtedness preferred solely by operation of law.

5.17 2009 Audit Opinion. If the audit opinion delivered with the audited consolidated financial statements of Xerium and its Subsidiaries pursuant to Section 5.1(c) for Fiscal Year 2009 contains a going concern qualification, Xerium will use its commercially reasonable efforts to cause such auditors to deliver a revised opinion withdrawing the going concern qualification.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any of its Subsidiaries to a Borrower or to any other Subsidiary of Xerium, or of a Borrower to any other Borrower or any Subsidiary of Xerium; provided, (i) any such Indebtedness payable to a Credit Party shall be evidenced by promissory notes and all such notes shall be subject to a perfected Lien pursuant to the applicable Collateral Documents, which notes shall be executed and delivered as soon as commercially practicable after the incurrence of such Indebtedness, (ii) all such Indebtedness of any Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement which shall be entered into as soon as commercially practicable after the incurrence of such Indebtedness and shall be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) any payment of such Indebtedness by any Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any such Indebtedness owed by such Credit Party to Xerium or to any of its Subsidiaries for whose benefit such payment is made;

(c) unsecured Debt (including Subordinated Debt); provided, that (i) no Default or Event of Default is continuing under this Agreement or would result from such issuance, (ii) each Borrower is in compliance (and certifies as to such compliance) with Section 6.8 on a pro forma basis after giving effect to the such issuance, (iii) the proceeds of such issuance are applied in accordance with Section 2.14(d), (iv) such Debt shall have a maturity of not earlier than six (6) months after the Term Loan Maturity Date, (v) the documentation relating to such Debt shall not permit or provide for any scheduled amortization payments prior to the Term Loan Maturity Date and (vi) the documentation relating to such Debt shall not contain any covenant or event of default that is either (x) not substantially provided for in this Agreement or (y) more favorable to the holder of such Debt than the comparable covenant or event of default set forth in this Agreement, and, with respect to Subordinated Debt, shall contain customary subordination provisions pursuant to which such subordinated Debt is subordinate to the prior payment in full of the Obligations;

(d) Indebtedness incurred by Xerium or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of each Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Xerium or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course;

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g) guaranties in the Ordinary Course of obligations to suppliers, customers, franchisees and licensees of Xerium and its Subsidiaries;

(h) guaranties or the provision of other credit support by a Borrower of Indebtedness of a Credit Party or guaranties or the provision of other credit support by a Credit Party of a Borrower of Indebtedness of a Borrower or a Credit Party with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(i) Indebtedness, including the ability to draw on commitments to incur Indebtedness, described in Schedule 6.1(i), but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not materially less favorable to the obligor thereon or to the Banks than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, except as to fees and expenses at refinancing or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(j) Indebtedness with respect to Capital Leases or purchase money Indebtedness in an amount not to exceed at any time $25,000,000 in the aggregate (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, any such purchase money Indebtedness shall be secured only to the asset(s) acquired in connection with the incurrence of such Indebtedness;

(k) other Indebtedness of Xerium and its Subsidiaries in an aggregate amount not to exceed at any time $25,000,000;

(l) Indebtedness under the Factoring Agreements otherwise permitted by this Agreement;

(m) unsecured working capital facilities of any Subsidiary in respect of which a letter of credit in an amount equal to the maximum principal amount of such facilities has been issued under the First Lien Credit Agreement;

(n) Hedging Obligations entered into for the purpose of hedging risks associated with the operations of Xerium and its Subsidiaries;

(o) Indebtedness owed under the First Lien Credit Agreement and the First Lien Credit Documents; and

(p) provided that no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, any replacement, renewal or refinancing of any Indebtedness described in Sections 6.1 (c), (j), (k), and (o) (collectively, the “Permitted Refinancing Indebtedness”) that (i) does not exceed the aggregate principal amount of the Indebtedness being replaced, renewed or refinanced, except as to fees and expenses at refinancing, (ii) does not have a maturity date earlier than the Indebtedness being replaced renewed or refinanced, (iii) does not rank at the time of such replacement, renewal or refinancing senior to the Indebtedness being replaced, renewed or refinanced, (iv) the obligors in respect of such Permitted Refinancing Indebtedness (including in their capacities as primary obligor and guarantor) are the same as for the Indebtedness being refinanced and (vi) any Liens securing such Permitted Refinancing Indebtedness are not extended to any property which does not secure the Indebtedness being refinanced. If the documentation relating to any such Permitted Refinancing Indebtedness contains any covenant or event of default that is either (x) not substantially provided for in this Agreement or (y) more favorable to the holder of such debt than the comparable covenant or event of default set forth in this Agreement, then Xerium shall notify the Administrative Agent thereof in writing and this Agreement shall be automatically amended to include such covenant or event of default, mutatis mutandis, without any further action required by any parties hereto.

6.2 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Xerium or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes not then due or if due obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.3 or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an adequate reserve has been made in accordance with GAAP;

(c) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the Ordinary Course (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of fifteen (15) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the Ordinary Course in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Xerium or any of its Subsidiaries;

(f) any (i) interest or title of a lessor or sublessor under any lease of real estate permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(g) Liens solely on any cash earnest money deposits made by Xerium or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements or, for property located in foreign jurisdictions, the preparation and/or filing of functionally similar documents, relating solely to operating leases of personal property entered into in the Ordinary Course;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) (i) licenses of patents, trademarks and other intellectual property rights granted by Xerium or any of its Subsidiaries in the Ordinary Course and not interfering in any material respect with the ordinary conduct of the business of Xerium or such Subsidiary and (ii) leases or subleases granted by Xerium of any of its Subsidiaries to third parties in respect of surplus property which is not fundamental to the operation of the business in the Ordinary Course; provided that such leases and subleases are on arms-length commercial terms and are otherwise satisfactory to the Administrative Agent;

(l) existing Liens described in Schedule 6.2(l) and replacements thereof, so long as the replacement Liens encumber only the assets subject to the Liens being replaced and the replacement Liens secure obligations in an amount no greater than the obligations secured by the Liens being replaced;

(m) Liens securing Indebtedness permitted pursuant to Sections 6.1(j) and (k); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens granted by entities acquired pursuant to Section 6.9 prior to their acquisition and not in contemplation of such acquisition and which are discharged within three (3) months of the date of acquisition and in relation to which the secured amount is not increased in contemplation of or after the date of the relevant acquisition;

(o) the Parallel Obligations;

(p) Liens on the Collateral securing the First Lien Obligations;

(q) Liens securing Permitted Refinancing Indebtedness, provided that any such Lien shall encumber only the assets that secure the Indebtedness being replaced, renewed or refinanced by such of such Permitted Refinancing Indebtedness;

(r) existing Liens on a title report delivered pursuant to Section 3.1(j)(iii);

(s) any Liens arising by operation of law and any lien arising under customary retention of title arrangements (Eigentumsvorbehalt) in the Ordinary Course;

(t) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom Xerium or any of its Subsidiaries maintains a banking relationship with a financial institution in Germany; and

(u) Liens securing Indebtedness or obligations that do not exceed $15,000,000 (the “Lien Basket Amount”) at any time outstanding that encumber assets located outside of the United States; provided that up to $5,000,000 of the Lien Basket Amount may relate to Liens encumbering assets located in the United States.

6.3 Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Banks to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions contained in documents evidencing Subordinated Debt; provided, that in respect of Subordinated Debt such restrictions do not restrict the ability to grant security interests under this Agreement or any agreement that refinances this Agreement, (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the Ordinary Course (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) Liens permitted to be incurred under Section 6.2 and restrictions in the agreements relating thereto that limit the right of any Credit Party to dispose of or transfer the assets subject to such Liens, (e) provisions limiting the disposition or distribution of assets or property in sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements, (f) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition, (g) restrictions contained in the First Lien Credit Documents, and (h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interest in such partnership, limited liability company, joint venture or similar Person, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except:

(a) any Subsidiary may declare and pay or make any distributions to its shareholders, provided that such payments are made to all its shareholders proportionately based on their ownership interest in such Subsidiary;

(b) so long as no Default or Event of Default has occurred and is continuing, any Borrower or Subsidiary may make regularly scheduled payments of principal and interest in respect of any Indebtedness that is permitted by Section 6.1; and

(c) so long as no Default or Event of Default has occurred and is continuing, Xerium may repurchase, redeem or retain Common Stock in an amount not to exceed $7.0 million per annum solely for the purpose of repurchases of Common Stock from departing Xerium executives or satisfying the purchase price of equity award under, or paying withholding taxes payable with respect to, vested equity compensation programs.

6.6 Restrictions on Subsidiary Distributions. Except as provided herein and as provided in the First Lien Credit Agreement, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Xerium to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Xerium or any other Subsidiary of Xerium, (b) repay or prepay any Indebtedness owed by such Subsidiary to Xerium or any other Subsidiary of Xerium, (c) make loans or advances to Xerium or any other Subsidiary of Xerium, or (d) transfer any of its property or assets to Xerium or any other Subsidiary of Xerium, other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k) that impose restrictions on the property so acquired; (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the Ordinary Course; (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement; (iv) in any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition; (v) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis; and (vi) in any instrument governing Indebtedness or Capital Stock of a Person acquired by Xerium or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by Section 6.1.

6.7 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) (i) equity Investments and loans as of the Closing Date in or to Xerium or any of its Subsidiaries, (ii) equity Investments and loans made after the Closing Date in or to any Borrower or any Guarantor Subsidiary or by a non-Credit Party in another non-Credit Party and (iii) equity Investments made after the Closing Date by a Credit Party in or to a Subsidiary of Xerium that is not a Credit Party, so long as, with respect to equity Investments under this clause (iii), the aggregate amount of such equity Investments does not exceed at any time $15,000,000, and provided that, for purposes of this clause (iii), at any given time the amount of cash distributions and dividends or other similar amounts received in respect of such equity Investments, up to the value of such equity Investments used to calculate the aggregate amount of the equity Investments made pursuant to this clause (iii), shall be netted against the outstanding aggregate amount of equity Investments made pursuant to this clause (iii);

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction of obligations of financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in Xerium’s and its Subsidiaries’ Ordinary Course;

(d) intercompany loans and guaranties to the extent permitted under Section 6.1(b), (d), (e), (g) and (h);

(e) Consolidated Capital Expenditures permitted by Section 6.8(d);

(f) loans and advances to employees of Xerium and its Subsidiaries made in the Ordinary Course in an aggregate principal amount not to exceed $1,000,000 in the aggregate at any one time outstanding;

(g) Investments made in connection with Permitted Acquisitions permitted pursuant to and in accordance with Section 6.9; provided that shares of Common Stock may be issued as consideration in connection with Permitted Acquisitions so long as Xerium is in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.8;

(h) Investments received in lieu of Cash in connection with Asset Sales permitted by and in accordance with Section 6.9;

(i) Investments described in Schedule 6.7(i);

(j) other Investments (including without limitation Investments in Subsidiaries which are not wholly owned, directly or indirectly, by any Borrower) in an aggregate amount not to exceed at any time $20,000,000, provided that for purposes of this Section 6.7(j), at any given time the amount of any cash repayments of principal, interest, distributions and dividends or other similar amounts received in respect of any such Investments, up to the value of such Investments used to calculate the aggregate amount of other Investments made under this Section 6.7(j), shall be netted against the then outstanding aggregate amount of other Investments made under this Section 6.7(j).

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

6.8 Financial Covenants.

(a) Interest Coverage Ratio. Xerium shall not permit the Interest Coverage Ratio for any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Interest Coverage Ratio
September 30, 2010	1.75
December 31, 2010	1.75
March 31, 2011	1.75
June 30, 2011	2.00
September 30, 2011	2.00
December 31, 2011	2.00
March 31, 2012	2.25
June 30, 2012	2.25
September 30, 2012	2.25
December 31, 2012	2.25
March 31, 2013	2.25
June 30, 2013	2.25
September 30, 2013	2.25
December 31, 2013	2.50
March 31, 2014	2.50
June 30, 2014	2.50
September 30, 2014	2.50
December 31, 2014	2.50
March 31, 2015	2.50
June 30, 2015	2.50
September 30, 2015	2.50
December 31, 2015	2.50

(b) Leverage Ratio. Xerium shall not permit the Leverage Ratio for any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Leverage Ratio
September 30, 2010	5.50
December 31, 2010	5.50
March 31, 2011	5.25
June 30, 2011	5.25
September 30, 2011	5.00
December 31, 2011	4.75
March 31, 2012	4.75
June 30, 2012	4.50
September 30, 2012	4.50
December 31, 2012	4.25
March 31, 2013	4.25
June 30, 2013	4.25
September 30, 2013	4.00
December 31, 2013	4.00
March 31, 2014	3.75
June 30, 2014	3.75
September 30, 2014	3.75
December 31, 2014	3.50
March 31, 2015	3.50
June 30, 2015	3.50
September 30, 2015	3.50
December 31, 2015	3.50

(c) [Intentionally omitted]

(d) Maximum Consolidated Capital Expenditures. Xerium shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Xerium and its Subsidiaries in excess of the corresponding amount (“Maximum Consolidated Capital Expenditures”) set forth below opposite such Fiscal Year (exclusive of capital expenditures paid with Net Insurance/Condemnation Proceeds in accordance with Section 2.14(b)):

Fiscal Year	Maximum Consolidated Capital Expenditures
2010	$37,300,000
2011	$33,400,000
2012	$33,800,000
2013	$33,100,000
2014	$33,100,000
2015	$33,100,000

provided, that the Maximum Consolidated Capital Expenditures for any Fiscal Year shall be increased by an amount equal to 50% of the portion of Maximum Consolidated Capital Expenditures not expended in the immediately preceding Fiscal Year (the “Roll-Over Amount”); provided, further, that any Roll-Over Amount not expended in the applicable Fiscal Year shall not be added to the amount of Maximum Consolidated Capital Expenditures for the immediately succeeding Fiscal Year.

(e) Certain Calculations. (i) With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including (x) pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and applicable interest expense shall be calculated with respect to such period on a pro rata basis, which pro forma adjustments shall be certified by the chief financial officer of Xerium and (y) such other adjustments that are acceptable to the Administrative Agent) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Xerium and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Term Loans incurred during such period).

(ii) Whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Xerium. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Xerium to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

6.9 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the Ordinary Course) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Xerium may be merged with or into a Borrower or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Borrower or any other Subsidiary; provided, however, in the case of such a merger involving a Borrower or a Guarantor Subsidiary merging with a non-Guarantor Subsidiary, such Borrower or Guarantor Subsidiary shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $25,000,000 (excluding proceeds from the Australia Asset Sales and the Vietnam Asset Sales); provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of such Credit Party (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a);

(d) disposals of obsolete, worn out or surplus property, and any assets acquired in connection with the acquisition of another Person in a division or line of business of such Person reasonably determined by the acquirer to be surplus assets;

(e) Permitted Acquisitions; provided that Permitted Acquisitions for the period commencing on the Closing Date to but excluding the Term Loan Maturity Date may not exceed in the aggregate $10,000,000 (including any Indebtedness acquired in connection with a Permitted Acquisition); and

(f) Investments made in accordance with Section 6.7.

6.10 Disposal of Subsidiary Interests. Except for any contribution or sale of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9 or pursuant to the Collateral Documents, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11 Sales and Lease Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Xerium or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Xerium or any of its Subsidiaries) in connection with such lease.

6.12 Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Xerium or any of its Subsidiaries or with any Affiliate of Xerium or of any such holder, on terms that are less favorable to Xerium or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Xerium or any of its Subsidiaries and any other of Xerium and its Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Xerium and its Subsidiaries; (c) compensation arrangements for officers and other employees of Xerium and its Subsidiaries entered into in the Ordinary Course; (d) the agreements and instruments listed on Schedule 6.12A and the transactions related thereto (which agreements and instruments shall be in form and substance reasonably satisfactory to the Administrative Agent); and (e) transactions described in Schedule 6.12. Notwithstanding anything to the contrary herein, the transactions contemplated the Plan of Reorganization or the Disclosure Statement shall be deemed permitted transactions under this Agreement.

6.13 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by one or more Credit Parties on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Banks.

6.14 [Intentionally Omitted].

6.15 Amendments or Waivers of Organizational Documents. No Credit Party shall terminate or agree to any amendment, restatement, supplement or other modification to, any Organizational Document that would be materially adverse to the Banks.

6.16 Amendments or Waivers of with respect to Subordinated Debt and the First Lien Credit Agreement. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Debt or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or the amortization rate on such

Subordinated Debt, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Debt (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Debt (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Banks. In addition, the Borrowers shall not amend or otherwise modify the terms of the First Lien Credit Agreement in contravention of the terms of the Intercreditor Agreement.

6.17 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year end from December 31st.

6.18 Account Control Agreements; Cash Management. Xerium shall not alter or permit its Subsidiaries to alter the cash concentration and cash management practice and services with respect to the accounts covered by the control agreements pursuant to which the Administrative Agent is a party unless it gives the Collateral Agent 30 days’ prior written notice of such change and the applicable Credit Party, prior to effecting such change, enters into control agreements in form and substance reasonably satisfactory to the Collateral Agent; provided that if for two consecutive Fiscal Quarters the Leverage Ratio shall be less than 3.00, then the obligation of the Credit Parties to maintain control agreements for the benefit of the Banks, including control agreements relating to the Primary Accounts, shall terminate and upon the request of Xerium the Collateral Agent and (if a party thereto) the Administrative Agent will enter into applicable termination agreements terminating such control agreements.

SECTION 7. GUARANTY

7.1 Guaranty of the Obligations.

(a) Subject to the provisions of Section 7.2 and 7.14, the Non-US Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Non-US Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Non-US Guaranteed Obligations”)

(b) Subject to the provisions of Section 7.2, the US Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors.

(a) All Non-US Guarantors desire to allocate among themselves (collectively, the “Non-US Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Non-US Funding Guarantor”) under this Guaranty such that its Non-US Aggregate Payments exceed its Non-US Fair Share as of such date, such Non-US Funding Guarantor shall be entitled to a contribution from each of the other Non-US Contributing Guarantors in an amount sufficient to cause each Non-US Contributing Guarantor’s Non-US Aggregate Payments to equal its Non-US Fair Share as of such date. “Non-US Fair Share” means, with respect to a Non-US Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Non-US Fair Share Contribution Amount with respect to such Non-US Contributing Guarantor to (ii) the aggregate of the Non-US Fair Share Contribution Amounts with respect to all Non-US Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Non-US Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Non-US Fair Share Contribution Amount” means, with respect to a Non-US Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Non-US Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Non-US Fair Share Contribution Amount” with respect to any Non-US Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Non-US Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Non-US Contributing Guarantor. “Non-US Aggregate Payments” means, with respect to a Non-US Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Non-US Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Non-US Contributing Guarantor from the other Non-US Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Non-US Funding Guarantor. The allocation among Non-US Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Non-US Contributing Guarantor hereunder. Each Non-US Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2(a).

(b) All US Guarantors desire to allocate among themselves (collectively, the “US Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a US Guarantor (a “US Funding Guarantor”) under this Guaranty such that its US Aggregate Payments exceed its US Fair Share as of such date, such US Funding Guarantor shall be entitled to a contribution from each of the other US Contributing Guarantors in an amount sufficient to cause each US Contributing Guarantor’s US Aggregate Payments to equal its US Fair Share as of such date. “US Fair Share” means, with respect to a US Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the US Fair Share Contribution Amount with respect to such US Contributing Guarantor to (ii) the aggregate of the US Fair Share Contribution Amounts with respect to all US Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all US Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “US Fair Share Contribution Amount” means, with respect to a US Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such US Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “US Fair Share Contribution Amount” with respect to any US Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such US Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such US Contributing Guarantor. “US Aggregate Payments” means, with respect to a US Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such US Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such US Contributing Guarantor from the other US Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable US Funding Guarantor. The allocation among US Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any US Contributing Guarantor hereunder. Each US Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2(b).

7.3 Payment by Guarantors

(a) Subject to Section 7.2(a), Non-US Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Non-US Guarantor by virtue hereof, that upon the failure of a Non-US Borrower to pay any of the Non-US Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise

(including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Non-US Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Non-US Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Non-US Guaranteed Obligations (including interest which, but for any Non-US Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Non-US Guaranteed Obligations, whether or not a claim is allowed against such Non-US Borrower for such interest in the related bankruptcy case) and all other Non-US Guaranteed Obligations then owed to Beneficiaries as aforesaid.

(b) Subject to Section 7.2(b), US Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any US Guarantor by virtue hereof, that upon the failure of a Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), US Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of such Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of such Guarantor hereunder are independent of the obligations of any Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of any Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Non-US Guaranteed Obligations or Guaranteed Obligations, or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, and take and hold security for the payment hereof or the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, any other guaranties of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, or any other obligation of any Person (including any other Guarantor) with respect to the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, provided, however, that no Credit Document to which such Guarantor is party may be amended without its written consent; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable documentation creating Hedging Obligations and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; and (vi) exercise any other rights available to it under the Credit Documents or the applicable documentation creating Hedging Obligations; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation (subject, however, to the limitations applicable to certain Non-US Guarantors as set out in Section 7.14), impairment, discharge or termination for any reason (other than payment in full of the Non-US Guaranteed Obligations and Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the applicable documentation creating Hedging Obligations, at law, in equity or otherwise) with respect to the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the applicable documentation creating Hedging Obligations or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, in each case whether or not in accordance with the terms hereof or such Credit Document, such applicable documentation creating Hedging Obligations or any agreement relating to such other guaranty or security; (iii) the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the applicable documentation creating Hedging Obligations or from the proceeds of any security for the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, except to the extent such security also serves as collateral for indebtedness other than the Non-US Guaranteed Obligations or Guaranteed Obligations) to the payment of indebtedness other than the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, even though any Beneficiary might have elected to apply such payment to any part or all of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Xerium or any of its Subsidiaries and to any corresponding restructuring of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; (vii) any defenses, set offs or counterclaims which any Borrower may allege or assert against any

Beneficiary in respect of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; (viii) any law or regulation of any jurisdiction or any other event affecting any term of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be; and (ix) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be.

(g) Notwithstanding anything to the contrary herein or in any Credit Document, this guarantee given by any guarantor organized under Austrian law is meant to be and shall be interpreted as abstract guarantee (“abstrakter Garantievertrag”) and not as surety (“Buergschaft”), neither as a joint obligation as a borrower (“Mitschuldner”) and such Austrian Guarantor undertakes to pay unconditionally, irrevocably, upon first demand and without raising any defenses (“unbedingt, unwiderruflich, ueber erste Aufforderung und unter Verzicht auf alle Einwendungen”) any amounts demanded by any of the Beneficiaries under reference to this guarantee.

(h) Notwithstanding anything to the contrary herein or in any Credit Document, to the extent that this guarantee is granted by any guarantor organized under German law, such guarantee is granted in the form of an abstract guarantee (abstraktes Garantieversprechen) and not as a surety (Buergschaft) or as a joint obligation as borrower (Mitschuldübernahme), and any German Guarantor undertakes, subject to subsection 7.14(f) hereof, to pay unconditionally, irrevocably, upon first demand and without raising any defenses (unbedingt, unwiderruflich, auf erstes Anfordern und unter Verzicht auf alle Einwendungen und Einreden) any amounts demanded by any of the Beneficiaries under reference to this guarantee. Each German Guarantor hereby confirms to the Administrative Agent and each Beneficiary that (i) it has thoroughly read this guarantee and understands that it may be liable hereunder for payments in excess of the amounts of the Loans, (ii) it has discussed this guarantee with its legal counsel prior to entering into this Agreement, and (iii) in the past it has entered into such guarantees as a guarantor before.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Non-US Guaranteed Obligations or Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Non-US Guaranteed Obligations or Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the applicable documentation creating Hedging Obligations or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Non-US Guaranteed Obligations or Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, subject to the limitations applicable to certain Non-US Guarantors as set out in Section 7.14.

The Mexican Guarantor, hereby expressly waives, to the fullest extent allowed by law of Mexico, all legal benefits including, but not limited to, inter alia the benefits of order, excussio and division provided for in Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2826 and 2837 of Federal Civil Code of Mexico, the contents and scope of which the Mexican Guarantor hereby acknowledges to be fully aware of. Likewise, the Mexican Guarantor expressly waives the rights granted to it under Articles 2845, 2846, 2847 and 2849 of the Federal Civil Code of Mexico, pursuant to which the Mexican Guarantor would be relieved from its obligations in case any of the Banks would grant any extensions or releases to the Mexican Guarantor.

The Brazilian Guarantors hereby expressly waive, to the fullest extent allowed by the laws of Brazil, all legal benefits and rights available to them under the laws of Brazil, including, but not limited to, inter alia the benefits and rights set forth in Articles 333, sole paragraph; 366; 827, 829; 834; 835; 837; 838 and 839 of Law No. 10,406, of January 10, 2002, as amended (the Brazilian Civil Code) and Article 595 of Law No. 5,869, of January 11, 1973, as amended (the Brazilian Civil Procedure Code).

7.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Non-US Guaranteed Obligations and Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other

Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its respective obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Non-US Guaranteed Obligations and Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Non-US Guaranteed Obligations and Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Non-US Guaranteed Obligations and Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof, subject, however to the limitations applicable to certain Non-US Guarantors as set out in Sections 7.13 and 7.14.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Non-US Guaranteed Obligations and Guaranteed

Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be.

7.9 Authority of Guarantors or Borrowers. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Each Borrower. Any Loan may be made to any Borrower or continued from time to time, and any applicable documentation creating Hedging Obligations may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower at the time of any such grant or continuation or at the time such applicable documentation creating Hedging Obligations is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its respective obligations under the Credit Documents and the applicable documentation creating Hedging Obligations, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by any Beneficiary.

7.11 Bankruptcy, etc.

(a) So long as any Non-US Guaranteed Obligations or Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Banks, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor, subject to the limitations applicable to certain Non-US Guarantors as set out in Section 7.13 and Section 7.14. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Non-US Guaranteed Obligations and Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Non-US Guaranteed Obligations and Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Non-US Guaranteed Obligations and Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Non-US Guaranteed Obligations and Guaranteed Obligations which are guaranteed by the applicable Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower of any portion of such Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Non-US Guaranteed Obligations or Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Non-US Guaranteed Obligations and Guaranteed Obligations for all purposes hereunder.

7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13 Validity of Pledge of Shares held by Xerium Technologies Limited, Xerium (France) SAS and the German Guarantors; Parallel Obligations.

(a) For the purposes of taking a valid security interest in the shares held by Xerium (France) SAS, Xerium Technologies Limited and the German Guarantors securing only the Non-US Obligations and ensuring the continued validity of such security interest, and despite anything to the contrary contained in any Credit Document:

(i) Xerium (France) SAS shall pay to the Collateral Agent sums equal to, and in the currency of, its obligations owing by it to a Secured Party (other than the Collateral Agent) as and when the same fall due for payment under the Credit Documents and each of the German Guarantors shall pay to the Collateral Agent sums equal to, and in the currency of, the Non-US Obligations as and when the same fall due for payment under the Credit Documents (the “Parallel Obligations”);

(ii) the rights of the Secured Parties to receive payment under the Credit Documents are several and independent from the rights of the Collateral Agent to receive the Parallel Obligations;

(iii) the Collateral Agent shall have its own independent right to demand payment of the Parallel Obligations by Xerium Technologies Limited, Xerium (France) SAS and the German Guarantors;

(iv) the payment by Xerium Technologies Limited, Xerium (France) SAS or any of the German Guarantors of its Parallel Obligations to the Collateral Agent in accordance with this Section 7.13 shall be a good discharge of the corresponding obligations owed by it to the relevant Secured Party under the relevant Credit Document, or the corresponding Non-US Obligations, as the case may be, and payment by Xerium (France) SAS or any of the German Guarantors of its obligations owed by it to the relevant Secured Party under the relevant Credit Document, or the corresponding Non-US Obligations, as the case may be, shall be a good discharge of the corresponding Parallel Obligations to the Collateral Agent; and

(v) with regard to Xerium Technologies Limited, Xerium (France) SAS and the German Guarantors, nothing in any Credit Document shall in any way limit the Collateral Agent’s right to act in the protection or preservation of the rights under, or to enforce any, Collateral Document as contemplated by this Section 7.13 or the relevant Collateral Document.

(b) Despite the foregoing, any such payment shall be made to the Administrative Agent unless the Administrative Agent directs such payment to be made to the Collateral Agent.

(c) Without limiting or affecting the Collateral Agent’s rights against Xerium Technologies Limited, Xerium (France) SAS or any of the German Guarantors (whether under this Section 7.13 or under any other provision of the Credit Documents and subject to paragraph (a)(v) of this Section 7.13), the Collateral Agent agrees with each other Secured Party or creditor of a Non-US Obligation, as the case may be, that it will not exercise its rights in respect of the Parallel Obligations except with the consent of the relevant Secured Party or the creditor of a Non-US Obligation or the Requisite Banks, as the case may be.

(d) A Secured Party and the Collateral Agent may not, by virtue of this Section 7.13, pursue Xerium (France) SAS or any of the German Guarantors concurrently for the same obligation.

7.14 Limitation of Non-US Guaranteed Obligations.

(a) Austrian guarantee. The obligations of each Non-US Guarantor organized under Austrian law (each, an “Austrian Guarantor”) shall be limited so as not to result in the violation of Austrian capital maintenance rules pursuant to Austrian company law, in particular Section 82 of the Act on Limited Liability Companies (Gesetz

über Gesellschaften mit beschränkter Haftung) and Section 52 of the Austrian Act on Stock Corporations (Aktiengesetz)(Austrian Capital Maintenance Rules), and all obligations hereunder of such Austrian Guarantor shall be limited in accordance with these rules. Further, the subordination of obligations pursuant to Section 7.7 hereof shall not be binding on any Obligee Guarantor organized under Austrian law to the extent such subordination would constitute a violation of mandatory Austrian capital maintenance provisions. No reduction of the amount enforceable against an Austrian Guarantor pursuant to this paragraph in accordance with the above limitations will prejudice the rights of the Administrative Agent to continue to enforce the guarantee pursuant to Section 7.1 (subject always to the operation of the limitation set forth above at the time of such enforcement) until the Non-US Obligations have been satisfied in full.

(b) Italian guarantee. This liability of each Non-US Guarantor organized under the laws of the Republic of Italy (each, an “Italian Guarantor”) shall:

(i) (i) at no time require an Italian Guarantor to pay an amount which exceeds an amount corresponding from time to time to the aggregate of the outstanding indebtedness of the Italian Guarantor under the Italia Term Loan; and

(ii) the guarantee obligations of an Italian Guarantor under this Section 7.14(b) shall be limited to the extent required to comply with Italian mandatory provisions on financial assistance and corporate benefit (including, without limitation, Article 2358 of the Italian Civil Code) and, accordingly, inter alia, in accordance with Article 2358 of the Italian Civil Code such guarantee obligations shall not include and shall not extend to any indebtedness incurred by any Borrower and/or Guarantor in relation to the financing of the acquisition or subscription for of shares issued or to be issued by such Italian Guarantor or by any direct or indirect controlling entity of such Italian Guarantor, unless the conditions and procedure provided for under Article 2358 of the Italian Civil Code are complied with; without prejudice to the foregoing and for the specific purposes of article 1938 of the Italian Civil Code (if applicable), the maximum amount that each Italian Guarantor may be required to pay under this Section 7.14 shall in no event exceed US$137,788,321.16.

(c) Intentionally omitted.

(d) French guarantee. The liability of each Non-US Guarantor organized under the laws of France (a “French Guarantor”) shall (A) not include any obligations which if incurred would constitute the provision of financial assistance as defined by article L225-216 of the French Commercial Code, (B) only guarantee obligations to the extent that the proceeds are used to finance or refinance the working capital needs or the debt of any Borrower and (C) be limited at any time to the greater of:

(i) the equivalent to Euros of the Loans (plus any accrued interest thereon, commissions and fees) made available to any obligor (other than, if applicable, the French Guarantor) to the extent directly or indirectly on-lent by the obligor to the French Guarantor calculated by the Facility Agent on the date on which such moneys are paid; and

(ii) 80% of the greater of:

(A)	the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date hereof; and

(B)	the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date on which demand is made on it pursuant to this Section 7.

For the purposes of this Section 7.14(d) “Net Asset Value” of the French Guarantor means the capitaux propres (as defined under the provisions of French accounting laws, decrees and regulations consistently applied) of the French Guarantor. A certificate of the statutory auditors of the French Guarantor as to the Net Asset Value shall be prima facie evidence as to the amount to which it relates.

The liability of any French Guarantor under Section 7 (Guaranty) of this Agreement for the obligations under the Credit Documents of any Non-US Credit Party which is its Subsidiary shall not, in relation to amounts due by such Non-US Credit Party, be limited.

(e) Canadian guarantee. No Guarantor existing under the laws of Canada or any province thereof (a “Canadian Guarantor”) shall guarantee, undertake, or provide any indemnity in respect of, the obligations of any person under this Section 7 unless at the time such guarantee or undertaking is given or indemnity is provided (i) such person is a Subsidiary of the Canadian Guarantor or (ii) the Canadian Guarantor is a wholly owned Subsidiary of such person or (iii) such Canadian Guarantor is not prohibited by applicable laws from giving such guarantee or undertaking or providing such indemnity.

(f) German guarantees.

(i) To the extent that any of the guarantees granted hereunder by any Guarantor organized under the laws of the Federal Republic of Germany as a German limited liability company (GmbH) or a German limited partnership with a German limited liability company (GmbH) as general partner (GmbH & Co. KG) is enforced with respect to Non-US Guaranteed Obligations owed and payable by an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) of the relevant Guarantor other than affiliated companies as to which such Guarantor (or, in the case of a GmbH & Co. KG, it or its general partner) is a direct or indirect shareholder, the right to enforce the Guarantee against the relevant Guarantor shall, but only with respect to such Guarantor, be limited

(1) to such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) net assets, being its total assets less its liabilities each as calculated in accordance with the accounting standards applicable to such Guarantor (or, in the case of a GmbH & Co. KG, its general partner) by law from time to time, (Nettovermögen) (the “Net Assets”), however only if and to the extent that such Guarantor provides sufficient evidence to the Administrative Agent that

(A) such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) Net Assets are reduced below the amount of its (or, in the case of a GmbH & Co. KG, its general partner’s) stated share capital (Stammkapital) as a result of the enforcement, the application of the proceeds towards the Non-US Guaranteed Obligations would thus constitute a violation of Section 30 German Limited Liability Company Act (GmbH-Gesetz), and such payment of proceeds to such Guarantor is therefore required to allow such Guarantor (or, in the case of a GmbH & Co. KG, its general partner) to maintain its stated share capital in accordance with Section 30 German Limited Liability Company Act, or

(B) such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) Net Assets had already been reduced prior to the enforcement to an amount below its (or, in the case of a GmbH & Co. KG, its general partner’s) stated share capital, the application of the proceeds towards the Non-US Guaranteed Obligations would thus constitute a violation of Section 30 German Limited Liability Company Act, and such payment of proceeds to such Guarantor is therefore required to restore such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) stated share capital in accordance with Section 30 German Limited Liability Company Act;

(2) to such an amount as such limitation is required to prevent a destruction of such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) existence, however only if and to the extent that such Guarantor provides sufficient evidence to the Administrative Agent that such destruction of existence would otherwise occur and be deemed to have been brought about by a lack of minimum considerateness of such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) interests (Rücksichtnahme auf die Eigenbelange der GmbH) on the part of such Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) sole shareholder (existenzvernichtender Eingriff);

however in each case only if and to the extent that such Guarantor further provides sufficient evidence to the Administrative Agent that the Non-US Guaranteed Obligations, including without limitation any interest or ancillary obligations relating thereto, with respect to which the guarantee is enforced do not correspond to funds that have been directly or indirectly passed on by any of the Borrowers of such Non-US Guaranteed Obligations (1) in the form of a loan to such Guarantor (or, in the case of a GmbH & Co. KG, to it or its general partner) or (2) in the form of a loan or of equity to an affiliated company of such Guarantor (or, in the case of a GmbH & Co. KG, of it or its general partner) as to which it (or, in the case of a GmbH & Co. KG, it or its general partner) is a direct or indirect shareholder and that is not itself a Credit Party.

(ii) The foregoing subsection 7.14(f)(i)(1) shall apply only subject to the provisos that

(1) for the purposes of the determination of the relevant Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) stated share capital the amount of any increase of such stated share capital after the date hereof shall be disregarded to the extent such increase (A) has been effected without the prior written consent of the Administrative Agent, (B) is effected out of company funds (Kapitalerhöhung aus Gesellschaftsmitteln) or (C) is not fully paid up; and

(2) for the purposes of the calculation of the relevant Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) Net Assets the following items shall be adjusted as follows:

1.	(A) obligations under loans provided to the relevant Guarantor (or, in the case of a GmbH & Co. KG, to it or its general partner) by its (or, in the case of a GmbH & Co. KG, its or its general partner’s) direct or indirect shareholders or their affiliates to the extent that such obligations (x) are subordinated pursuant to contractual arrangements or if the conditions of Section 39(1) no. 5 or (2) of the German Insolvency Act (Insolvenzordnung) are met or (y) qualify as obligations which may not be repaid under Section 30 of the German Limited Liability Company Act;

2.	(B) rights for payment under loans granted by the relevant Guarantor (or, in the case of a GmbH & Co. KG, by it or its general partner) to any of its (or, in the case of a GmbH & Co. KG, its or its general partner’s) direct or indirect shareholders or their affiliates to the extent the granting of such loans constituted a violation of Section 30 German Limited Liability Company Act shall be accounted for with their full nominal value; without prejudice to the foregoing, rights for payment under loans (other than or in excess of those accounted for with their full value pursuant to the foregoing) shall be disregarded to the extent such rights do not qualify as assets of the relevant Guarantor (or, in the case of a GmbH & Co. KG, of its general partner) for purposes of Section 30 German Limited Liability Company Act provided that such loans were made by such Guarantor (or, in the case of a GmbH & Co. KG, by its general partner) to one of its (or, in the case of a GmbH & Co. KG, its general partner’s) direct or indirect shareholders or their affiliates and such shareholder or affiliate is fully liable for the payment of the Non-US Guaranteed Obligations;

3.	(C) obligations under loans or other contractual liabilities incurred by the relevant Guarantor (or, in the case of a GmbH & Co. KG, by it or its general partner) in violation of any Credit Document to which it (or, in the case of a GmbH & Co. KG, it or its general partner, respectively) is a party shall be disregarded; and

4.	(D) any asset that is not necessary for the relevant Guarantor’s (or, in the case of a GmbH & Co. KG, its or its general partner’s) business (nicht betriebsnotwendig), that is shown in such Guarantor’s (or, in the case of a GmbH & Co. KG, its or its general partner’s, respectively) balance sheet with a book value (Buchwert) which is lower than the market value of such asset, and that can be realized, shall be taken into account with its market value, except where such Guarantor provides sufficient evidence to the Administrative Agent that (x) such realization would not be legally permitted or (y) the proceeds achievable through such realization would not exceed the total of the book value plus the expenses in connection with such realization.

(iii) The limitations set out above in (i) and (ii) shall not apply if a valid domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) exists for the purposes of Section 30(l) sentence 2 German Limited Liability Act that has been entered into by the relevant German Guarantor as the dominated party.

(g) Swedish guarantees. The obligations of any Swedish Guarantor as a Non-US Guarantor under the Credit Documents shall be limited, if required by the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen 2005:551) regulating distribution of assets (Chapter 17, Section 3 or the equivalent clause/s from time to time) and it is understood that the liability of such Swedish Guarantor only applies to the extent and in such amount permitted by the above mentioned provisions of the Swedish Companies Act.

(h) Mexican guarantees. To the extent that the Guarantor is a Mexican Guarantor, the enforcement of the obligations under this Section 7 against the Mexican Guarantor shall be subject and may be limited:

(i) by the fact that the obligations of the Mexican Guarantor under the Credit Documents are invalid, illegal or unenforceable obligations of the Mexican Guarantor;

(ii) by Mexican bankruptcy, insolvency, fraudulent conveyance, suspension of payments, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally; and

(iii) by the fact that the obligations guaranteed by the Mexican Guarantor are inherent to its corporate purpose.

(i) Vietnam guarantee. To the extent that the Guarantor is a Guarantor established and operating under the laws of Vietnam (the “Vietnamese Guarantor”), the Non-US Guaranteed Obligations shall be enforceable against the Vietnamese Guarantor, provided that the Vietnamese Guarantor shall not be required to make any payment in discharge of the Non-US Guaranteed Obligations that constitutes a violation of the Vietnamese Enterprise Law No. 60/2005/QH11 passed by the National Assembly of Vietnam dated 29 November 2005, as the same may be amended or supplemented from time to time, or any other applicable laws and regulations of Vietnam.

7.15 Validity and Effectiveness. This Guaranty shall remain wholly valid and effective until the full, unconditional and irrevocable performance and discharge of the Non-US Guaranteed Obligations or Guaranteed Obligations, as the case may be, and for all the period during which payments effected in such respect are subject to the claw back and/or avoidance under any applicable law.

7.16 Existing Guarantees. Each Guarantor ratifies and affirms that each of their respective guarantees under the Prepetition Credit Agreement, and such guarantees shall remain in full force and effect (with respect to such loans and obligations as modified by the Plan of Reorganization and this Agreement) and are not being terminated, discharged or released. Each Guarantor further acknowledges that any Collateral Document to and which it is a party which secures such guaranty shall continue to secure such guaranty.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by a Borrower to pay (i) when due any installment of principal of any Term Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Term Loan or any fee or any other amount due hereunder, which failure continues for three (3) Business Days only if as a result of a transmission failure due to a failure of the banking markets; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) with an aggregate principal amount of $5,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, originally provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Section 5.1(g)(i), Section 5.1(q), Section 5.2 or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within twenty (20) Business Days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Xerium of notice from the Administrative Agent or any Bank of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Xerium or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial or state law; or (ii) an involuntary case (including, without limitation, a winding-up, dissolution, reorganization, compromise or arrangement) shall be commenced against Xerium or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any application shall have been made, or is required by applicable law to be made, with a court for the opening of insolvency proceedings with regard to Xerium or any of its Subsidiaries; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Xerium or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Xerium or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Xerium or any of its Subsidiaries, and (A) in relation only to any Non-US Borrower and any Foreign Subsidiary, any such event described in this clause (ii) shall continue for seven days without having been dismissed, bonded or discharged, and (B) in relation only to Xerium or any Domestic Subsidiary, any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Xerium or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case (including, without limitation, a winding-up, dissolution, reorganization, compromise or arrangement) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Xerium or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Xerium or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Xerium or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f), other than any Bankruptcy Cases not closed as of the Closing Date; or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Xerium or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events and/or Canadian Pension Plan Events which individually or in the aggregate results in or could reasonably be expected to result in liability of Xerium, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term hereof; or (ii) there exists any fact or circumstance that would reasonably be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

(k) Change of Control. A Change of Control shall occur, other than as contemplated under the Plan of Reorganization; or

(l) Guaranties, Collateral Documents and Other Credit Documents. At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Banks, under any Credit Document to which it is a party or any Credit Document shall cease to be in full force and effect or shall be declared null and void; or

(m) Material Adverse Effect. Any event, condition or situation shall occur that has a Material Adverse Effect, provided that the consummation of the transactions contemplated by the Plan of Reorganization shall not constitute a Material Adverse Effect,

THEN, (1) upon the occurrence of any Event of Default described in Sections 8.1(f), (g) or (k), automatically, and (2) upon the occurrence and continuation of any other Event of Default, at the request of (or with the consent of) Requisite Banks, upon notice to Xerium by the Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Term Loans, and (II) all other Obligations; and (B) subject to the terms of the Intercreditor Agreement, the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.

8.2 CAM Exchange. On the CAM Exchange Date, (i) the Banks shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Bank in the Designated Obligations under each Term Loan in which it shall participate as of such date, such Bank shall own an interest equal to such Bank’s CAM Percentage in the Designated Obligations under each of the Term Loans and (ii) simultaneously with the deemed exchange of interests pursuant to clause (i) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Base Currency, determined using the rate of exchange as set forth in Section 2.16(i)(B) calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Banks in respect of such Designated Obligations shall accrue and be payable in U.S. Dollars at the rate otherwise applicable hereunder. Each Bank, each Person acquiring a participation from any Bank as contemplated by Section 10.6 and each Borrower hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Banks agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Banks after giving effect to the CAM Exchange, and each Bank agrees to surrender any promissory notes originally received by it in connection with its Term Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Bank to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations shall be distributed to the Bank pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment). Any direct payment received by a Bank upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Banks in accordance herewith.

SECTION 9. AGENTS

9.1 Appointment of Agents. Citigroup Global Markets Inc. is hereby appointed Lead Arranger hereunder, and each Bank hereby authorizes the Lead Arranger (under release from the restrictions of Section 181 of the German Civil Code) to act as its agent in accordance with the terms hereof and the other Credit Documents. Citicorp North America, Inc. is hereby appointed the Administrative Agent hereunder and under the other Credit Documents and each Bank hereby authorizes the Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Citicorp North America, Inc. is hereby appointed the Collateral Agent hereunder and under the other Credit Documents and each Bank hereby authorizes the Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and the Banks and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Xerium or any of its Subsidiaries. The Lead Arranger, without consent of or notice to any party hereto, may assign any and all of its respective rights or obligations hereunder to any of its Affiliates. As of the Closing Date, Citigroup Global Markets Inc., in its capacity as the Lead Arranger, shall not have any obligations hereunder but shall be entitled to all benefits of this Section 9.

9.2 Powers and Duties. Each Bank irrevocably authorizes each Agent (under release from the restrictions of Section 181 of the German Civil Code) to take such action on such Bank’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Bank; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Bank for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Banks or by or on behalf of any Credit Party to any Agent or any Bank in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

(b) Exculpatory Provisions. No Agent or any of its officers, partners, directors, employees or agents shall be liable to the Banks for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. No Agent shall have an obligation to act without receiving a satisfactory indemnity from the parties to this Agreement. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Banks (or such other Banks as may be required to give such instructions under Section 10.6) and, upon receipt of such instructions from the Requisite Banks (or such other Banks, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Xerium and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Bank shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Banks (or such other Banks as may be required to give such instructions under Section 10.6).

9.4 Agents Entitled to Act as Bank. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Bank hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Bank” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with

Xerium or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from each Borrower for services in connection herewith and otherwise without having to account for the same to Banks.

9.5 Banks’ Representations, Warranties and Acknowledgment. Each Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of Xerium and its Subsidiaries in connection with the Term Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Xerium and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Banks or to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Banks.

9.6 Right to Indemnity. Each Bank, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party (and without limiting the Borrowers’ obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Bank to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Bank’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Bank to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7 Successor Administrative Agent and Collateral Agent. The Administrative Agent and the Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to the Banks and Xerium, and the Administrative Agent and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Xerium and the Administrative Agent and the Collateral Agent and signed by the Requisite Banks. Upon any such notice of resignation or any such removal, the Requisite Banks shall have the right, upon five Business Days’ notice to Xerium, to appoint a successor Administrative Agent and Collateral Agent. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Collateral Agent and the retiring or removed Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. Regardless of whether a replacement Administrative Agent or Collateral Agent, as applicable, has been appointed, the removal or resignation will, to the fullest extent permitted by applicable law, be effective upon the earlier (i) the date the successor Administrative Agent or Collateral Agent is appointed and (ii) the date that is thirty days after the giving of the written notice of resignation or removal. After any retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as Administrative Agent or Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.

9.8 Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Bank hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable (each under release from the restrictions of Section 181 of the German Civil Code) on behalf of and for the benefit of the Banks, to be the agent for and representative of the Banks with respect to the Guaranty, the Collateral and the Collateral Documents. Pursuant to the Plan of Reorganization, the Agents, on behalf of the Banks, are empowered and authorized to execute and deliver to the Credit Parties the other Credit Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Credit Documents. To the extent necessary and for the sake of clarity, each Bank hereby empowers the Collateral Agent to sign, execute and deliver in its name and on its behalf: (i) an agreement for the creation of a second ranking pledge over the shares representing the entire share capital of Italia SpA (the “Italia SpA Pledge”) and (ii) an agreement for the creation of a second ranking pledge over the shares representing the entire share capital of Huyck Italia S.p.A. (“Huyck Italia Pledge” and, together with the Italia SpA Pledge, the “Italian Pledges”). The parties further acknowledge that, pursuant to the Plan of Reorganization and the Confirmation Order, the Collateral Agent is duly empowered to sign, execute and deliver the Italian

Pledges also in the name and on behalf of the Banks who do not sign this Agreement and such Banks shall be Secured Parties under the Italian Pledges. Subject to Section 10.6, without further written consent or authorization from the Banks, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Requisite Banks (or such other Banks as may be required to give such consent under Section 10.6) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which the Requisite Banks (or such other Banks as may be required to give such consent under Section 10.6) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, each Borrower, the Administrative Agent, the Collateral Agent and each Bank hereby agrees that (i) no Bank shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Banks in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Bank may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Bank or Banks in its or their respective individual capacities unless the Requisite Banks shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale.

(c) Collateral Agent’s Power of Attorney. Each Secured Party, including in its capacity as Bank Counterparty, irrevocably constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (i.e. “fondé de pouvoirs” within the meaning of Article 2692 of the Civil Code of Québec) in order to hold security granted by any Credit Party in the Province of Quebec to secure the Indebtedness of such Credit Party under any bond issued by such Credit Party. Notwithstanding the provisions of section 32 of an Act respecting the special powers of a legal person (Québec), each Secured Party, including in its capacity as Bank Counterparty, acknowledges that the Collateral Agent may acquire and be the holder of any bond issued by any Credit Party. Each assignee Bank that enters into an Assignment Agreement shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (“fondé de pouvoirs”) and the acquisition and holding by the Collateral Agent of any bonds issued by any Credit Party. Each of the Credit Parties hereby acknowledge that, for the purposes of holding any security granted by any Credit Party on property pursuant to the laws of the Province of Québec to secure obligations of any Credit Party under any bonds issued by any Credit Party, the Collateral Agent shall be the holder of an irrevocable power of attorney (i.e. “fondé de pouvoirs” within the meaning of Article 2692 of the Civil Code of Québec) for each Secured Party, including in its capacity as Bank Counterparty). Each of the Credit Parties hereby acknowledges that such bond constitutes a title on indebtedness, as such term is used in Article 2692 of the Civil Code of Québec. The execution by the Collateral Agent, acting as fondé de pouvoir as aforesaid, prior to the date of this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

9.9 Reliance and Engagement Letters. Each Bank confirms that each of the Lead Arranger and the Administrative Agent has authority (and is released from the restrictions of Section 181 of the German Civil Code) to accept on its behalf the terms of any reliance or engagement letters relating to any reports or letters provided by accountants in connection with the Credit Documents or the transactions contemplated in the Credit Documents (including any net asset letter in connection with the financial assistance procedures) and to bind it in respect of those reports or letters and to sign such on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

SECTION 10. MISCELLANEOUS

10.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, the Collateral Agent, the Administrative Agent or the Lead Arranger, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Bank, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent and all notices from or to a Credit Party shall be sent through the applicable Agent.

10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for each Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents, advising the Administrative Agent and the Collateral Agent of their respective rights and obligations under the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Borrower; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant hereto, including filing and recording fees, expenses stamp, registration, transfer, documentary and other similar taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or the Requisite Banks may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents or any Agent’s rights and obligations under any Credit Document; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants, advisors or appraisers retained by the Administrative or the Collateral Agent with the prior consent of Xerium (not to be unreasonably withheld); (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Term Loans and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and the Banks in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3 VAT. All amounts set out or expressed to be payable under a Credit Document by a Credit Party to a Bank shall be exclusive of any applicable VAT and (subject to the provisions regarding reimbursement of VAT below) the Credit Party shall in addition pay to the Bank an amount equal to the amount of the VAT, following receipt by the Credit Party of a valid VAT invoice. Where a Credit Party is required by a Credit Document to reimburse a Bank for any costs or expenses, that Credit Party shall also reimburse the Bank for any VAT incurred by the Bank in respect of the relevant costs or expenses to the extent that neither the Bank nor any member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant Tax authority in respect of the VAT.

10.4 Indemnity. In addition to the payment of expenses pursuant to Sections 10.2 and 10.3, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ reasonable approval of counsel), indemnify, pay and hold harmless, each Agent and Bank and the officers, partners, directors, trustees, investment advisors, employees, agents and Affiliates of each Agent and each Bank (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.4 may be unenforceable in whole or in part because they are in violation of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(a) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against the Banks, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Xerium and each other Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) Currency indemnity.

(i) If any sum due from a Credit Party under the Credit Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(A)	making or filing a claim or proof against that Credit Party; or

(B)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Credit Party shall as an independent obligation, within three Business Days of demand, indemnify the Agent and each Bank to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (x) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (y) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(ii) Each Credit Party waives any right it may have in any jurisdiction to pay any amount under the Credit Documents in a currency or currency unit other than that in which it is expressed to be payable.

10.5 Set Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuation of any Event of Default each Bank and each of its respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Bank or its Affiliate to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Bank hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Bank shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.6 Amendments and Waivers.

(a) Requisite Banks’ and Borrower Consent. Subject to Section 10.6(b) and 10.6(c), no amendment, modification, termination or waiver of any provision of the Credit Documents (other than the Fee Letters), or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Credit Parties and the Requisite Banks.

(b) Affected Banks’ Consent. Without the written consent of the Credit Parties and each Bank that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Term Loan;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) [Intentionally omitted];

(iv) reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.10) or any fee payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce or forgive the principal amount of any Term Loan;

(vii) amend, modify, terminate or waive any provision of this Section 10.6(b) or Section 10.6(c);

(viii) amend the definition of “Requisite Banks” or “Pro Rata Share”; provided, with the consent of Requisite Banks, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Banks” or “Pro

Rata Share” on substantially the same basis as the Term Loans are included on the Closing Date;

(ix) [Intentionally omitted];

(x) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

(xi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document (other than the Fee Letters);

(xii) amend, modify or waive any provision of Section 2.15 or 2.16(g); or

(xiii) consent to currency changes.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents (other than the Fee Letters), or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of each Credit Party and such Agent.

(d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Bank, execute amendments, modifications, waivers or consents on behalf of such Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.6 shall be binding upon each Bank at the time outstanding, each future Bank and, if signed by a Credit Party, on such Credit Party.

10.7 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Banks. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Banks. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Each Borrower, the Administrative Agent and each Bank shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the corresponding Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 10.7(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loans.

(c) Right to Assign. Each Bank shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan):

(i) to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee” upon the giving of notice to Xerium and the Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term “Eligible Assignee” upon the giving of notice to Xerium and the Administrative Agent; provided, each such assignment pursuant to this Section 10.7(c)(ii) shall be in an aggregate amount of not less than $1,000,000 or its currency equivalent (or such lesser amount as may be agreed to by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, Xerium or as shall constitute the aggregate amount or the Term Loan of the assigning Bank).

(d) Mechanics. The assigning Bank and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (except (A) in the case of assignments pursuant to Section 10.7(c)(i), no processing or recordation fee shall be required and (B) that only one fee shall be payable in the case of contemporaneous assignments to or by Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.20(c).

(e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.7(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to each Borrower and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Bank, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in loans such as the applicable Term Loans; and (iii) it will make or invest in, as the case may be, its Term Loans for its own account in the Ordinary Course and without a view to distribution of such Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.7, the disposition of such Term Loans or any interests therein shall at all times remain within its exclusive control).

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.7, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Bank” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Bank” for all purposes hereof; (ii) the assigning Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.9) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Bank’s rights and obligations hereunder, such Bank shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Bank shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Bank as a Bank hereunder); and (iii) for the purposes of article 1263 of the Italian Civil Code, it is expressly agreed that the security created or evidenced by the Collateral Documents shall be preserved for the benefit of the assignee and each other Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with subsections (c) through (g) of this Section 10.7 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with clause (h).

(h) Participations. Each Bank shall have the right at any time to sell one or more participations to any Person (other than Xerium, any of its Subsidiaries or any of its Affiliates (excluding Closing Date Bank Affiliates)) in all or any part of its Term Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Bank granting such participation, shall not be entitled to require such Bank to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Term Loans hereunder in which such participant is participating. The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Bank would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with each Borrower’s prior written consent, and (ii) a participant that would be a Non-US Bank if it were a Bank shall not be entitled to the benefits of Section 2.20 unless each Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of each Borrower, to comply with Section 2.20 as though it were a Bank. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.6 as though it were a Bank, provided such participant agrees to be subject to Section 2.17 as though it were a Bank.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.7, any Bank may assign and/or pledge all or any portion of its Term Loans, the other Obligations owed by or to such Bank, to secure obligations of such Bank including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Bank, as between each Borrower and such Bank, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Bank” or be entitled to require the assigning Bank to take or omit to take any action hereunder.

10.8 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.9 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making, maintaining and continuation of the Term Loans. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3, 10.4 and 10.5 and the agreements of Banks set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination hereof.

10.10 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Bank hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the applicable documentation creating Hedging Obligations. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.11 Marshalling; Payments Set Aside. Neither any Agent nor any Bank shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Banks (or to the Administrative Agent, on behalf of the Banks), or the Administrative Agent or the Banks enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other provincial, state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several. The obligations of the Banks hereunder are several and no Bank shall be responsible for the obligations of any other Bank hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Banks pursuant hereto or thereto, shall be deemed to constitute Banks as a partnership, an association, a joint venture or any other kind of entity.

10.14 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.15 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE

GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING GENERAL OBLIGATIONS LAW 5-1401.

10.16 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, UNLESS OTHERWISE PROVIDED IN A COLLATERAL DOCUMENT; (ii) WAIVES ANY DEFENSE OF FORUM NON- CONVENIENS; (iii) AGREES THAT, NOTWITHSTANDING SECTION 10.16(c), SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (v) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW;

(b) IN ADDITION TO SECTION 10.16(a), HUYCK.WANGNER AUSTRIA GMBH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN ENGLAND FOR THE PURPOSE OF HEARING AND DETERMINING ANY DISPUTE ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE OBLIGATIONS OR RELATING HERETO AND FOR THE PURPOSES OF ENFORCEMENT OF ANY JUDGMENT AGAINST ITS ASSETS (IN NO EVENT SHALL THE COURTS OF AUSTRIA HAVE JURISDICTION FOR THE PURPOSE OF HEARING AND DETERMINING ANY DISPUTE ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE OBLIGATIONS OR RELATING HERETO AND FOR THE PURPOSES OF ENFORCEMENT OF ANY JUDGMENT AGAINST ITS ASSETS); AND

(c) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS CT CORPORATION SYSTEM WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10001, UNITED STATES AND ITS SUCCESSORS HEREUNDER (THE “PROCESS AGENT”), AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH CREDIT PARTY AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS

AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURT SPECIFIED IN SECTION 10.16(a). SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO A CREDIT PARTY IN CARE OF THE PROCESS AGENT AT THE ADDRESS SPECIFIED ABOVE FOR THE PROCESS AGENT, AND EACH CREDIT PARTY HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH CREDIT PARTY FURTHER CONSENTS TO MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESSES FOR NOTICE HEREUNDER, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER MAILING. FAILURE OF THE PROCESS AGENT TO GIVE NOTICE TO ANY CREDIT PARTY OR FAILURE OF A CREDIT PARTY TO RECEIVE NOTICE OF SUCH SERVICES OF PROCESS SHALL NOT AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON THE PROCESS AGENT OR SUCH CREDIT PARTY. EACH CREDIT PARTY COVENANTS AND AGREES THAT IT SHALL TAKE ANY AND ALL REASONABLE ACTION, INCLUDING THE EXECUTION AND FILING OF ANY AND ALL DOCUMENTS, THAT MAY BE NECESSARY FOR THE PROCESS AGENT TO ACT AS SUCH. IN THE EVENT THAT AT ANY TIME SUCH PROCESS AGENT SHALL FOR ANY REASON CEASE TO MAINTAIN AN OFFICE IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, OR CEASE TO ACT AS PROCESS AGENT, THEN, SUCH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ACCORDANCE WITH THE TERMS OF CLAUSE (iii) OF SECTION 10.16(a). EACH CREDIT PARTY ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS SECTION 10.16(b) SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE BANK/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS

RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.18 Confidentiality. Each Agent and each Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, including the NAIC, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.18, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (ii) any rating agency, or (iii) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrowers, (h) to any pledgee referred to in Section 10.7(i) or any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives) to any swap or derivatives or similar transaction under which payments are to be made by reference to the Borrowers and the Obligations, this Agreement or payments hereunder, so long as such pledgee or any actual or prospective counterparty (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) agrees to be bound by the provisions of this Section 10.18, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.18 or (ii) becomes available to any Agent or any Bank on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section 10.18, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Agent or any Bank on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section 10.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, the Borrowers and each Bank (and each employee, representative or other agent of the Borrowers) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure.

10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, each Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of each Bank and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Bank’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to each Borrower, as applicable.

10.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; provided that, pursuant to the Plan of Reorganization, the Banks are automatically made parties to this Agreement without executing this Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or “PDF” shall be effective as delivery of a manually executed counterpart hereof.

10.21 Effective Date. This Agreement shall become effective on the Closing Date.

10.22 Importation of Credit Documents into Austria. Each of the parties hereto covenants and agrees that it will not send, or cause to be sent, bring or cause to be brought, or otherwise import, or cause otherwise to be imported, into the Republic of Austria any original counterpart or certified or conformed copy of any executed Credit Document or any document constituting or evidencing any transfer by any party of any right or interest under any Credit Document, or make use of any Credit Document or document before any fiscal or governmental authority or agency or any court of Austria; provided that, any party may, at the joint and several cost and expense of the Credit Parties, send, or cause to be sent, bring, or cause to be brought, or otherwise import, or cause otherwise to be imported, any such Credit Document or document into the Republic of Austria if required to do so by applicable law or if such Credit Document or document is required to be presented in Austria in order to assist, enforce, protect or preserve any right of or remedy available to such party arising under or in respect of any of the Credit Documents or applicable law. Each of the parties hereto further agrees not to: (i) object to the introduction into evidence of (a) any uncertified copy of a signed original of a Credit Document or notarized or certified copy thereof or (b) any written minutes recording the transactions contemplated by a Credit Document and signed by a party or its representative (for the purpose of this Section 10.22, each an “Original”); (ii) raise as a defense to any action or exercise of a remedy a failure to introduce an Original into evidence; (iii) object to the submission of any uncertified copy of a Credit Document in any proceedings relating to a dispute before any court, arbitral body or governmental authority in Austria (for the purpose of this Section 10.22, the “Proceedings”); (iv) contest the authenticity, and conformity to the Original (Ubereinstimmung mit dem echten Original), of an uncertified copy of an Original, in each case, unless any such uncertified copy actually introduced into evidence in Proceedings does not accurately reflect the content of such Original.

10.23 Place of Performance. The place of performance for all parties under this Agreement and the other Credit Documents shall be any jurisdiction other than the Republic of Austria. Nothing in this Agreement shall be construed in a way as to entitle or oblige any party hereto to render or request any performance contemplated by this Agreement, including, but not limited to, payment obligations, within the Republic of Austria. In particular, all payments to be made by, or to, a party to a Credit Document under or in connection with the Credit Documents shall be effected to and from bank accounts outside of Austria.

10.24 USA Patriot Act Notice. Each Bank and the Agents (for the Agents and not on behalf of any Bank) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-5 (signed into law on October 26, 2001)), as amended (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Bank or the applicable Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

10.25 Amendment and Restatement. The Prepetition Credit Agreement is hereby amended and restated in its entirety.

10.26 Releases by the Borrowers and the Guarantors. As an inducement to the Administrative Agent to enter into this Agreement on behalf of the Banks, each Borrower and each Guarantor hereby releases and discharges the Banks and the Agents, and their respective successors and assignees, and all officers, directors, employees, agents, representatives, insurers and attorneys of each of them from all actions, counterclaims, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Banks, the Agents and/or successors and assigns which such Borrower or Guarantor ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever arising out of or in connection with the Credit Documents, from the time prior to May 18, 2005 to the date hereof.

10.27 No Setoffs and Defenses. Each Credit Party acknowledges it has no setoffs or defenses to their respective obligations under the Credit Documents and no claims or counterclaims against any of the Agents or the Banks.

10.28 Effect on this Agreement and the Other Credit Documents.

(a) On and after the Closing Date, each reference in the Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Prepetition Credit Agreement shall mean and be a reference to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt but without limitation, where any Collateral Document secures amounts owing by a Credit Party under the Prepetition Credit Agreement, such Collateral Document shall secure amounts owing by such Credit Party under this Agreement.

(b) Each Credit Document is and continues to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) This Agreement does not constitute a novation of the Prepetition Credit Agreement.

(d) The parties hereto acknowledge and agree that none of the amendments made pursuant hereto is intended to effect a novation (novazione), pursuant to article 1230 et seqq. of the Italian Civil Code, of the Prepetition Credit Agreement, nor to have an “effetto novativo” on the obligations thereunder.

In the event that the amendments set forth in this Agreement are deemed by any court an objective novation (novazione oggettiva) of any of the obligations arising out of the Prepetition Credit Agreement, the parties hereto agree, pursuant to article 1232 of the Italian Civil Code, that all the guarantees and securities granted by any Borrower or any Guarantor or any third party pursuant to, or relating to, the Credit Documents shall remain valid and effective in their entirety.

10.29 Entire Agreement. The Plan of Reorganization, this Agreement and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents, and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agents or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. If and to the extent that any provision of any Credit Document limits, qualifies or conflicts with a provision of this Agreement, such provision of this Agreement shall control.

10.30 Guarantor Confirmation. Each Guarantor hereby confirms to the Beneficiaries that (i) such Guarantor has been represented by and relied on counsel of its own choosing with respect to this Agreement and the other Credit Documents to which it is a party, (ii) such Guarantor has thoroughly read and understood this Agreement and the other Credit Documents to which it is a party and is fully aware of and understands all of their respective terms and the consequences thereof, (iii) it has discussed this Agreement and the other Credit Documents to which it is a party with its legal counsel, and (iv) in the past, such Guarantor has entered into such guarantees as guarantor as contemplated in this Agreement, including guarantees upon first demand.

10.31 Pledge of Intercompany Debt. To the extent not already pledged, charged or otherwise provided as security pursuant to the Collateral Documents, subject to Section 7.14, each of the Non-US Credit Parties, other than the Australian Obligor, hereby pledges to the Collateral Agent, as collateral for its Non-US Obligations, its right, title and interest in and to all Indebtedness owed to it by any Subsidiary of Xerium.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

XERIUM TECHNOLOGIES, INC.

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Chairman, CEO and President

XTI LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Executive Vice President and CFO

XERIUM ITALIA S.P.A.

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Chairman

XERIUM CANADA INC.

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: President and CEO

HUYCK.WANGNER AUSTRIA GMBH

By:	/s/ David Pretty
Name: David Pretty
Title: Managing Director

XERIUM GERMANY HOLDING GMBH

By:	/s/ David Maffucci
Name: David Maffucci
Title: Managing Director

HUYCK. WANGNER GERMANY GMBH

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Managing Director

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

Signed by

HUYCK.WANGNER AUSTRALIA PTY LIMITED (ACN 004 624 015)in accordance with section 127 of the Corporations Act 2001 (Australia) by two directors:

/s/ Stephen R. Light	/s/ David Maffucci
Signature of director	Signature of director

Stephen R. Light	David Maffucci
Name of director (please print)	Name of director (please print)

ROBEC WALZEN GMBH

By:	/s/ David Maffucci
Name: David Maffucci
Title: Managing Director

WANGNER ITELPA PARTICIPAÇÕES LTDA.

By:	/s/ Eduardo Fracasso
Name: Eduardo Fracasso
Title: President

WANGNER ITELPA PARTICIPAÇÕES LTDA.

By:	/s/ Marcelo de Bartolo Godoi
Name: Marcelo de Bartolo Godoi
Title: Director

XERIUM TECHNOLOGIES DO BRASIL INDÚSTRIA E COMÉRCIO S.A.

By:	/s/ Eduardo Fracasso
Name: Eduardo Fracasso
Title: Director and President

XERIUM TECHNOLOGIES DO BRASIL INDÚSTRIA E COMÉRCIO S.A.

By:	/s/ Marcelo de Bartolo Godoi
Name: Marcelo de Bartolo Godoi
Title: Administrative and Financial Director

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

XERIUM DO BRASIL LTDA.

By:	/s/ Eduardo Fracasso
Name: Eduardo Fracasso
Title: Director

XERIUM DO BRASIL LTDA.

By:	/s/ Marcelo de Bartolo Godoi
Name: Marcelo de Bartolo Godoi
Title: Director

XERIUM (FRANCE) SAS

By:	/s/ Joan Badrinas Ardevol
Name: Joan Badrinas Ardevol
Title: President

STOWE WOODWARD FRANCE S.A. SAS

By:	/s/ Joan Badrinas Ardevol
Name: Joan Badrinas Ardevol
Title: President

STOWE WOODWARD AKTIENGESELLSCHAFT

By:	/s/ David Pretty
Name: David Pretty
Title: Managing Director

HUYCK. WANGNER JAPAN LIMITED

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Chairman

STOWE WOODWARD MÉXICO, S.A. DE C.V.

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: CEO

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

HUYCK. WANGNER (UK) LIMITED

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: CEO

STOWE-WOODWARD (UK) LIMITED

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Director

XERIUM TECHNOLOGIES LIMITED

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Director

HUYCK LICENSCO INC.

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

STOWE WOODWARD LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

STOWE WOODWARD LICENSCO LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

WEAVEXX, LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

XERIUM III (US) LIMITED

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

XERIUM IV (US) LIMITED

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

XERIUM V (US) LIMITED

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

WANGNER ITELPA I LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Executive Vice President and CFO

WANGNER ITELPA II LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

XERIUM ASIA LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Vice President and CFO

ROBEC BRAZIL LLC

By:	/s/ David Maffucci
Name: David Maffucci
Title: Executive Vice President and CFO

HUYCK WANGNER VIETNAM CO LTD

By:	/s/ Dale Smith
Name: Dale Smith
Title: General Director

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

HUYCK WANGNER SCANDINAVIA AB

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Director

STOWE WOODWARD SWEDEN AB

By:	/s/ Stephen R. Light
Name: Stephen R. Light
Title: Director

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

CITIGROUP GLOBAL MARKETS INC., as Lead Arranger and Bookrunner

By:	/s/ Caesar W. Wyszomirski
Name: Caesar W. Wyszomirski
Title: Director

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ Ryan Falconer
Name: Ryan Falconer
Title: Vice President

[Signature Page to Second Amended and Restated

Credit and Guaranty Agreement-Second Lien (Xerium)]

APPENDIX A-1

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Xerium Term Loan Amounts

Bank	Xerium Term Loan Amount	Pro Rata Share
ADVENT GLOBAL OPPORTUNITY MASTER FUND, THE	$326,986.20	0.14183%
AHAB DISTRESSED, L.P.	$1,319,062.74	0.57213%
AHAB DISTRESSED, LTD.	$23,179.20	0.01005%
AHAB OPPORTUNITIES, LP	$497,670.69	0.21586%
AHAB OPPORTUNITIES, LTD	$174,819.96	0.07583%
AIM FLOATING RATE FUND (INVESCO SENIOR SECURED MGMT,INC)	$58,374.36	0.02532%
ALLIED IRISH BANK PLC (ALLIED IRISH BANK)	$1,270,867.93	0.55123%
AS INVESTORS, LLC (AMERICAN-SECURITIES)	$44,467,736.98	19.28742%
ATLANTIS FUNDING LTD (INVESCO SENIOR SECURED MGMT,INC)	$1,936,626.99	0.83999%
AVALON CAPITAL LTD. 3 (INVESCO SENIOR SECURED MGMT,INC)	$123,824.39	0.05371%
BANCO ESPIRITO SANTO S.A.	$1,270,867.93	0.55123%
BLT 2009-1, LTD. (INVESCO SENIOR SECURED MGMT,INC)	$178,271.36	0.07732%
CARL MARKS STRATEGIC INVESTMENTS L.P. (CARL MARKS)	$36,875,570.92	15.99440%
CERBERUS SERIES FOUR HOLDINGS, LLC CERBERUS INSTITUTIONAL PARTNERS, L.P., SERIES FOUR DBA (CERBERUS PARTNERS)	$269,583.06	0.11693%
CHAMPLAIN CLO, LTD (INVESCO SENIOR SECURED MGMT,INC)	$86,677.07	0.03760%
CITIBANK, N.A. - ORIGINATIONS	$1,334,411.34	0.57879%
CITIBANK, N.A. - SECONDARY TRADING	$5,059,790.47	2.19463%
CITICORP NORTH AMERICA INC - SECOND TRADING	$3,246,253.80	1.40803%
CONTINENTAL CASUALTY COMPANY	$8,740,411.94	3.79106%
CREDIT SUISSE LOAN FUNDING LLC	$8,163,626.89	3.54089%
DEUTSCHE BANK AG	$4,018,084.30	1.74280%
DEUTSCHE BANK AG, NEW YORK BRANCH	$1,361,644.20	0.59060%

APPENDIX A-1-1

DIVERSIFIED CREDIT PORTFOLIO LTD. (INVESCO SENIOR SECURED MGMT, INC)	$197,234.57	0.08555%
GCA CREDIT OPPORTUNITIES MASTER FUND LTD (GLOBAL CREDIT ADVISORS LLC)	$1,119,473.28	0.48556%
GOLDMAN SACHS GLOBAL OPPORTUNITIES FUND, L.L.C.	$580,921.34	0.25197%
GOLDMAN SACHS GLOBAL OPPORTUNITIES OFFSHORE, LTD	$1,161,837.85	0.50394%
GOVERNOR AND COMPANY OF THE BANK OF IRELAND, THE	$1,270,867.93	0.55123%
GULF STREAM - SEXTANT CLO 2006-I LT (GULF STREAM ASSET MGMT)	$728,486.15	0.31597%
GULF STREAM - SEXTANT CLO 2007-1 LT (GULF STREAM ASSET MGMT)	$787,392.58	0.34152%
GULF STREAM COMPASS CLO 2005-II, LT (GULF STREAM ASSET MGMT)	$534,465.52	0.23182%
GULF STREAM COMPASS CLO-2005-1, LTD (GULF STREAM ASSET MGMT)	$534,465.52	0.23182%
HALBIS DISTRESSED OPPORTUNITIES MASTER FUND, LTD. (HALBIS CAPITAL MGMT)	$4,626,580.86	2.00673%
HALCYON MASTER FUND, L.P.	$11,770,890.91	5.10550%
HFR RVA ADVENT GLOBAL OPPORTUNITY MASTER TRUST (ADVENT CAPITAL)	$342,808.19	0.14869%
ING INTERNATIONAL (II) - SENIOR BANK LOANS EURO (ING INVESTMENT MANAGEMENT CO)	$3,397,614.11	1.47368%
ING INVESTMENT MANAGEMENT CLO I, LT (ING INVESTMENTS)	$655,398.67	0.28427%
ING INVESTMENT MANAGEMENT CLO III, LTD. (ING INVESTMENTS)	$1,116,182.44	0.48413%
ING INVESTMENT MANAGEMENT CLO IV LT (ING INVESTMENTS)	$465,044.96	0.20171%
ING INVESTMENT MANAGEMENT CLO V LTD (ING INVESTMENTS)	$1,297,409.32	0.56274%
ING INVESTMENT TRUST CO. PLAN FOR EMPLOYEE BENEFIT INVESTMENT FUNDS- SENIOR LOAN FUND (ING INVESTMENTS)	$1,309,725.73	0.56808%
ING PRIME RATE TRUST (ING INVESTMENTS)	$3,445,686.44	1.49453%
ING SENIOR INCOME FUND (ING INVESTMENTS)	$3,653,781.23	1.58479%

INSTITUTIONAL BENCHMARKS SERIES(MF) LTD IN RESPECT OF LOEB EVEN DRIVEN SERIES (LOEB)	$147,057.58	0.06378%
KATONAH V, LTD (INVESCO SENIOR SECURED MGMT,INC)	$31,486.77	0.01366%
LANDSBANKI ISLANDS HF	$1,270,867.93	0.55123%
LIMEROCK CLO I (INVESCO SENIOR SECURED MGMT,INC)	$271,940.35	0.11795%
LLT LIMITED	$68,763.03	0.02983%
LOEB ARBITRAGE FUND, LP	$1,484,873.00	0.64405%
LOEB ARBITRAGE OFFSHORE PARTNERS LTD(LOEB PARTNERS CORPORATION)	$191,991.84	0.08327%
LOEB MARATHON FUND LP (LOEB PARTNERS CORPORATION)	$107,569.89	0.04666%
LOEB MARATHON OFFSHORE PARTNERS, LTD(LOEB PARTNERS CORPORATION)	$42,210.97	0.01831%
LONGACRE ACQUISITION, LLC (LONGACRE MGMT)	$680,822.10	0.29530%
MALIBU CBNA LOAN FUNDING LLC	$2,904,592.93	1.25984%
MERRILL LYNCH CAPITAL SERVICES, INC.	$4,044,653.80	1.75433%
NEPTUNE FINANCE CCS, LTD. (GULF STREAM ASSET MGMT)	$602,497.10	0.26133%
NEWSTART FACTORS INC.	$3,082,397.81	1.33696%
PARK WEST INVESTORS MASTER FUND, LIMITED (PARK WEST ASSET MGMT)	$5,528,275.44	2.39783%
PARK WEST PARTNERS INTERNATIONAL, LTD. (PARK WEST ASSET MGMT)	$1,279,945.55	0.55516%
PRIMUS CREDIT STRATEGIES MASTER FUND LIMITED (CYPRESS TREE INVESTMENT MANAGEMENT LLC)	$680,822.10	0.29530%
PROVIDENCE CREDIT OPPORTUNITY FUND,L.P(PROVIDENCE CAPITAL LLC)	$768,595.98	0.33337%
PROVIDENCE CREDIT OPPORTUNITY FUND,L.P(PROVIDENCE CAPITAL LLC)	$40,333.75	0.01749%
REDWOOD MASTER FUND, LTD (REDWOOD CAPITAL MGMT)	$3,374,930.47	1.46384%
SAGAMORE CLO LTD. (INVESCO SENIOR SECURED MGMT,INC)	$70,756.80	0.03069%
SARATOGA CLO I, LIMITED (INVESCO SENIOR SECURED MGMT,INC)	$65,450.04	0.02839%

SCOTT’S COVE SPECIAL CREDITS MASTER FUND INC ( KATONAH DEBT )	$2,042,466.30	0.88590%
SOMERSET SPECIAL OPPORTUNITIES MASTER FUND L.P. (BABSON CAPITAL)	$1,121,613.09	0.48649%
THIRD POINT LOAN LLC	$20,424,662.96	8.85899%
TPG OPPORTUNITY FUND I, L.P. (TPG INVESTMENTS)	$8,779,006.99	3.80780%
VALINOR CAPITAL PARTNERS OFFSHORE	$4,519,945.65	1.96048%
VALINOR CAPITAL PARTNERS OFFSHORE MASTER FUND, L.P. (VALINOR MGMT)	$1,924,003.25	0.83452%
VALINOR CAPITAL PARTNERS, LP. (VALINOR MGMT)	$4,611,467.41	2.00018%
VALINOR CREDIT PARTNERS MASTER	$142,972.64	0.06201%
VALINOR CREDIT PARTNERS MASTER FUND, L.P(VALINOR)	$85,102.76	0.03691%
WASATCH CLO LTD (INVESCO SENIOR SECURED MGMT, INC)	$360,386.35	0.15631%
Total	$230,553,072.95	100.00000%

APPENDIX A-2

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

XTI Term Loan Amounts

Bank	XTI Term Loan Amount		Pro Rata Share
AQUILAE CLO I PLC	Euros	971,846.85	2.93337%
AQUILAE CLO II PLC	Euros	317,469.97	0.95823%
AS INVESTORS, LLC (AMERICAN-SECURITIES)	Euros	7,502,227.87	22.64430%
CARL MARKS STRATEGIC INVESTMENTS L.P. (CARL MARKS)	Euros	2,176,936.93	6.57074%
CREDIT SUISSE LOAN FUNDING LLC	Euros	1,731,797.55	5.22716%
DEUTSCHE BANK AG	Euros	2,113,973.50	6.38070%
GCA CREDIT OPPORTUNITIES MASTER FUND LTD (GLOBAL CREDIT ADVISORS LLC)	Euros	226,107.86	0.68247%
HARBOURMASTER CLO 5 B.V. (HARBOURMASTER )	Euros	628,472.37	1.89695%
HARBOURMASTER PRO RATA CLO 1 B.V. (LASALLE GLOBAL TRUST SERVICES)	Euros	2,045,596.84	6.17431%
HARBOURMASTER PRO RATA CLO 3 B.V. (HARBOURMASTER)	Euros	3,104,529.81	9.37054%
LANDSBANKI ISLANDS HF	Euros	1,746,084.83	5.27028%
MAGI FUNDING I PLC	Euros	317,469.97	0.95823%
MELCHIOR CDO I S.A.	Euros	793,674.92	2.39558%
MERRILL LYNCH CAPITAL SERVICES, INC.	Euros	418,069.33	1.26188%
PROVIDENCE CREDIT OPPORTUNITY FUND, L.P. (PROVIDENCE CAPITAL LLC)	Euros	115,609.07	0.34895%
REDWOOD MASTER FUND, LTD (REDWOOD CAPITAL MGMT)	Euros	1,344,932.09	4.05947%
RMF EURO CDO III PUBLIC LTD. CO.	Euros	1,269,879.88	3.83293%
RMF EURO CDO S.A.	Euros	1,488,124.79	4.49167%
SABERASU JAPAN INVESTMENTS II B.V. (CERBERUS CAPITAL)	Euros	4,817,946.23	14.54222%
Total	Euros	33,130,750.66	100.00000%

APPENDIX A-2-1

APPENDIX A-3

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Italia Term Loan Amounts

Bank	Italia Term Loan Amount		Pro Rata Share
BANCO ESPIRITO SANTO S.A.	Euros	794,112.78	6.17371%
GOVERNOR AND COMPANY OF THE BANK OF IRELAND, THE	Euros	1,319,263.34	10.25641%
HALCYON MASTER FUND, L.P.	Euros	2,569,435.02	19.97568%
ING EURO LOANS FUND I, LLC (ING INVESTMENT MANAGEMENT LLC)	Euros	340,411.05	2.64647%
LANDSBANKI ISLANDS HF	Euros	1,019,874.33	7.92886%
THIRD POINT LOAN LLC	Euros	6,819,721.08	53.01887%
Total	Euros	12,862,817.60	100.00000%

APPENDIX A-3-1

APPENDIX A-4

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Xerium Canada Term Loan Amounts

Bank	Xerium Canada Term Loan Amount	Pro Rata Share
ALLIED IRISH BANK PLC (ALLIED IRISH BANK)	Canadian Dollars 7,132,615.48	14.16641%
AOZORA BANK LTD	Canadian Dollars 4,127,109.55	8.19704%
AS INVESTORS, LLC (AMERICAN-SECURITIES)	Canadian Dollars 7,890,715.57	15.67211%
BANCO ESPIRITO SANTO S.A.	Canadian Dollars 3,566,307.84	7.08321%
BANK OF AMERICA N.A.	Canadian Dollars 1,783,153.85	3.54160%
CITIBANK, N.A. - SECONDARY TRADING	Canadian Dollars 5,707,121.45	11.33517%
CREDIT SUISSE LOAN FUNDING LLC	Canadian Dollars 386,850.86	0.76834%
DEUTSCHE BANK AG	Canadian Dollars 1,973,603.90	3.91986%
GCA CREDIT OPPORTUNITIES MASTER FUND LTD (GLOBAL CREDIT ADVISORS LLC)	Canadian Dollars 261,442.94	0.51926%
HALCYON MASTER FUND, L.P.	Canadian Dollars 1,361,644.23	2.70442%
LANDSBANKI ISLANDS HF	Canadian Dollars 1,337,392.86	2.65626%
PROVIDENCE CREDIT OPPORTUNITY FUND, L.P. (PROVIDENCE CAPITAL LLC)	Canadian Dollars 182,772.75	0.36301%
SABERASU JAPAN INVESTMENTS II B.V. (CERBERUS CAPITAL)	Canadian Dollars 10,625,956.93	21.10469%
VALINOR CAPITAL PARTNERS OFFSHORE MASTER FUND, L.P. (VALINOR MGMT)	Canadian Dollars 2,325,351.89	4.61849%
VALINOR CAPITAL PARTNERS, LP. (VALINOR MGMT)	Canadian Dollars 1,686,745.27	3.35012%
Total	Canadian Dollars 50,348,785.37	100.00000%

APPENDIX A-4-1

APPENDIX A-5

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Austria Term Loan Amounts

Bank	Austria Term Loan Amount		Pro Rata Share
AQUILAE CLO I PLC	Euros	371,889.85	2.02030%
CARL MARKS STRATEGIC INVESTMENTS L.P. (CARL MARKS)	Euros	1,046,373.97	5.68445%
CREDIT SUISSE LOAN FUNDING LLC	Euros	3,115,842.92	16.92688%
GCA CREDIT OPPORTUNITIES MASTER FUND LTD (GLOBAL CREDIT ADVISORS LLC)	Euros	136,022.66	0.73895%
HARBOURMASTER CLO 5 B.V. (HARBOURMASTER )	Euros	1,986,172.99	10.78992%
HARBOURMASTER CLO 6 BV (HARBOURMASTER )	Euros	2,233,456.86	12.13330%
HARBOURMASTER LOAN CORPORATION (HARBOURMASTER )	Euros	1,587,349.70	8.62331%
HARBOURMASTER PRO RATA CLO 1 B.V. (LASALLE GLOBAL TRUST SERVICES)	Euros	219,356.68	1.19166%
LANDSBANKI ISLANDS HF	Euros	1,111,144.78	6.03632%
MAGI FUNDING I PLC	Euros	371,889.85	2.02030%
MELCHIOR CDO I S.A.	Euros	476,204.91	2.58699%
PROVIDENCE CREDIT OPPORTUNITY FUND, L.P (PROVIDENCE CAPITAL LLC)	Euros	69,548.47	0.37782%
REDWOOD MASTER FUND, LTD (REDWOOD CAPITAL MGMT)	Euros	437,788.26	2.37829%
RMF EURO CDO III PUBLIC LTD. CO.	Euros	634,939.88	3.44932%
RMF EURO CDO S.A.	Euros	1,299,941.94	7.06196%
RMF EURO CDO V PLC	Euros	2,186,575.05	11.87861%
SABERASU JAPAN INVESTMENTS II B.V. (CERBERUS CAPITAL)	Euros	1,123,165.13	6.10162%
Total	Euros	18,407,663.90	100.00000%

APPENDIX A-5-1

APPENDIX A-6

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Germany Term Loan Amounts

Bank	Germany Term Loan Amount		Pro Rata Share
AQUILAE CLO I PLC	Euros	1,886,208.16	4.65502%
AQUILAE CLO II PLC	Euros	1,290,907.08	3.18587%
AS INVESTORS, LLC (AMERICAN-SECURITIES)	Euros	5,112,098.56	12.61629%
CARL MARKS STRATEGIC INVESTMENTS L.P. (CARL MARKS)	Euros	3,778,257.05	9.32446%
CITIBANK, N.A. - SECONDARY TRADING	Euros	1,556,673.90	3.84176%
CREDIT SUISSE LOAN FUNDING LLC	Euros	617,663.38	1.52435%
GCA CREDIT OPPORTUNITIES MASTER FUND LTD (GLOBAL CREDIT ADVISORS LLC)	Euros	299,419.56	0.73895%
HALCYON MASTER FUND, L.P.	Euros	3,494,733.46	8.62475%
HARBOURMASTER CLO 5 B.V. (HARBOURMASTER )	Euros	3,372,329.74	8.32267%
HARBOURMASTER CLO 6 BV (HARBOURMASTER )	Euros	944,238.73	2.33031%
HARBOURMASTER LOAN CORPORATION (HARBOURMASTER )	Euros	2,539,758.87	6.26794%
HARBOURMASTER PRO RATA CLO 1 B.V. (LASALLE GLOBAL TRUST SERVICES)	Euros	363,210.47	0.89638%
ING EURO LOANS FUND I,LLC (ING INVESTMENT MANAGEMENT LLC)	Euros	340,411.05	0.84011%
LANDSBANKI ISLANDS HF	Euros	484,089.06	1.19470%
MAGI FUNDING I PLC	Euros	1,884,616.68	4.65110%
PROVIDENCE CREDIT OPPORTUNITY FUND,L.P(PROVIDENCE CAPITAL LLC)	Euros	153,093.40	0.37782%
REDWOOD MASTER FUND, LTD (REDWOOD CAPITAL MGMT)	Euros	615,260.14	1.51842%
RMF EURO CDO S.A.	Euros	1,774,118.28	4.37840%
RMF EURO CDO V PLC	Euros	3,318,062.65	8.18874%
SABERASU JAPAN INVESTMENTS II B.V. (CERBERUS CAPITAL)	Euros	6,694,679.65	16.52198%
Total	Euros	40,519,829.87	100.00000%

APPENDIX A-6-1

APPENDIX B

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Notice Addresses

“NOTE: THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, IN PARTICULAR KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.”

XERIUM TECHNOLOGIES, INC.

8537 Six Forks Rd, Suite 300

Raleigh, NC 27615

Attn: Ted Orban

Fax: 919 526-1430

Phone: 919 526-1406

Email: ted.orban@xerium.com

XTI LLC

8537 Six Forks Rd, Suite 300

Raleigh, NC 27615

Attn: Ted Orban

Fax: 919 526-1430

Phone: 919 526-1406

Email: ted.orban@xerium.com

HUYCK LICENSCO INC.

STOWE WOODWARD LLC

STOWE WOODWARD LICENSCO LLC

WEAVEXX, LLC

XERIUM III (US) LIMITED

XERIUM IV (US) LIMITED

APPENDIX B-1

XERIUM V (US) LIMITED

WANGNER ITELPA I LLC

WANGNER ITELPA II LLC

XERIUM ASIA LLC

ROBEC BRAZIL LLC

in each case, with a copy to:

Xerium Technologies, Inc.

8537 Six Forks Rd, Suite 300

Raleigh, NC 27615

Attn: Ted Orban

Fax: 919 526-1430

Phone: 919 526-1406

Email: ted.orban@xerium.com

XERIUM ITALIA S.P.A.

Casella Postale 109

Via Persicara 70

04100 Latina,

Italy

Attention: David Maffucci

Telecopier: 39-077-362-9008

XERIUM CANADA INC.

Aird & Berlis

181 Bay Street

Suite 1800

Toronto, Ontario M5J279

Attention: David Maffucci

Telecopier: 416-863-1515

HUYCK.WANGNER AUSTRIA GMBH

Föhrstrasse 39

72760 Reutlingen

Germany

Attention: David Maffucci

Telecopier: 49-712-130-6396

XERIUM GERMANY HOLDING GMBH

Föhrstrasse 39

72760 Reutlingen

Germany

Attention: David Maffucci

Telecopier: 49-712-130-6396

APPENDIX B-2

HUYCK.WANGNER AUSTRALIA PTY. LIMITED

P.O. Box 757

Geelong Vic. 3220

Australia

Attention: David Maffucci

Telecopier: 61-352-237-099

WANGNER ITELPA PARTICIPAÇÕES LTDA.

Rod. Americana Piracicaba, S/N, Km 156,5

Piracicaba 13400-970, São Paulo, Brazil

Attention: David Maffucci

Telecopier: 55-19-3424-1947

XERIUM TECHNOLOGIES BRASIL INDÚSTRIA E COMÉRCIO S.A.

Rod. Americana Piracicaba, S/N, Km 156,5

Piracicaba 13400-970, São Paulo, Brazil

Attention: David Maffucci

Telecopier: 55-19-3424-1947

XERIUM DO BRASIL LTDA.

Avenida Barãs do Rio Branco, 1958/2000

Parte, Suite B, Centro

Petrópolis, Rio de Janeiro, 25680-270 Brazil

Attention: David Maffucci

Telecopier: 55-24-2237-5449

XERIUM (FRANCE) SAS

12 rue Jean Jaurès

69330 Meyzieu, France

Attention: David Maffucci

Telecopier: 33-4-50382593

STOWE WOODWARD FRANCE S.A. SAS

12 rue Jean Jaurès

69330 Meyzieu, France

Attention: David Maffucci

Telecopier: 33-4-50382593

STOWE WOODWARD AKTIENGESELLSCHAFT

Am Langen Graben 22

52353 Düren Germany

Attention: David Maffucci

Telecopier: 49-242-184-05319

APPENDIX B-3

ROBEC WALZEN GMBH

Am Langen Graben 22

52353 Düren Germany

Attention: David Maffucci

Telecopier: 49-242-184-05319

HUYCK.WANGNER GERMANY GMBH

Föhrstrasse 39

72760 Reutlingen

Germany

Attention: David Maffucci

Telecopier: 49-7121-30-6396

HUYCK.WANGNER JAPAN LIMITED

5F, Kokusai Bldg.

2-13-11 Nihonbashi Kayabacho

Chuo-ku, Tokyo, 103-0025

Japan

Attention: David Maffucci

Telecopier: 81-33-667-0986

STOWE WOODWARD MÉXICO, S.A. DE C.V.

Cto. Balvanera # 2

Fracc. Ind. Balvanera

76000 Corregidora, Qro.

Mexico

Attention: David Maffucci

Telecopier: 52-442-225-0618

STOWE WOODWARD SWEDEN AB

Hjalmar Brantingsgatan 54 754 34

Uppsala Sweden

Attention: Kristina Hagman

Telecopier: 46-18-250393

HUYCK. WANGNER SCANDINAVIA AB

Hjalmar Brantingsgatan 54 754 34

Uppsala Sweden

Attention: Kristina Hagman

Telecopier: 46-18-250393

HUYCK.WANGNER (UK) LIMITED The Links

2nd Floor, Suite 6

Herne Bay

Kent CT6 7GQ England

Attention: David Maffucci

Telecopier: 44-1227-744039

APPENDIX B-4

STOWE-WOODWARD (UK) LIMITED

Am Langen Graben 22

52353 Düren

Germany

Attention: David Maffucci

Telecopier: 49-242-184-05319

XERIUM TECHNOLOGIES LIMITED The Links

2nd Floor, Suite 6

Herne Bay

Kent CT6 7GQ

England

Attention: David Maffucci

Telecopier: 44-1227-744039

HUYCK.WANGNER VIETNAM CO LTD

211/55/6 Tan Son Nhi Str.

Tan Son Nhi Ward

Tan Phu Dist.

Ho Chi Minh City, Viet Nam

Attention: Le Na Tran

in each case, with a copy to:

Xerium Technologies, Inc.

8537 Six Forks Rd, Suite 300

Raleigh, NC 27615

Attn: Ted Orban

Fax: 919 526-1430

Phone: 919 526-1406

Email: ted.orban@xerium.com

APPENDIX B-5

CITIGROUP GLOBAL MARKETS INC.,

as Lead Arranger and Bookrunner

Citigroup Global Markets Inc.

1615 Brett Rd

OPSIII

New Castle, DE 19720

Attention: Annemarie Pavco

Telephone: 302-894-6010

Facsimile: 212-994-0961

Email: Global.loans.Support@citi.com

APPENDIX C-6

CITICORP NORTH AMERICA, INC.,

as Administrative Agent and a Bank

For Payments and Borrowing Requests/Interest Election Requests:

Citicorp North America, Inc.

1615 Brett Rd

OPSIII

New Castle, DE 19720

Attention: Annemarie Pavco

Telephone: 302-894-6010

Facsimile: 212-994-0961

Email: Global.loans.Support@citi.com

Other Notices as Administrative Agent:

Citicorp North America, Inc.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Attention: Paul Burroughs, Director

Telephone: 212 816-5053

Facsimile: 646 291-1742

CITICORP NORTH AMERICA, INC.,

as Collateral Agent

Citicorp North America, Inc.

388 Greenwich Street, 32nd Floor

New York, NY 10013

Attention: Paul Burroughs, Director

Telephone: 212 816-5053

Facsimile: 646 291-1742

APPENDIX B-7

APPENDIX C

TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

Mandatory Cost Formula

1.	For the purposes of this Appendix C:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

2.	The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

3.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Banks’ Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Term Loan) and will be expressed as a percentage rate per annum.

4.	The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Administrative Agent. This percentage will be certified by that Bank in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank’s participation in all Term Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

5.	The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

in relation to a Term Loan in any currency other than Sterling:

E × 0.01	per cent. per
300	annum

APPENDIX C-1

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Term Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.10 (Default Interest)) payable for the relevant Interest Period on the Term Loan.

C	is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Banks for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

6.	In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Bank shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

(a)	the jurisdiction of its Facility Office; and

APPENDIX C-2

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Bank for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Bank notifies the Administrative Agent to the contrary, each Bank’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Appendix C in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.	The Administrative Agent may from time to time, after consultation with Xerium and the Banks, determine and notify to all parties to this Agreement any amendments which are required to be made to this Appendix C in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

APPENDIX C-3